                                                                   EXHIBIT 10.22

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                           MASTER ALLIANCE AGREEMENT

                          Dated as of January 9, 1997

                                  by and among

                   AMERICAN GENERAL HOSPITALITY CORPORATION,

            AMERICAN GENERAL HOSPITALITY OPERATING PARTNERSHIP, L.P.

                                      and

                           WHC FRANCHISE CORPORATION,

                          WHC DEVELOPMENT CORPORATION


================================================================================

                           MASTER ALLIANCE AGREEMENT

     This MASTER ALLIANCE AGREEMENT (this "AGREEMENT") is made and entered into as of January 9, 1997 by and among American General Hospitality Corporation, a Maryland corporation, which operates as a real estate investment trust (the "COMPANY"), American General Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP" and together with the Company, "AGT"), WHC Franchise Corporation ("WYNDHAM"), a Delaware corporation and a wholly-owned subsidiary of Wyndham Hotel Corporation ("WYN"), and WHC Development Corporation, a Delaware corporation ("WHC"). For the limited purposes set forth herein, WYN shall be a party to this Agreement.

     WHEREAS, the Company was formed for the purpose of continuing and expanding the hotel acquisition, development and repositioning operations of American General Hospitality, Inc. ("AGHI");

     WHEREAS, the Company owns a portfolio of sixteen hotels and intends to continue to purchase and acquire hotels; and

     WHEREAS, the Company and Wyndham desire to pursue a strategic alliance pursuant to which (i) Wyndham would have the non-exclusive right, but not the obligation, to franchise hotels acquired by AGT after the date of this Agreement if the Company shall determine that any such hotel should undergo brand conversion, (ii) Wyndham shall purchase a certain number of shares of Common Stock or OP Units (as hereinafter defined) with respect to certain hotels acquired by AGT that Wyndham shall franchise, and (iii) with respect to hotels acquired by Wyndham or WHC after the date of this Agreement, AGT would have the non-exclusive right to be included in any solicitation of real estate investment trusts ("REITS") to (A) purchase those hotels with respect to which Wyndham or WHC intends to assign the purchase agreement to a REIT or (B) enter into a sale-leaseback arrangement with Wyndham or WHC pursuant to those sale-leaseback arrangements that Wyndham or WHC intend to enter into with a REIT simultaneously upon the acquisition of such hotel by Wyndham or WHC.

     NOW, THEREFORE, the parties hereto, in consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereby agree as follows:

     1.  Definitions.
         -----------

     As used in this Agreement, the following capitalized defined terms shall have the following meanings:

     "ACCEPTED FINANCIAL PROJECTIONS" shall have the meaning set forth in
Section 2(d) hereof.

     "ACQUISITION NOTICE" shall have the meaning set forth in Section 2(c) hereof.

     "AGHI" shall mean American General Hospitality, Inc., a Texas corporation.


     "AGREEMENT" shall have the meaning set forth in the Preamble.

     "AGT'S REPRESENTATIVES" shall mean any of AGT's affiliates, directors, officers, employees and representatives (including, without limitation, lenders, financial advisors, attorneys and accountants).

     "BANK FACILITY"  shall have the meaning set forth in Section 2(b) hereof.

     "CLOSING" shall have the meaning set forth in Section 4(c) hereof.

     "COMMON STOCK" shall mean shares of common stock, $0.01 par value per share, of the Company.

     "COMPANY" shall have the meaning set forth in the Preamble and also shall include the Company's successors.

     "CONTROL" shall have the meaning set forth in Section 3 hereof.

     "CONTROLLING INTEREST" shall have the meaning set forth in Section 3 hereof.

     "CROW INTERESTS"  shall have the meaning set forth in Section 13(b) hereof.

     "ENTITIES" shall have the meaning set forth in Section 13 hereof.

     "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     "FRANCHISE AGREEMENT" shall have the meaning set forth in Section 2(a) hereof.

     "FRANCHISED HOTEL" shall have the meaning set forth in Section 2(a) hereof.

     "FTC RULE" shall have the meaning set forth in Section 3 hereof.

     "HSR ACT" shall have the meaning set forth in Section 4(g) hereof.

     "LENDERS" shall have the meaning set forth in Section 4(a) hereof.

     "LESSEE" shall mean AGH Leasing, L.P., a Delaware limited partnership.

     "LESSEE ENTITIES" shall have the meaning set forth in Section 3 hereof.

     "LINE OF CREDIT" shall mean AGT's $100 million line of credit with Societe General, Southwest Agency, Bank One, Texas, N.A.

     "MANAGEMENT AGREEMENT" shall have the meaning set forth in Section 2(b) hereof.

     "NYSE" shall have the meaning set forth in Section 6(e) hereof.

     "OFFER" shall have the meaning set forth in Section 2(d) hereof.

     "OP UNITS" shall have the meaning set forth in Section 4(a) hereof.

     "OPERATING PARTNERSHIP" shall mean set forth in the Preamble.

     "PENDING HOTEL" shall have the meaning set forth in Section 2(a) hereof.

     "PERSON" shall mean an individual, partnership, corporation, trust, estate, or unincorporated organization, or other entity, or a government or agency or political subdivision thereof.

     "REGISTRATION RIGHTS AGREEMENT" shall have the meaning set forth in Section 9.

      "SEC" shall mean the Securities and Exchange Commission.

     "SECURITIES ACT" shall mean the Securities Act of 1933, as amended from time to time.

     "WHC" shall have the meaning set forth in the Preamble.

     "WYNDHAM'S REPRESENTATIVES" shall mean any of Wyndham's affiliates, directors, officers, employees and representatives (including, without limitation, lenders, financial advisors, attorneys and accountants).

     2.  Right to Franchise.
         ------------------

     (a)  Non-Exclusive Right.  Wyndham shall have a non-exclusive right during
          -------------------
the term of this Agreement, but not an obligation, to franchise each hotel acquired by AGT, or as to which it enters into an acquisition agreement, during the term hereof and to cause such hotel to be operated under the "Wyndham" name (a "FRANCHISED HOTEL") pursuant to a franchise agreement substantially in the form attached hereto as Exhibit A (the "FRANCHISE AGREEMENT"); provided,
                                                               --------
however, that Wyndham shall only have such non-exclusive right pursuant to this
-------
Section 2(a) in the event that (i) AGT shall affirmatively elect, in AGT's sole and absolute discretion, to change or otherwise replace the existing franchise under which such hotel shall be operating at the time of such hotel's acquisition by AGT and (ii) AGT shall acquire the Franchised Hotel and elect to lease such hotel to the Lessee and the Lessee shall elect to retain AGHI to manage and operate such hotel.

     (b)  Pending Hotel.  The parties hereby agree that the hotel set forth on
          -------------
Exhibit B (the "PENDING HOTEL") hereto will be a Franchised Hotel for purposes of this Agreement subject to the satisfaction of the conditions to be set forth in the Franchise Agreement to be entered into with respect to such hotel and all applicable franchise regulatory requirements, as determined by Wyndham, whether pursuant to Section 3 or otherwise. The parties further agree that such Franchise Agreement will be entered into not later than fifteen (15) days following the date of this Agreement.

     (c)  Management.  Each Franchised Hotel shall initially be (i) leased by
          ----------
AGT to the Lessee and (ii) managed by AGHI. Wyndham shall have the right to approve any management agreement between the Lessee and AGHI with respect to any Franchised Hotel that is other than substantially in the form attached hereto as Exhibit C (the "MANAGEMENT AGREEMENT"). The Company represents and warrants to Wyndham that the form of the Management Agreement is substantially the form of management agreement that is utilized as of the date hereof between the Lessee and AGHI with respect to the management of hotels owned by AGT.

     (d)  Notice of Acquisition Agreement.  AGT shall notify Wyndham in writing
          -------------------------------
no later than fifteen (15) calendar days (or at such earlier time as any other non-affiliated AGT Person shall be so notified by AGT) following the execution by AGT of any definitive agreement to purchase a hotel that is eligible to become a Franchised Hotel (each, an "ACQUISITION NOTICE"). Following delivery of the Acquisition Notice, AGT shall promptly provide to Wyndham such information as Wyndham shall reasonably request concerning the hotel or hotels referred to in such notice, including AGT's bona fide pro forma financial
                                            ---- ----
projections for such hotel or hotels following its or their conversion to the "Wyndham" name and any such other information as Wyndham shall reasonably request to substantiate its compliance with all federal and state franchise laws and whether Common Stock or OP Units would be issued to Wyndham pursuant to
Section 4 hereof.

     (e)  Offer and Election to Franchise.  Wyndham shall have fourteen (14)
          -------------------------------
calendar days immediately following the receipt by Wyndham of the information described in Section 2(d) hereof to deliver to AGT in writing Wyndham's irrevocable, binding offer (the "OFFER") to AGT to make the hotel(s) that are the subject of the Acquisition Notice a Franchised Hotel. In the event that Wyndham shall make such Offer, Wyndham shall be deemed to have affirmatively accepted the pro forma projections (the "ACCEPTED FINANCIAL PROJECTIONS") provided to Wyndham by AGT pursuant to Section 2(d) hereof; provided, however,
                                                            --------  -------
that Wyndham's acceptance of the Accepted Financial Projections shall not be deemed to constitute, and the Company hereby acknowledges that such acceptance shall not constitute, a representation by Wyndham that such Accepted Financial Projections shall be achieved or realized at such hotel or hotels. AGT shall have fourteen (14) calendar days after the receipt of the Offer (or such longer period as may be required by applicable law) to deliver to Wyndham a notice (the "Acceptance Notice") accepting the Offer.

     (f)  Execution of Franchise Agreement.  In the event that AGT shall accept
          --------------------------------
the Offer, Wyndham, AGT and the Lessee shall enter into and execute a Franchise Agreement with respect to such hotel or hotels on or prior to the date on which the acquisition of such hotel by AGT shall be consummated, or at such other time as shall be mutually agreed upon by the parties thereto.

     (g)  Confidentiality.  Any and all information provided by AGT or any of
          ---------------
the AGT's Representatives to Wyndham or any of Wyndham's Representatives pursuant to Section 2(d) hereof shall be kept confidential and, except as may be required by law or pursuant to a request by a governmental department or agency, shall not, without AGT's prior written consent, be disclosed by Wyndham or Wyndham's Representatives, in any manner whatsoever, in whole or in part, and shall not be used for any other purposes.


     3.  Fractional Franchise.  The transactions contemplated by Section 2(b) of
         --------------------
this Agreement (as well as certain other future transactions contemplated by Section 2(a) hereof) are intended to satisfy the requirements of the fractional franchise exemption pursuant to the Federal Trade Commission's Trade Regulation Rule entitled "Disclosure Requirements and Prohibitions Concerning Franchising and Business Opportunity Ventures" ("FTC RULE") and other exemptions under applicable state laws. Accordingly, on the date of this Agreement and as a condition to the execution of a Franchise Agreement, AGT shall be required to represent and warrant to Wyndham the following: (a) that the Lessee and/or its current directors or executive officers (or the directors or executive officers of the Lessee's corporate general partner) have been in the type of business represented by the franchise relationship for more than the past two (2) years;
(b) that the Lessee does not anticipate that it will execute more than one (1) Franchise Agreement in any one (1) year, or, if the Lessee anticipates that it will execute more than one (1) Franchise Agreement in any one (1) year, that the aggregate sales arising from the relationships by the Franchise Agreements to be executed pursuant hereto will not represent more than twenty percent (20%) of the sales in dollar volume of the Lessee or, in Wyndham's discretion and if applicable, of the Lessee Entities (as hereinafter defined); and (c) that neither the Lessee nor, as applicable, the Lessee Entities, have any present plans to sell, prior to one (1) year after the opening of any of the Pending Hotels any portion of their business, where such sale would result in a decrease in the aggregate of the Lessee's, or as applicable, the Lessee Entities', gross sales, such that the gross sales of such Pending Hotels would represent more than twenty percent (20%) of such aggregate gross sales. "LESSEE ENTITIES" means the Lessee, together with any subsidiaries in which Lessee owns a Controlling Interest (as hereinafter defined), and any Person with a Controlling Interest in the Lessee. "CONTROLLING INTEREST" means, with respect to the Lessee, any other Person controlling, controlled by or under common control with the Lessee as determined by Wyndham in its sole discretion. For purposes of this Section 3, "CONTROL" means the ability to direct the policies and operations of a Person.

     4.  Subscription of Common Stock and OP Units.
         -----------------------------------------

     (a)   Subscription.  Except with respect to the Pending Hotel and those
           ------------
other hotels set forth below in this Section 4(a), for each and every Franchised Hotel with respect to which a Franchise Agreement shall be entered into, Wyndham will be deemed to have subscribed to and shall purchase shares of Common Stock, in an amount and at a purchase price as provided in Section 4(b) hereof; provided, however, that if the issuance of the Common Stock will (i) violate the
--------  -------
Company's share ownership limitations set forth in its articles of incorporation that are designed to preserve its status as a REIT, or (ii) violate the Securities Act or the Exchange Act, or any of the rules promulgated under either the Securities Act or the Exchange Act, including, without limitation, the integration of that issuance with any other securities offering by the Company, as shall be reasonably determined by the Company based upon the advice of independent legal counsel, then Wyndham (i) shall have no right or obligation pursuant to this Section 4(a) to purchase shares of Common Stock, and (ii) will be deemed to have subscribed to and shall purchase units of limited partnership interest ("OP UNITS") in the Operating Partnership, in an amount and at a purchase price as provided in Section 4(b) hereof.

In the event the Pending Hotel becomes a Franchised Hotel, Wyndham will be deemed to have subscribed to and shall purchase 112,969 shares of Common Stock at a price of $22.13 per share, equal to an aggregate purchase price of $2,500,000; provided, however, that Wyndham shall have no right or
            --------  -------
 obligation to purchase such shares of Common Stock unless it obtains the prior written consent of its lenders under its bank credit facility (whether current or future, the "BANK FACILITY"); provided, further, however that in the event
                                 --------  -------  -------
that Wyndham shall not obtain such prior written consent of its lenders under the Bank Facility prior to the date of the Closing, Wyndham's franchise fees with respect to the Pending Hotel shall be reduced by fifty (50) basis points. For purposes of this Section 4(a), the Four Points by Sheraton located in Marietta, Georgia, the Fred Harvey Albuquerque Airport Hotel located in Albuquerque, New Mexico and the Days Inn located in Orlando, Florida shall not, upon their conversion to a Wyndham brand, be considered a Franchised Hotel. The obligation to purchase Common Stock or OP Units pursuant to this Agreement is subject to the satisfaction of the conditions set forth in Section 4(g) and
Section 11 of this Agreement and to Wyndham obtaining the prior written consent of its lenders under the Bank Facility; provided, however, that in the event
                                        --------  -------
that Wyndham shall not obtain such prior written consent of its lenders under the Bank Facility prior to the date of a Closing, Wyndham's franchise fees with respect to the hotel in question shall be reduced by fifty (50) basis points.

     (b)  Number of Shares of Common Stock and OP Units; Purchase Price.  The
          -------------------------------------------------------------
number of shares of Common Stock or OP Units to be purchased pursuant to Section 4(a) hereof shall be equal to the nearest whole number determined by dividing
(i) an amount equal to nine (9) times the total estimated franchise fees, based on the Accepted Financial Projections, to be paid to Wyndham in respect of the Franchised Hotel during the first twelve (12) months following conversion to the "Wyndham" name, by (ii) the price per share of Common Stock or per OP Unit to be paid by Wyndham determined as set forth below. The price per share of Common Stock or OP Unit to be paid by Wyndham shall be paid in cash and shall be equal to the average closing sale price of the Common Stock on the New York Stock Exchange for the thirty (30) trading days immediately preceding the earlier of
(i) the public announcement by AGT of its proposed acquisition of the hotel in question or (ii) Wyndham's Offer to AGT to make the hotel a Franchised Hotel.

     (c)  Closing.  Each and every closing (a "CLOSING") for the purchase of
          -------
the shares of Common Stock or OP Units by Wyndham pursuant to Section 4(a) hereof shall be held not later than thirty (30) calendar days immediately following the conversion of a Franchised Hotel by AGT to the "Wyndham" name pursuant to a Franchise Agreement.

     (d)  Certificates.  At each and every Closing at which Common Stock is
          ------------
issued pursuant to this Agreement, the Company shall issue to Wyndham one or more certificates representing the whole number of shares of Common Stock that shall have been purchased by Wyndham pursuant to Section 4(a) hereof. All certificates representing shares of Common Stock issued pursuant to this Section 4 shall bear the following legend:

          THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT

          PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS WHICH, IN THE OPINION OF COUNSEL FOR THE HOLDER, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE ISSUER, IS AVAILABLE.

          (e) Issuance of OP Units.  In the event that the Company shall issue
              --------------------
to Wyndham OP Units pursuant to Section 4(a) hereof, (i) the Company shall cause the books and records of the Operating Partnership to reflect the ownership and purchase of such OP Units by Wyndham, and if requested by Wyndham, cause the Operating Partnership to furnish to Wyndham evidence of such ownership, and (ii) the Company, the Operating Partnership and Wyndham shall enter into and execute on the date of the Closing of such issuance an Exchange Rights Agreement substantially in the form attached hereto as Exhibit D.

          (f)  Payment for Common Stock and Units.  Upon receipt by Wyndham of
               ----------------------------------
certificates representing shares of Common Stock or OP Units, Wyndham shall promptly pay to the Company or the Operating Partnership, as the case may be, by wire transfer in immediately available funds or by certified or bank cashier's check, the purchase price for such shares of Common Stock or OP Units as shall be calculated pursuant to Section 4(b) hereof.

          (g)   Certain Filings.  If necessary and as required by applicable law
                ---------------
in order to permit the sale of Common Stock or OP Units to occur pursuant to this Agreement, the Company and Wyndham shall together, or pursuant to an allocation of responsibility to be agreed upon between them, coordinate and cooperate in any action by or in respect of, or filing with, the Federal Trade Commission or the United States Department of Justice pursuant to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") or any other action by or in respect of, or filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency. If required by applicable law, the expiration or early termination of the waiting period under the HSR Act shall be a condition to Closing any sale of Common Stock or OP Units pursuant to this Agreement.

     5.   Lock-up.  In the event that Wyndham shall purchase or otherwise
          -------
acquire shares of Common Stock or OP Units pursuant to Section 4 hereof, Wyndham hereby irrevocably agrees that, without the prior written consent of the Company, Wyndham shall not (and shall not announce or disclose any intention
to), and shall cause each of its affiliates not to, sell, offer to sell, solicit an offer to buy, contract to sell, grant any option to purchase, or otherwise transfer or dispose of, any shares of Common Stock or OP Units acquired pursuant to this Agreement, for a period of 180 calendar days immediately following the date such shares of Common Stock or OP Units shall have been issued to Wyndham pursuant to Section 4(d) or Section 4(e) hereof; provided, however, that the
                                                 --------  -------
foregoing shall not restrict any transfer of Common Stock or OP Units acquired pursuant to this Agreement to WYN or any direct or indirect wholly-owned subsidiary of WYN, or any bona fide pledge to secure indebtedness or any
                          ---- ----
transfer upon foreclosure thereof, if the transfer or pledge is subject to the condition that the transferee is bound by the foregoing restrictions. At each Closing, Wyndham shall enter into a lock-up letter substantially in the form attached hereto as Exhibit E.

     6.   Representations and Warranties of the Company and the Operating
          ---------------------------------------------------------------
Partnership.
-----------

          The Company and the Operating Partnership hereby represent and warrant to Wyndham as follows:

          (a) Organization of the Company and the Operating Partnership.  The
              ---------------------------------------------------------
Company is duly organized, validly existing and in good standing as a corporation under the laws of the State of Maryland, has full power and authority to conduct its business as presently being conducted and to own and lease its properties and assets. The Operating Partnership is duly organized, validly existing and in good standing as a limited partnership under the laws of the State of Delaware, has full power and authority to conduct its business as presently being conducted and to own and lease its properties and assets. Each of the Company and the Operating Partnership is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary under applicable laws as the result of the conduct of its business, or the ownership of its properties, except where the failure to be so qualified and in good standing would not have a material adverse effect.

          (b) Authorization.  Each of the Company and the Operating Partnership
              -------------
has all necessary power and authority and has taken all corporate or partnership action (as the case may be) and has obtained all corporate or partnership approvals (as the case may be) necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and no other proceedings on the part of the Company or the Operating Partnership are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and the Operating Partnership and is a valid, binding and enforceable obligation of the Company and the Operating Partnership, enforceable against each of them in accordance with its terms.

          (c) No Conflict or Violation.  Except for the consents required under
              ------------------------
the Line of Credit with respect to the issuance of OP Units pursuant to Section 4(a) hereof, neither the execution, delivery and performance of this Agreement by the Company or the Operating Partnership nor the consummation of the transactions contemplated hereby will result in (i) a violation of or a conflict with any provision of the certificate of incorporation or by-laws of the Company, or the limited partnership agreement of the Operating Partnership, (ii) a breach of, or a default under any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which the Company or the Operating Partnership is a party, which breach or default would have a material adverse effect, or (iii) a violation by the Company or the Operating Partnership of any law, statute, rule, regulation, ordinance, standard, code, order, judgment, decision, writ, injunction, decree, award or other governmental restriction including, without limitation, any policy or procedure issued or enforced by any governmental authority, which violation would have a material adverse effect.

          (d) Authorized Shares of Common Stock and the Operating Partnership.
              ---------------------------------------------------------------
Any and all shares of Common Stock and OP Units that may be issued to Wyndham pursuant to this Agreement shall be duly and validly issued, fully paid and nonassessable, and shall be delivered free and clear of all liens, charges, claims, and encumbrances of any kind or nature whatsoever (other than those created by Wyndham or pursuant to Section 5 hereof), including any preemptive rights.

          (e) Consents and Approvals.  Except for all filings, consents and
              ----------------------
approvals as may be required under, and other applicable requirements of, the HSR Act, the consent and approval of the Lenders in connection with the issuance of OP Units pursuant to Section 4(a) hereof, and any Company stockholder approvals required by the rules of the New York Stock Exchange, Inc. (the "NYSE"), no consent, approval or authorization of, or declaration, filing or registration with, any governmental authority, or any other person, organization or entity, is required to be made or obtained by the Company or the Operating Partnership in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

          The foregoing representations and warranties are true and accurate as of the date hereof, or such other date as of which they are deemed to be made, and shall be true and accurate as of the date of each Closing as a condition to the obligation of Wyndham to purchase Common Stock and OP Units on the Closing.

     7.   Representations and Warranties of Wyndham and WHC.
          -------------------------------------------------

          Wyndham and WHC hereby represent and warrant to the Company and the Operating Partnership as follows:

          (a) Organization of Wyndham.  Each of Wyndham and WHC is duly
              -----------------------
organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority to conduct its business as presently being conducted and to own and lease its properties and assets. Each of Wyndham and WHC is duly qualified to do business and is in good standing in each jurisdiction in which such qualification is necessary under applicable laws as the result of the conduct of its business, or the ownership of its properties, except where the failure to be so qualified and in good standing would not have a material adverse effect.

          (b) Authorization.  Each of Wyndham and WHC has all necessary
              -------------
corporate power and authority and has taken all corporate action and has obtained all corporate approvals necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and no other proceedings on the part of Wyndham or WHC are necessary to authorize this Agreement or the transactions contemplated hereby. This Agreement has been duly executed and delivered by Wyndham and WHC and is a valid, binding and enforceable obligation of Wyndham and WHC, enforceable against each of them in accordance with its terms.

          (c) No Conflict or Violation.  Except for the consents required under
              ------------------------
the Bank Facility, neither the execution, delivery and performance of this Agreement by Wyndham or WHC nor the consummation of the transactions contemplated hereby will result in (i) a violation of or a conflict with any provision of the certificate of incorporation, by-laws of Wyndham or WHC, (ii) a breach of, or a default under any term or provision of any contract, agreement, indebtedness, lease, commitment, license, franchise, permit, authorization or concession to which Wyndham or WHC is a party, which breach or default would have a material adverse effect, or (iii) a violation by Wyndham or WHC of any law, statute, rule, regulation, ordinance, standard, code, order, judgment, decision, writ, injunction, decree, award or other governmental restriction including, without limitation, any policy or procedure issued or enforced by any governmental authority, which violation would have a material adverse effect.

          (d) Consents and Approvals.  Except for all filings, consents and
              ----------------------
approvals as may be required under, and other applicable requirements of, the Bank Facility and the HSR Act, no consent, approval or authorization of, or declaration, filing or registration with, any governmental authority, or any other person, organization or entity, is required to be made or obtained by Wyndham or WHC in connection with the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

          (e) Purchase Not for Distribution.  Each of Wyndham and WHC
              -----------------------------
understands that neither the shares of Common Stock nor the OP Units to be issued hereby have been registered under the Securities Act, or any state securities acts, and are instead being offered and sold in reliance on an exemption from such registration requirements. The shares of Common Stock and OP Units for which Wyndham hereby subscribes are being acquired solely for its own account, for investment, and are not being purchased with a view to, or for resale in connection with, any distribution, subdivision or fractionalization thereof, in violation of such laws and Wyndham has no present intention to enter into any contract, undertaking, agreement or arrangement with respect to any such resale.

          (f) Awareness of Risks.  Wyndham is aware of the risks involved in
              ------------------
making an investment in the shares of Common Stock and in the OP Units. Wyndham has had an opportunity to ask questions of, and to receive answers from, the Company and the Operating Partnership, or a person or persons authorized to act on their behalf, concerning the terms and conditions of this investment.

          (g) Accredited Investor.  Wyndham is an accredited investor as that
              -------------------
term is defined in Rule 501 and Regulation D of the Securities Act.

          The foregoing representations and warranties are true and accurate as of the date hereof, or such other date as of which they are deemed to be made, and shall be true and accurate as of the date of each Closing as a condition to the obligation of the Company and the Operating Partnership to issue shares of Common Stock and OP Units on the Closing.

     8.   Non-Exclusive Right to Purchase.  (a)  During the term of this
          -------------------------------
Agreement, in the event that (x) WYN or WHC shall enter into a definitive agreement to purchase a hotel or a group of hotels, and (y) WYN or WHC either
(A) intends to assign such agreement to a REIT or (B) intends to enter into a sale-leaseback arrangement with a REIT simultaneously with such purchase, WYN or WHC, as the case may be, shall, prior to assigning such agreement or entering into such sale-leaseback arrangement, include AGT in any solicitation of REITs to acquire such hotels by sending AGT a copy of such definitive agreement not later than the time it is furnished to any other REIT. The confidentiality of the information provided in this Section 8(a) shall be maintained by AGT on the same basis as is set forth in Section 2(g) hereof.

          (b) WYN covenants and agrees that during the term of this Agreement if any direct or indirect wholly-owned subsidiary of WYN other than WHC proposes to enter into a transaction of the type described in Section 8(a) hereof, WYN shall cause such subsidiary to comply in all respects with the requirements set forth above.

     9.   Registration Rights Agreement.  At the initial Closing, the parties
          -----------------------------
hereto shall enter into and execute a registration rights agreement substantially in the form attached hereto as Exhibit F (the "REGISTRATION RIGHTS AGREEMENT") with respect to shares of Common Stock issued to Wyndham pursuant to
Section 4(a) hereof or upon exchange of OP Units.

     10.  NYSE Listing.  The Company shall use its best efforts to list prior to
          ------------
a Closing any and all shares of Common Stock issued to Wyndham pursuant to
Section 4(a) hereof on the NYSE.

     11.  Stockholder Approval.  In the event that any NYSE rule or regulation
          --------------------
shall require stockholder approval of any action taken by the Company pursuant to this Agreement, the Company shall not be required to issue shares of Common Stock or OP Units to Wyndham pursuant to Section 4(a) hereof without first obtaining such stockholder approval pursuant to such NYSE rule or regulation, and the Company shall use its reasonable best efforts to cause such approval to be effectuated as soon as practicable.

     12.  Consent of Lenders.  Wyndham shall use its reasonable best efforts to
          ------------------
obtain the written consent of its lenders under its Bank Facility prior to the consummation of any Closing.

     13.  Termination.  (a)  Consent of Lenders.  In the event that Wyndham
          -----------        ------------------
shall not obtain the prior written consent of its lenders under its Bank Facility in any two Closings during the term hereof, the Company shall have the right to terminate this Agreement; provided, however, that any transactions
                                   --------  -------
consummated prior to such termination shall not be terminated and shall remain valid and in full force and effect, and such termination shall have no effect on any Franchise Agreement, Registration Rights Agreement, Exchange Rights Agreement or lock-up letter executed pursuant to this Agreement.

          (b)  Change of Control.  Upon the occurrence of a "change in control"
               -----------------
(as hereinafter defined) in any of the Lessee, WYN, AGHI or AGT (collectively, the "ENTITIES"), each of Wyndham and AGT shall have the right at any time following such occurrence to terminate this Agreement; provided, however, that
                                                       --------  -------
any transactions consummated prior to such termination shall not be terminated and shall remain valid and in full force and effect, and such termination shall have no effect on any Franchise Agreement, Registration Rights Agreement, Exchange Rights Agreement or lock-up letter executed pursuant to this Agreement. For purposes of this Section 13, "change of control" shall mean:

          (x) any merger or consolidation of any of the Entities with or into any Person, or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of the assets of any of the Entities, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction any "person" or "group" (as such terms are used for purposes of Section 13(d) and 14(d) of the Exchange Act, whether or not applicable), is or becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the shares of the total voting power of such Entity;

          provided, however, that the foregoing shall not apply to the
          --------  -------
          acquisition of such shares by any "person" or "group" comprised solely of Trammell or Margaret Crow, or any lineal descendant of Trammell and Margaret Crow, or any trust of which not less than 75% of the beneficial interests are held by Trammell or Margaret Crow or such lineal descendants, or any partnership, corporation or other entity of which not less than 75% of the outstanding equity interests are owned directly or indirectly by Trammell or Margaret Crow or such descendants (the "CROW INTERESTS");

          (y) any "person" or "group" (as such terms are used for purposes of
          Section 13(d) and 14(d) of the Exchange Act, whether or not applicable) is or becomes the beneficial owner, directly or indirectly, of more than fifty percent (50%) of the total voting power of such Entity provided, however, that the foregoing shall not apply
                          --------  -------
          to the acquisition of such voting power by any "person" or "group" comprised solely of the Crow Interests; or

          (z) during any period of twelve (12) consecutive months, individuals who at the beginning of such twelve-month period constituted the Board of Directors of any of the Entities cease for any reason to constitute a majority of the Board of Directors of such Entity then in office.

     14.  Miscellaneous.
          -------------

     (a) Term.  Except as otherwise provided in Section 13 hereof, the terms and
         ----
provisions of this Agreement shall commence on the date hereof and shall terminate on December 31, 1999.

     (b) Public Announcements.  So long as this Agreement is in effect, neither
         --------------------
the Company nor Wyndham nor any of the affiliates which either of them control shall issue or cause the publication of any press release or other public statement or announcement with respect to this Agreement or the transactions contemplated hereby (including those under the Registration Rights Agreement) without the prior consultation of the other party, except as may be required by law or by obligations pursuant to any listing agreement with a national securities exchange, provided that each party shall use its best efforts to consult with the other party prior to any such issuance.

     (c) Expenses.  Except as otherwise provided in the Registration Rights
         --------
Agreement and the Franchise Agreement, all costs and expenses incurred in connection with this Agreement, the Registration Rights Agreement and the Franchise Agreement, and the consummation of the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses.

     (d) Amendments and Waivers.  The provisions of this Agreement, including
         ----------------------
the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and Wyndham.

     (e) Notices.  All notices, requests, demands and other communications which
         -------
are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given:

(i) upon receipt if personally delivered; (ii) when transmitted with confirmation of transmission if transmitted by telecopy or facsimile; (iii) the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight courier service (e.g., Federal Express); and (iv) upon
                                      ----
receipt, if sent by certified or registered mail, return receipt requested. In each case notice shall be sent:

                    If to the Company, to:

                    American General Hospitality Corporation
                    3860 West Northwest Highway
                    Suite 300
                    Dallas, Texas  75220
                    Facsimile: (214) 351-0568
                    Attention: Steven D. Jorns

                    with a copy to:

                    Battle Fowler LLP
                    Park Avenue Tower
                    75 East 55th Street
                    New York, New York  10022
                    Facsimile:  (212) 856-7823
                    Attention:  Steven L. Lichtenfeld, Esq.

                    If to Wyndham, to:

                    Wyndham Hotel & Resorts
                    2001 Bryan Street
                    Suite 2300
                    Dallas, Texas  75201-3075
                    Facsimile: (214) 863-1262
                    Attention:  Michael R. Silverman

                    with a copy to:

                    Locke Purnell Rain Harrell
                    2200 Ross Avenue
                    Suite 2200
                    Dallas, Texas  75201-6776
                    Facsimile: (214) 740-8800
                    Attention: M. Charles Jennings, Esq.

     (f) Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     (g) Headings.  The headings in this Agreement are for convenience of
         --------
reference only and shall not limit or otherwise affect the meaning hereof.

     (h) GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
         -------------
ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PROVISIONS THEREOF.

     (i) Specific Performance.  The parties hereto acknowledge that there would
         --------------------
be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to compel specific performance of the obligations of any other party under this Agreement in accordance with the terms and conditions of this Agreement in any court of the United States or any State thereof having jurisdiction.

     (j) Entire Agreement.  This Agreement is intended by the parties as a final
         ----------------
expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

     (k) Assignability.  The parties to this Agreement may not assign their
         -------------
rights or obligations under this Agreement without the prior written consent of the other party to this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused this Agreement to be duly executed on its behalf, as of the date first written above.


                              AMERICAN GENERAL HOSPITALITY
                              CORPORATION

                              By:____________________________________
                                 Name:
                                 Title:

                              AMERICAN GENERAL HOSPITALITY OPERATING
                              PARTNERSHIP, L.P.

                              By:____________________________________
                                 Name:
                                 Title:

                              WHC FRANCHISE CORPORATION

                              By:____________________________________
                                 Name:
                                 Title:

                              WHC DEVELOPMENT CORPORATION

                              By:____________________________________
                                 Name:
                                 Title:

Accepted and agreed with
respect to Section 8(b) hereof:

     WYNDHAM HOTEL CORPORATION

     By:____________________________________________
        Name:
        Title:

                                   EXHIBIT A

                         [FORM OF FRANCHISE AGREEMENT]

================================================================================


                                 WYNDHAM HOTEL
                              FRANCHISE AGREEMENT



                                    BETWEEN


                           WHC FRANCHISE CORPORATION
                                 (Franchisor)


                                      and


                               AGH LEASING, L.P.
                                 (Franchisee)

                                     dated

                             ______________, 199__


================================================================================

                               TABLE OF CONTENTS

                                                                       PAGE NO.
                                                                       --------


I.      GRANT OF FRANCHISE AND CONVERSION OF HOTEL........................  2
II.     TERM..............................................................  4
III.    FEES..............................................................  4
IV.     THE WYNDHAM ASSOCIATION...........................................  6
V.      MANAGEMENT, STAFFING AND TRAINING.................................  7
VI.     HOTEL OPERATIONS..................................................  9
VII.    FURNISHING AND MAINTAINING THE HOTEL.............................. 11
VIII.   RESERVATION AND PROPERTY MANAGEMENT SYSTEMS....................... 13
IX.     ADVERTISING AND MARKETING......................................... 14
X.      PROPRIETARY MARKS................................................. 16
XI.     MANUAL............................................................ 18
XII.    CONFIDENTIAL INFORMATION.......................................... 19
XIII.   ACCOUNTING AND RECORDS............................................ 20
XIV.    INSURANCE......................................................... 21
XV.     TRANSFERABILITY OF INTEREST....................................... 23
XVI.    SECURITIES OFFERINGS.............................................. 26
XVII.   DEFAULT AND TERMINATION........................................... 27
XVIII.  OBLIGATIONS UPON TERMINATION...................................... 29
XIX.    CONDEMNATION AND CASUALTY......................................... 31

                                                                        PAGE NO.
                                                                        --------

XX.     TAXES, PERMITS AND INDEBTEDNESS...................................... 32
XXI.    INDEPENDENT CONTRACTOR AND INDEMNIFICATION........................... 33
XXII.   APPROVALS AND WAIVERS................................................ 34
XXIII.  REPRESENTATION OF FRANCHISEE......................................... 35
XXIV.   NOTICES.............................................................. 35
XXV.    ENTIRE AGREEMENT..................................................... 36
XXVI.   CONSTRUCTION AND SEVERABILITY........................................ 36
XXVII.  DISPUTE RESOLUTION................................................... 37
XXVIII. APPLICABLE LAW AND CURRENCY REQUIREMENT.............................. 38
XXIX.   WAIVER OF JURY TRIAL................................................. 38
XXX.    FRANCHISEE ACKNOWLEDGEMENTS.......................................... 39


ATTACHMENTS

Attachment A-   Selected Terms
Attachment B-   Guaranty
Attachment C-   Management Company Rider
Attachment D-   Renovation Plan


[ADDENDA

Fractional Franchise Addendum]

[NOTE: IN THE EVENT THIS AGREEMENT IS TO BE USED FOR A WYNDHAM GARDEN HOTEL, MAKE APPROPRIATE CONFORMING CHANGES, INCLUDING THE FOLLOWING CHANGE TO SECTION III.B.

     " ROYALTY.  IN FURTHER CONSIDERATION OF THE FRANCHISE GRANTED HEREIN,
       -------
     FRANCHISEE SHALL PAY TO FRANCHISOR A CONTINUING MONTHLY ROYALTY FEE DURING THE TERM OF THIS AGREEMENT IN AN AMOUNT EQUAL TO FOUR AND ONE-HALF PERCENT (4.5%) OF FRANCHISEE'S GROSS ROOM REVENUES (DEFINED BELOW). SUCH ROYALTY FEE SHALL INCREASE TO FIVE PERCENT (5%) FOR THE REMAINING TERM OF THIS AGREEMENT AT SUCH TIME AS THE REVENUE GENERATED THROUGH THE WYNDHAM RESERVATIONS SYSTEM EXCEEDS THIRTY PERCENT (30%) OF GROSS ROOM REVENUES FOR THE HOTEL DURING ANY TWELVE (12) MONTH PERIOD; PROVIDED THAT SUCH INCREASE SHALL NOT OCCUR PRIOR TO THE THIRD ANNIVERSARY OF THE EFFECTIVE DATE."]

                                 WYNDHAM HOTEL
                              FRANCHISE AGREEMENT


     THIS AGREEMENT is made and entered into as of the ____ day of ___________, 199__, between WHC Franchise Corporation, a Delaware corporation ("Franchisor"), and AGH Leasing, L.P., a Delaware limited partnership ("Franchisee").


                                  WITNESSETH:

     WHEREAS, Franchisor or its affiliates have developed and Franchisor has the right to use and license the use of a concept and system ("System") for the establishment and operation of luxury and resort hotels under the trade name and mark "Wyndham" and such other trade names, trademarks, service marks, logos, emblems, symbols and indicia of origin as are now designated and may hereafter be designated in writing as part of the System, including "Wyndham Hotel" and "Wyndham Resort" (the "Proprietary Marks"); and

     WHEREAS, the distinguishing characteristics of the System include, without limitation, standards and specifications for the establishment and operation of a Wyndham Hotel; proprietary reservation and property management systems; advertising, marketing and promotional programs; a Wyndham Hotel Directory; management and personnel training; operational standards, procedures and techniques as prescribed in the Wyndham Hotel Operating Manual (the "Manual"); and a quality assurance program known as the "Wyndham Way," all of which may be changed, improved or further developed from time to time; and

     WHEREAS, pursuant to a Lease Agreement (herein so called) dated__________________, 199__ with ___________________________________________
("Lessor"), Franchisee, as lessee, holds a leasehold interest in the premises relating to, and operates, a certain luxury hotel located at _______________, which hotel is currently operated as a _____________________ hotel (the "Current Hotel"); and

     WHEREAS, Franchisee desires to obtain a license to use the Proprietary Marks and the System in connection with the operation of the Current Hotel; and

     WHEREAS, Franchisee has provided Franchisor with satisfactory evidence of its right to convert the Current Hotel to a Wyndham Hotel; and

     WHEREAS, Franchisee understands and acknowledges the importance of operating in conformity with Franchisor's standards and specifications in order to enhance public acceptance of, and demand for, all Wyndham Hotels; and

     WHEREAS, Franchisor is relying upon the business skill, financial capacity and character of Franchisee to operate in such manner.

     NOW, THEREFORE, the parties, in consideration of the undertakings and commitments of each party to the other party set forth herein, agree as follows:

 I.  GRANT OF FRANCHISE AND CONVERSION OF HOTEL
     ------------------------------------------

     A.   Grant.  Franchisor hereby grants to Franchisee, as of the Effective
          -----
Date (defined in Section I.D. below) and upon the terms and conditions herein contained, the nonexclusive right and franchise, and Franchisee undertakes the obligation, to operate the Current Hotel as a Wyndham Hotel ("Hotel" or "Franchised Business") in accordance with Franchisor's standards and specifications at, and only at, the location specified in Attachment A hereto ("Approved Location") and to use, solely in connection therewith, Franchisor's System as it may be changed, improved and further developed from time to time. This franchise and Franchisee's rights hereunder are granted only for the number of guest rooms specified in Attachment A hereto. Franchisee shall not expand or change the number of guest rooms or make other structural changes to the Hotel without the prior written consent of Franchisor. The term "Wyndham Hotel" shall refer to a full-service luxury or resort hotel operated under the trade name "Wyndham Hotel" or "Wyndham Resort," but shall not refer to extended stay facilities, Wyndham Garden hotels or any other lodging concepts or business operations other than full-service luxury or resort hotels operated under the trade names "Wyndham Hotel" or "Wyndham Resort."

     B.   Reserved Rights.  Franchisee acknowledges and agrees that Franchisor
          ---------------
and its affiliates (the "Wyndham Companies") have and retain the right to develop and operate and to license others to develop and operate hotels and lodging facilities (including, without limitation, Wyndham Hotels, Wyndham Resort Hotels, Wyndham Garden Hotels, and extended stay facilities), restaurants, or other business operations of any type whatsoever, under the Wyndham name and mark or under other trade names, trademarks and service marks, at any location, including locations adjacent, adjoining or proximate to the Approved Location, and that such hotels, lodging facilities, restaurants, and other business operations may compete directly with the Franchised Business.
The Wyndham Companies may exercise the rights reserved in this Section I.B. from time to time without notice to Franchisee, and Franchisee covenants that it shall not take any action, including any action in a court of law or equity, which may interfere with the exercise of such rights by any of the Wyndham Companies.

     C.   Conversion.  Franchisor has identified the requirements necessary to
          ----------
convert the Current Hotel to a Wyndham Hotel. Such requirements, together with any and all plans developed by Franchisee and approved by Franchisor for renovation of the Hotel in conformity therewith (collectively, the "Renovation Plan") are attached hereto as Attachment D and made a part hereof. The grant of this franchise is subject to Franchisee's completion, to Franchisor's satisfaction, of the requirements set forth in the Renovation Plan for the Hotel established by Franchisor and Franchisee.

          1. Franchisee shall commence the work necessary to convert the Current Hotel to a Wyndham Hotel (the "Conversion"), as specified in the Renovation Plan, on or before the date for commencement of construction set forth in Attachment A to this Agreement and shall continue the work uninterrupted (except for interruption by reason of events constituting force
                                                                        -----
majeure) until it is completed.  The Conversion shall be substantially completed
-------
and the Hotel shall be furnished, equipped, and otherwise made ready to open for business in accordance with this Agreement not later than the completion date specified on Attachment A (the "Completion Date"). The Conversion shall be fully completed in accordance with this Agreement not later than the final completion date specified on Attachment A (the "Final Completion Date"). Notwithstanding the foregoing, upon the occurrence of a force majeure event that
                                                        ----- -------
delays completion of the Conversion, the Completion Date, or Final Completion Date as applicable, shall be extended for a reasonable period of time, not to exceed ninety (90) days. Upon Franchisee's written request and provided Franchisee has diligently pursued the Conversion, Franchisor may further extend the Completion Date or Final Completion Date specified in Attachment A in its sole discretion and may require, in connection therewith, the payment of an extension fee in an amount not to exceed Two Thousand Dollars ($2,000) per month for each month of such further extension period.

          2. Before commencing the Conversion, Franchisee shall, at its expense, (a) obtain all permits, licenses and certifications required for the lawful construction, renovation and operation of the Hotel including, without limitation, zoning, access, sign, and fire requirements and shall certify in writing to Franchisor that all such permits and certifications have been obtained, (b) employ qualified professionals (including, as required, architect, engineer, design firm and general contractor) to assist in the Conversion, (c) obtain adequate financing for completion of the Conversion, and (d) comply with the insurance requirements set forth in Section XIV. of this Agreement.

          3. During the course of the Conversion, Franchisee shall, and shall cause its architect, engineer, contractors and subcontractors to, cooperate fully with Franchisor for the purpose of permitting Franchisor to inspect the Hotel to determine whether the Conversion is proceeding in accordance with this Agreement and Franchisor's standards. At Franchisor's request, Franchisee shall submit to Franchisor a report showing progress made toward completing the Conversion in accordance with the terms of this Agreement. Franchisor's exercise of its rights to approve and inspect the Conversion shall be solely for the purpose of assuring compliance with the terms and conditions of this Agreement, and Franchisor shall have no liability or obligation with respect to the construction or furnishing of the Hotel, including, without limitation, liability for architecture or engineering, for code, zoning, or other requirements or laws, ordinances or regulations of any state, local or federal governmental body, or for any errors, omissions, or discrepancies of any nature in any plans, drawings or specifications used for conversion of the Hotel.

          4. Franchisee shall bear the entire cost of the Conversion. Franchisee will expend substantial time, effort and expense in order to complete the Conversion in accordance with the Renovation Plan. Nevertheless, subject to
Section I.C.1 above and the notice and cure provisions of Section XVII.C., if Franchisee does not satisfy substantially all of the requirements of the Renovation Plan and obtain Franchisor's final approval of the Conversion on or before the Completion Date specified on Attachment A, the grant of the franchise shall not become effective and Franchisor may terminate this Agreement. Franchisee acknowledges and agrees that Franchisor shall have no liability or obligation to Franchisee for any losses, obligations, liabilities, or expenses incurred by Franchisee if the franchise is not declared effective and this Agreement is terminated because Franchisee fails to substantially satisfy in a timely manner the requirements of the Renovation Plan.

     D.   Effective Date.  The "Effective Date" shall be the first day the Hotel
          --------------
opens for business as a Wyndham Hotel, which day shall be the date on which Franchisee has substantially completed the Renovation Plan, as determined by Franchisor in conformity with the requirements set forth on Attachment A to this Agreement. Franchisor shall notify Franchisee of the Effective Date by written notice, which shall authorize Franchisee to open and operate the Hotel pursuant to this Agreement. Franchisor shall enter the Effective Date on Attachment A hereto. The continuing obligations of the parties (including, but not limited to, those set forth at Sections III.,V., VI., VII., VIII., IX., X., XI., XII. and XIII. of this Agreement) derived from the grant of the franchise and the right to become part of the System shall begin as of the Effective Date. Franchisee understands and agrees that it shall not open the Hotel for business as a Wyndham Hotel until the Effective Date, and Franchisee has no rights to the franchise or to the use of the System until the Effective Date. Franchisee understands and agrees further that if Franchisee fails to comply with the construction, furnishing and pre-opening requirements set forth in the Renovation Plan in compliance with the standards and specifications of Franchisor, then Franchisor is not obligated to authorize the opening and operation of the Hotel as a Wyndham Hotel. Upon Franchisee's failure to substantially, or fully, complete the Conversion in accordance with this Agreement, this Agreement may be terminated in accordance with Section XVII.C. and shall thereafter be deemed null and void, except for the obligations of Franchisee set forth in Section XVIII. hereof.

 II. TERM
     ----

     Except as otherwise provided in this Agreement, the term of this franchise shall begin on the date first set forth above and shall continue until (i) a date which is twelve (12) years after the Effective Date, or (ii) the earlier expiration of the Lease Agreement in accordance with its terms. This Agreement does not confer any rights to renew this Agreement, and Franchisor and Franchisee agree that Franchisor is not required to grant such rights to Franchisee.

III. FEES
     ----

     A.   Initial Franchise Fee.  Upon execution of this Agreement, Franchisee
          ---------------------
shall pay to Franchisor its then-current initial franchise fee in the amount set forth on Attachment A hereto in consideration for the administrative and other expenses incurred by Franchisor in approving Franchisee's site for the Hotel and in entering into this Agreement with Franchisee. Franchisee shall have no right to expand the number of guest rooms at the Hotel beyond the number initially approved by Franchisor. If Franchisee proposes to expand the number of guest rooms, Franchisee must pay to Franchisor, along with its request for approval of the expansion, a fee equal to the then-current initial franchise fee per guest room for each proposed additional guest room. The additional fee will be refundable only if the request for expansion is disapproved by Franchisor. The amount refunded will be the additional fee less a processing charge. The additional fee shall be non-refundable upon Franchisor's approval of the proposed expansion.

     B.   Royalty.  In further consideration of the franchise granted herein,
          -------
Franchisee shall pay to Franchisor a continuing monthly royalty fee during the term of this Agreement in an amount equal to three percent (3%) of Franchisee's Gross Room Revenues (defined below) during the first year following the Effective Date and three and one-half percent (3.5%) during the remainder of the term of this Agreement; provided, however, that such royalty fee shall increase to four percent (4%) for the remaining term of this Agreement if the revenue generated through the Wyndham reservations system exceeds thirty percent (30%) of the Gross Room Revenues for the Hotel during any twelve (12) month period.

     C.   Marketing Fee.  Franchisee shall also remit to Franchisor on a monthly
          -------------
basis an amount equal to one and one-half percent (1.5%) of Franchisee's Gross Room Revenues as a contribution to the marketing fund which shall be maintained and administered by Franchisor for the System as provided in Paragraph IX.B. hereof. Each Wyndham Hotel owned or managed by Franchisor or its affiliates shall make contributions to the marketing fund at generally the same rate required of franchisees. Franchisor may increase the marketing fund contribution periodically to an amount consistent with the marketing fund allocation for all Wyndham Hotels, including hotels owned or managed by Franchisor or its affiliates.

     D.   Reservation System Fees.  Franchisee shall remit to Franchisor or its
          -----------------------
designee reservation system fees in an amount equal to the allocated reservation center cost per reservation charged to all Wyndham Hotels, including hotels owned or managed by Franchisor or its affiliates. Reservation center costs shall be paid or reimbursed on the basis of an initial link-up charge and on the cost for handling reservations made at the Hotel. Reservation system fees shall be subject to increase or decrease by Franchisor, provided that any increase or decrease shall apply equally to all Wyndham Hotels, including hotels owned or managed by Franchisor or its affiliates. Franchisor reserves the right to modify or change the reservation system and the basis for computing reservation system fees, provided the fees are computed on the same basis for all Wyndham Hotels.

     E.   National Sales Office Commissions.  Franchisee shall also remit to
          ---------------------------------
Franchisor or its designee as a group sales commission an amount which bears the same relation to the total costs incurred by Wyndham's National Sales Office to provide national group sales services as the Gross Room Revenues of the Hotel attributable to national group sales bear to the total Gross Room Revenues of all Wyndham Hotels attributable to such national group sales. Franchisee shall further remit to Franchisor or its designee as a transient sales commission an amount which bears the same relation to the total costs incurred by the National Sales Office to provide national transient sales services as the number of available rooms in the Hotel bear to the total number of available rooms in all Wyndham Hotels for which such national transient sales services are provided; provided, that if the Hotel historically derives more than seventy-five percent (75%) of its business from group sales, then only forty percent (40%) of its available rooms shall be included in the calculation of transient sales commissions.

     F.   Due Dates.  All payments required in Sections III.B. and III.C. shall
          ---------
be paid to Franchisor by the fifteenth (15th) day of each month with respect to the Gross Room Revenues for the preceding month, and shall be submitted to Franchisor together with any reports required under Section XIII. of this Agreement. All payments required in Sections III.D. and III.E. shall be paid to Franchisor as provided in the invoice forwarded to Franchisee, which shall not be less than thirty (30) days after Franchisee's receipt of the invoice. Any payment or report not actually received by Franchisor on or before such date shall be deemed overdue. If any payment is overdue, Franchisee shall pay to Franchisor, in addition to the overdue amount, a late charge on such amount from the date it was due until paid, at one and one-half percent (1-1/2%) per month or the maximum rate permitted by law, whichever is less. Entitlement to such late charge shall be in addition to any other remedies Franchisor may have. If Franchisor is ever deemed to have contracted for, charged, or received interest on an overdue amount in an amount that exceeds the amount permitted under applicable law, then the excess amount shall be deemed to be, and shall be treated as, a payment of outstanding fees or other amounts due under this Agreement and, if no such amounts remain outstanding, any remaining excess shall be paid to Franchisee, as applicable.

     G.   Gross Room Revenues. "Gross Room Revenues" shall include all gross
          -------------------
revenues attributable to or payable for the rental of guest rooms at the Hotel, including, without limitation, all credit transactions, whether or not collected, but excluding any sales or room taxes collected by Franchisee for transmittal to the appropriate taxing authority. Gross Room Revenues shall also include the proceeds from any business interruption insurance applicable to loss of revenues due to the nonavailability of guest rooms and for guaranteed no-show revenue which is collected. Gross Room Revenues shall be accounted for in accordance with the Uniform System of Accounts for Hotels, Eighth Revised
                    -------------------------------------
Edition, 1986, as published by the Hotel Association of New York City, Inc.

 IV. THE WYNDHAM ASSOCIATION
     -----------------------

     A.   Establishment of Association.  During the term of this Agreement,
          ----------------------------
Franchisor may, but is not obligated to, establish, or authorize the establishment of, an association ("Association") sanctioned by Franchisor to serve as an advisory council to Franchisor with respect to advertising, marketing, reservations and other matters relating to Wyndham Hotels. If an Association is established, then all franchisees of the System, including Franchisee, and Franchisor shall be members of the Association.

     B.   Dues and Assessments; Good Standing.  Franchisee shall pay to the
          -----------------------------------
Association all dues and assessments authorized by the Association and shall otherwise maintain its membership in the Association in good standing. "Good standing" means that Association dues and assessments are current, Franchisor has authorized Franchisee to open and operate the Hotel as a Wyndham Hotel, and Franchisee is not in default under this Agreement.

     C.   Voting.  For all matters on which members of the Association in good
          ------
standing are authorized to vote under the Bylaws of the Association, each franchisee member shall be entitled to one (1) vote for each Wyndham Hotel it has in operation, and Franchisor shall be entitled to one (1) vote for each Wyndham Hotel owned or managed by Franchisor or its affiliates.

     D.   Committees; Governing Rules.  Franchisor will seek the advice and
          ---------------------------
counsel of the Association, its board of directors and committees. Committees and their functions and membership will be subject to approval in writing by Franchisor, which approval will not be unreasonably withheld. Recognizing that the Association must function in a manner consistent with all franchises of the System, the parties will cause the governing rules of the Association to be consistent with this Agreement.

 V.  MANAGEMENT, STAFFING AND TRAINING
     ---------------------------------

     A.   Hotel Management.  Any lease, management agreement or other
          ----------------
arrangement for operating the Hotel or any part thereof (including, without limitation, food and beverage service facilities) shall be subject to Franchisor's prior written consent and, absent such consent, Franchisee will at all times retain and exercise management control over the Hotel and the Franchised Business.

          1. If Franchisee wishes to engage a management company to manage the Hotel, Franchisee shall apply to Franchisor for its consent. In order to be approved by Franchisor, a proposed management company must be deemed by Franchisor, in its reasonable judgment, qualified to manage the Hotel. Franchisor may refuse to approve any proposed management company which, in Franchisor's reasonable judgment, is not financially capable or responsible, is inexperienced or unqualified in managerial skills or operational capacity or capability, or is otherwise unable to adhere fully to the obligations and requirements of this Agreement. Franchisor may also withhold its approval if the proposed management company does not provide Franchisor with all information that Franchisor may reasonably request in order to reach such decision. It is understood that confidential information and materials are, in the normal course of business, imparted to System franchisees and managers, and Franchisor will be under no obligation to approve any proposed management company that is a franchisor or owner, or is affiliated with the franchisor or owner, of a hotel trade name which is competitive with Franchisor or its affiliates, regardless of the number of hotels operating under such trade name. Franchisor reserves the right, at its option and upon reasonable notice, to revoke its approval of any management company that fails to continue to meet Franchisor's standards.

          2.   a.   Franchisor has approved American General Hospitality, Inc.
("AGHI") as the Management Company for the Hotel. Upon the execution by AGHI of the Management Company Rider, in substantially the form of Attachment C to this Agreement, Franchisor shall be deemed to have approved the Management Agreement dated______________, 199__, by and between AGHI and Franchisee with respect to the management of the Hotel. In the event AGHI should cease to serve as the Management Company for the Hotel, or in the event the Management Agreement referenced above should be replaced during the term of this Agreement, Sections V.A.2.b. and V.A.3. below shall apply.

                b. When Franchisor has approved in principle the management company nominated by Franchisee, Franchisee shall have the right to negotiate a management agreement with such management company for the management and operation of the Hotel, subject to the terms, conditions, and obligations of this Agreement. Prior to the execution of such agreement, the management agreement shall be submitted to Franchisor for Franchisor's written approval, which shall not be unreasonably withheld. Such management agreement shall include the following provisions:

                    (i) The management company shall have the authority and responsibility for the day-to-day management of the Hotel; and

                    (ii) The Hotel will be operated during the term of the management agreement in compliance with this Agreement.

          3. At Franchisor's request, (i) Franchisor shall be named as a third party beneficiary of the management agreement with the independent right to enforce the provision described in Section 2.b.(ii) above, or (ii) the management company shall execute a separate rider to this Agreement (in substantially the form of Attachment C hereto), agreeing to be bound by those terms hereof that relate to the management and operation of the Hotel and further agreeing to be bound by the covenants of confidentiality set forth herein. Further, at Franchisor's request, the management company shall cause those of its key employees that Franchisor may require to execute similar covenants of confidentiality, in a form reasonably acceptable to Franchisor.

     B.   Staffing; Training.  Franchisee shall employ qualified personnel
          ------------------
sufficient to staff all positions at the Hotel, as prescribed in the Manual, or shall engage an approved management company which shall employ or retain such qualified personnel.

          1. All personnel employed at the Hotel in those positions designated by Franchisor to receive training shall attend and successfully complete such initial and other training programs as Franchisor may from time to time require. Franchisor may also periodically make available other optional training courses to such personnel, as well as other programs, conferences, seminars and materials. All training shall be provided at such times and locations and for such duration as Franchisor may designate. Prior to attending any required or optional training program, Franchisee shall pay to Franchisor, for those employees at the Hotel attending such program, the applicable tuition fees as specified in the Manual. Franchisee shall also be responsible for such employees' travel expenses and room, board and wages during any training. Franchisor reserves the right to require, as a condition of providing training, that personnel receiving training execute confidentiality agreements prepared by Franchisor. All persons subsequently employed in positions designated by Franchisor to receive training also must successfully complete Franchisor's training programs. Franchisor shall determine, in its reasonable discretion, whether any person has successfully completed training.

          2. Franchisor may provide Franchisee with on-site training at the Hotel for personnel involved in front desk, restaurant, reservations, housekeeping, engineering, and other operations, as determined by Franchisor. The number of Franchisor's personnel and the time period for which such on-site training may be provided (if any) shall be reasonably determined by Franchisor based upon its assessment of Franchisee's requirements. Franchisee shall pay or reimburse Franchisor for the reasonable wages and all direct costs (including transportation, meals and lodging) of those persons providing such on-site training.

          3. Franchisor may from time to time require certain personnel employed at the Hotel to attend periodic meetings held to address matters of general interest to the System (including, without limitation, annual sales, rooms and human resources meetings). Such meetings shall be held at locations designated by Franchisor. Franchisee shall be responsible for such persons' travel expenses and room, board and wages during the meeting.

          4. Any person employed as a General Manager for the Hotel shall be approved by Franchisor and shall devote his full time to the management and operation of the Hotel.

          5. Franchisee shall cause all employees, while working at the Hotel, to wear uniforms as specified in the Manual, to present a neat and clean appearance, and to render competent and courteous service to guests of the Hotel.

     C.   Nonsolicitation of Employees.  Without the prior written consent of
          ----------------------------
the other party hereto, neither Franchisor nor Franchisee will initiate personal contact to employ any person who is at that time, or who, to the knowledge of the party initiating the contact, was within the preceding sixty (60) days, employed by the other party, its affiliates, another System franchisee, or any other entity operating under the System.

 VI. HOTEL OPERATIONS
     ----------------

     A.   Adherence to System Standards.  Franchisee understands and
          -----------------------------
acknowledges that each and every standard, specification and procedure of the System is essential in order to maintain the quality and guest service of Wyndham Hotels and to enhance public acceptance of, and demand for,

Wyndham Hotels. Franchisee shall conduct the Franchised Business in conformity with the standards, specifications and procedures set forth in the Manual or otherwise in writing, which standards, specifications and procedures shall be applied consistently to all Wyndham Hotels in the same division as the Hotel. Notwithstanding the foregoing, however, if in the reasonable judgment of Franchisor local conditions or special circumstances (including the market area or the physical peculiarities of a hotel) warrant a deviation from such standards, specifications, or procedures, then Franchisor may allow such deviation.

     B.   Restricted Use of Hotel Premises.  Franchisee shall use the Hotel
          --------------------------------
premises solely for the operation of the Franchised Business and shall refrain from using, or suffering the use of, the premises for any other purpose or activity at any time, without obtaining the prior written consent of Franchisor. Without Franchisor's consent, Franchisee shall not provide, or allow others to provide, any guest service at the Hotel except as prescribed in the Manual. Franchisee shall not permit any part of the Hotel premises to be used for gaming purposes without the prior written consent of Franchisor.

     C.   Promotion of Other Businesses.  Without the prior written consent of
          -----------------------------
Franchisor, Franchisee and Franchisee's managers shall ensure that no part of the Hotel or the System is used, without limitation, to further or promote (i) a different or competing business, including advertising or promotion for hotels other than those franchised by Franchisor or its affiliates, or (ii) a different business on the premises. Franchisee shall use every reasonable means to encourage the use of Wyndham Hotels everywhere by the traveling public; provided, however, that nothing herein shall prohibit, and Franchisee agrees to participate in, any program specified by Franchisor for referring prospective customers to other hotels when the customers cannot be accommodated by Franchisee's Hotel or any other Wyndham Hotel. Nothing herein shall prohibit Franchisee or an affiliate or affiliates of Franchisee from developing, operating or promoting other hotels or lodging facilities so long as Franchisee satisfies the provisions of Sections VI.A., B. and C. of this Agreement.

     D.   Food and Beverage Standards.  Franchisee shall provide food and
          ---------------------------
beverage service in the Hotel in conformity with the standards and specifications prescribed in the Manual to insure the highest level of quality and service. Franchisee agrees:

          1. To use restaurant premises and lounges solely for the operation of the business franchised hereunder; to keep any restaurant and lounge open and in normal operation for such minimum hours and days as Franchisor may from time to time prescribe; and to refrain from using or suffering the use of the premises for any other purpose or activity at any time without first obtaining the written consent of Franchisor;

          2. To maintain in sufficient supply, and use at all times, only such food and beverage products and ingredients, supplies, paper goods, dinnerware and furnishings as conform to Franchisor's standards and specifications, and to refrain from deviating therefrom without Franchisor's prior written consent;

          3. To sell or offer for sale only the menu items and beverages prescribed in the Manual or otherwise approved in writing by Franchisor, provided that, so long as such menu items and beverages comply with Franchisor's quality and other standards, Franchisee may, subject to the further provisions of this Section VI.D.3., offer a reasonable number of menu items and beverages which have not previously been approved in writing by Franchisor to accommodate local tastes and to meet Franchisee's legitimate business interests; to sell or offer for sale all required menu and beverage items and to prepare them in accordance with Franchisor's standards and all applicable legal requirements (including, without limitation, all licensing and other requirements for the sale of alcoholic beverages); and to discontinue selling and offering for sale any items which Franchisor may, in its discretion, disapprove in writing at any time; and

          4. To use only menus, signs, promotional displays and other materials that comply with the style, pattern and design prescribed in the Manual or otherwise approved in writing by Franchisor. Franchisee shall have sole discretion as to the prices to be charged with respect to the offer and sale of all menu items and beverages.

     E.   Guest Services.  Franchisee shall honor at the Hotel all credit cards
          --------------
specified in the Manual. Franchisee also agrees to participate in all customer surveys and guest satisfaction audits and offer all guest services, which may include complimentary services, as Franchisor may prescribe for Wyndham Hotels including, without limitation, programs and services for senior citizens, children and frequent guests. Additionally, Franchisee shall participate in travel agent programs, any complaint resolution and other programs as Franchisor may reasonably establish for the System, which programs may include, without limitation, providing complimentary rooms or refunds to guests.

     F.   Quality Assurance Program; Inspections.  Franchisor shall administer a
          --------------------------------------
quality assurance program for the System which may include conducting periodic inspections of the Hotel and guest satisfaction audits and surveys to ensure compliance with System standards. Franchisee hereby grants to Franchisor and its representatives the right to enter upon the premises of the Hotel at all reasonable times, with or without prior notice, for the purpose of conducting inspections. Franchisee shall provide lodging, if available, without charge to Franchisor's representatives during such time as may reasonably be necessary to complete the inspections; cooperate fully with Franchisor's representatives during the inspections; and take all steps reasonably necessary to correct any deficiencies detected within the time specified by Franchisor. Franchisee shall provide all information requested by Franchisor for the purpose of Franchisor's conduct of guest satisfaction audits and surveys.

VII. FURNISHING AND MAINTAINING THE HOTEL
     ------------------------------------

     A.   Hotel Equipment and Furnishings.  Franchisee shall, at Franchisee's
          -------------------------------
expense, purchase or lease and install at the Hotel all fixtures, equipment, furnishings, furniture; all computer terminals, hardware, software, and related equipment (including, without limitation, that required for the property management and reservation systems specified by Franchisor); all telephone systems, facsimile machines and copiers; all signs and all other items ("FF&E") specified by Franchisor for the System. Franchisee also shall install and maintain, or arrange to have installed and maintained, at the Hotel, all coin-operated vending machines specified by Franchisor for the System. Franchisee shall refrain from installing or permitting to be installed at the Hotel, without Franchisor's prior written consent, any FF&E, electronic or video games, vending machines or any other items not previously approved by Franchisor. The size, form, color scheme, content (except for prices to be charged) and location of all signs, advertisements and graphic materials displayed in any public area or guest rooms at the Hotel shall be as prescribed in the Manual or otherwise approved in writing by Franchisor. At Franchisor's request, Franchisee shall install and maintain a telephone modem or such other device as Franchisor may specify in the Manual or otherwise in writing to permit Franchisor to access electronically information pertaining to the operation of the Hotel, including, without limitation, Gross Room Revenues, the source and amounts of all other revenues generated at the Hotel, room occupancy and rates, and reservations data. Franchisor shall have electronic access to such information at such times and in such manner as Franchisor shall from time to time specify.

     B.   Sourcing.  All food products, FF&E (excluding computer terminals,
          --------
hardware, software, and related equipment for the property management and reservation systems), and supplies used at or in the Hotel may be purchased from any source, provided such products meet the specifications provided for in the Manual. Notwithstanding the foregoing, Franchisor may specify a particular model or brand of FF&E or other items for Wyndham Hotels. Computer terminals, hardware, software and related equipment shall be purchased only from sources designated or approved by Franchisor. Additionally, Franchisor may, in its discretion, specify that certain food products, FF&E, communication systems, and supplies be purchased only from designated or approved sources which have demonstrated, to the reasonable satisfaction of Franchisor, the ability to meet Franchisor's standards and specifications for those items. If Franchisee proposes to purchase or lease any such item from a source which has not been previously approved by Franchisor, Franchisee shall submit to Franchisor a written request for such approval, or shall request the source itself to do so. Franchisor may require, as a condition of its approval, (i) that the source present satisfactory evidence of insurance protecting Franchisor and its franchisees against any and all claims arising from the use of such item by System franchisees, and (ii) that samples of the item be delivered by the source, at Franchisor's option and at no cost to Franchisor, to Franchisor or its designee for inspection. A charge not to exceed the cost of such inspection shall be paid to Franchisor by Franchisee or by the source seeking approval, and Franchisor shall not be liable for damage to any sample, except as shall be caused by its grossly negligent or willful acts. Franchisor reserves the right, at its option, to revoke its approval as to future purchases if the source has failed to continue to meet Franchisor's standards.

     C.   Hotel Maintenance.  Franchisee shall maintain the Hotel, including,
          -----------------
without limitation, all interior and exterior signs, parking areas, entrance ways, landscaping, and all other facilities and appurtenances in first-class condition consistent, in the opinion of Franchisor, with the standards necessary to maintain the reputation and public goodwill of Wyndham. In connection therewith, Franchisee shall make, at Franchisee's sole cost and expense, all additions, alterations, repairs and replacements of signs and other FF&E as Franchisor may reasonably direct. Franchisee shall not make any material alterations to the Hotel without obtaining the prior written consent of Franchisor.

     D.   Upgrades.  Franchisor shall have the right, from time to time,  to
          --------
require by written notice that Franchisee upgrade the Hotel at Franchisee's sole cost and expense to conform to the building decor and trade dress and FF&E required under Franchisor's then-current System standards (which standards shall be applied consistently throughout the System for hotels of similar age within the same division as the Hotel), including, without limitation, such FF&E replacements, remodeling, redecoration and modifications to existing improvements as may be necessary to do so. Upgrades to the Hotel required by Franchisor pursuant to this Section VII.D. shall be reasonable, considering the then-current System standards and requirements and the current structural design of the Hotel. Franchisee shall complete upgrading and remodeling of the Hotel as required by Franchisor pursuant to this Section VII.D. within the time reasonably specified by Franchisor, and Franchisee acknowledges that its failure to do so shall, except for delays which may be caused by the occurrence of events constituting force majeure, constitute a material default for which this
                    -------------
Agreement may be terminated as provided in Section XVII.C. (including the provisions for notice and cure set forth therein). Notwithstanding the foregoing, if the requirements contained in this Section VII.D. cause Franchisee undue hardship, Franchisee may terminate this Agreement upon twelve (12) months prior written notice to Franchisor and payment of a fee computed in accordance with Section XVIII.E., provided that the applicable time period for calculating such fee shall be twelve (12), rather than thirty-six (36), months. Franchisor and Franchisee expressly acknowledge and agree that Franchisee's initial installation of Franchisor's proprietary reservation and property management systems shall not be considered an upgrade, subject to the provisions of this
Section VII.D.

VIII. RESERVATION AND PROPERTY MANAGEMENT SYSTEMS
      -------------------------------------------

      A.   Participation in Reservation System.  As long as Franchisee is in
           -----------------------------------
compliance with all material terms of this Agreement, Franchisor shall make available to Franchisee's Hotel the reservation system provided by Franchisor for all Wyndham Hotels, which system may be modified or changed from time to time by Franchisor. Franchisee acknowledges that offering the public a single, efficient reservation service is essential to the goodwill, reputation and success of the System. During the term of this Agreement, Franchisee shall participate in the reservation system and shall observe all terms and conditions of participation as determined from time to time by Franchisor. Franchisee shall be solely responsible for notifying the reservation center of any changes in Franchisee's room rates. Franchisee shall not charge any guest a rate higher than the rate specified to the guest by the reservation center at the time the guest's reservation was made. Such rate shall be the rate most recently provided to the reservation center by Franchisee prior to the time the reservation was made, according to the records of such center.

     B.   Installation and Maintenance.  Franchisee, at its expense, shall
          ----------------------------
install and maintain at the Hotel all hardware, software and related equipment necessary for participation in the reservation system provided by Franchisor or its designee, including any future enhancements, additions, substitutions or other modifications specified by Franchisor. Franchisee shall also be responsible for telephone line charges for connecting Franchisee's reservation equipment to the reservation system, for the cost of supplies used in the operation of the equipment and for all other related expenses.

     C.   Suspension from Reservation System.  In the event Franchisee fails to
          ----------------------------------
pay royalties, marketing fund contributions, National Sales Office commissions, or reservation system fees when due, or is otherwise in material default under this Agreement, Franchisor may, if such default is not cured within the applicable cure period (if any) pursuant to Section XVII. of this Agreement and after written notice to Franchisee, suspend Franchisee's Hotel from the reservation system for so long as Franchisee remains in default. Franchisee waives all claims against Franchisor arising from Franchisee's suspension from the reservation system pursuant to this Section VIII.C.

     D.   Property Management System.  Franchisor shall provide specifications
          --------------------------
for all hardware and related equipment and Franchisor or its designee shall license all required applications software for the Wyndham Hotel property management system ("PMS") to Franchisee. Franchisee shall, at its expense, install, maintain and use the PMS hardware and install and use all required software, including any future enhancements, additions, substitutions, modifications and upgrades at the Hotel as prescribed in the Manual.

     E.   Software Licenses.  Franchisee understands and acknowledges that all
          -----------------
software and documentation for the PMS and the reservation system, and all related documentation provided to Franchisee under this Agreement (the "Software"), is provided under license from Franchisor or its designee and Franchisee agrees to enter into all software license agreements required by Franchisor in connection therewith. The Software shall at all times remain the sole property of Franchisor or such designee. Franchisee shall at all times treat the Software and all upgrades, enhancements and modifications thereto as confidential. Franchisee shall not at any time, without Franchisor's prior written consent, copy, duplicate, modify, reverse engineer, or otherwise duplicate the foregoing materials, in whole or in part, or otherwise make the same available to any unauthorized person.

 IX. ADVERTISING AND MARKETING
     -------------------------

     A.   Advertising Approvals.  All advertising by Franchisee in any medium
          ---------------------
shall be conducted in a dignified manner and shall conform to such standards and requirements as Franchisor may specify. Franchisee shall submit to Franchisor (by mail, return receipt requested), for its prior approval (except with respect to prices to be charged), samples of all advertising, promotional plans and materials and public relations programs that Franchisee wishes to use which have not been either provided or previously approved by Franchisor. Any advertising, marketing, or sales concepts programs or materials proposed or developed by Franchisee for its Hotel and approved by Franchisor may be used by other Wyndham Hotels without compensation to Franchisee. Franchisor reserves the right to disapprove upon written notice to Franchisee any advertising materials previously provided to Franchisee by Franchisor or previously approved by Franchisor if the materials are determined by Franchisor to have a substantial adverse effect upon the Proprietary Marks or

Franchisor's goodwill therein or to infringe upon the proprietary rights of others. Upon receipt of such written notice, Franchisee shall promptly cease to use those advertising materials which have been disapproved, and Franchisor and Franchisee agree to negotiate in good faith an equitable allocation of any costs incurred by Franchisee in complying with such direction.

     B.   Marketing Fund.  Recognizing the value of marketing and advertising to
          --------------
all Wyndham Hotels, Franchisee agrees that Franchisor or its designee shall administer a marketing fund ("Fund") as follows:

          1. To the extent provided generally by the Franchisor for the benefit of the Hotel and other Wyndham Hotels in the same division as the Hotel, Franchisor will provide for the Hotel during the term of this Agreement marketing services consisting of chain-wide and/or division level marketing programs, marketing collateral, research services, advertising, and public relations efforts.

          2. On or before the fifteenth (15th) day of each calendar month during the term of this Agreement, Franchisee shall pay or reimburse Franchisor for the provision of the marketing services by contributing to the Fund an amount equal to the marketing fee, as defined in Section III.C. The marketing fee will be collected and applied to pay only the actual costs incurred and allocated by Franchisor in the provision of the marketing services. The marketing fee shall not be used to pay, and Franchisee shall pay separately, the costs of any reservation and national sales office services (as provided in Sections III.D. and III.E. of this Agreement), as well as the costs of any third party marketing partner programs (such as frequent flyer and similar programs) in which the Hotel participates that are direct-billed to participating hotels. These costs may include, without limitation, mileage or other direct operating costs to marketing partners.

          3. Franchisor will expend the marketing fee at such time and in such manner as it reasonably deems appropriate for the provision of the marketing services. Franchisee acknowledges that the Fund is intended to maximize general public recognition, acceptance and use of the System and that Franchisor and its designees undertake no obligation in administering the Fund to make expenditures which are equivalent or proportionate to Franchisee's contribution, or to ensure that any particular franchisee benefits directly or pro rata from expenditures
                                                    --- ----
by the Fund. Prior to the expenditure thereof, the collected marketing fees may be held or maintained in one or more accounts, any of which also may include funds other than marketing fees, but Franchisor in any event shall account to Franchisee for the marketing fee collected. Franchisor will permit Franchisee access to Franchisor's records concerning the holding and expenditure of such marketing fee at any reasonable time or times during Franchisor's regular business hours.

          4. Notwithstanding the foregoing provisions of this Section IX.B., any service that otherwise would constitute a marketing service covered by the marketing fee instead may be provided on a cost allocation basis, and any service provided on a cost allocation basis hereunder instead may be provided and be paid or reimbursed out of the marketing fee as provided in Sections IX.B.2. and 3. above, provided that no such reallocation shall increase the total fees for reservation, marketing and National Sales Office services that would otherwise be payable by Franchisee hereunder.

     C.   National Sales Office Services.  To the extent provided generally by
          ------------------------------
Franchisor for the benefit of the Hotel and other Wyndham Hotels in the same division as the Hotel, Franchisor will provide for the Hotel, during the term of this Agreement, National Sales Office services, such as national and regional convention, business and sales promotion services, trade show promotional services, group booking and services. Commissions for such National Sales Office services shall be paid by Franchisee as provided in Section III.E. of this Agreement.

     D.   Initial Opening Campaign.  In connection with the initial opening of
          ------------------------
the Hotel for business as a Wyndham Hotel, Franchisee shall conduct an advertising and marketing campaign as prescribed by Franchisor in the Manual or as otherwise agreed upon by Franchisee and Franchisor.

     E.   Wyndham Hotel Directory.  Franchisee agrees to list the Hotel in the
          -----------------------
Wyndham Hotel Directory and to furnish to Franchisor such information as Franchisor may request for that purpose. Franchisee shall have sole discretion in determining any rates for the Hotel which appear in each Directory. If rates are required to be included in the Directory listing for the Hotel, seasonal and other rates changes or differentials shall be specified, upon Franchisee's request. Franchisee agrees to honor the rates that Franchisee causes to be published in the Directory and to comply with such other requirements with respect to the Directory as may be specified from time to time in the Manual. Franchisee understands and acknowledges that Franchisor assumes no liability for, nor shall it be deemed liable by reason of, any failure by Franchisee or Franchisor's other franchisees to honor any Directory rates for the period during which each Directory is in effect.

     F.   Additional Marketing Programs.  Franchisor may establish and
          -----------------------------
coordinate cooperative advertising, marketing and sales programs, customer satisfaction programs and other activities among System hotels and other lodging products of Franchisor, its subsidiaries and affiliates on a System-wide or local or regional basis and provide for participation therein by Franchisee. Franchisee shall participate in such programs and activities as Franchisor may prescribe, and such programs and activities will be paid for outside the Fund on a pro rata or other equitable basis by the participants.
  --------

 X.  PROPRIETARY MARKS
     -----------------

     A.   Right to Use.  Franchisor grants Franchisee the right to use the
          ------------
Proprietary Marks during the term of this Agreement in accordance with the System and related standards and specifications.

     B.   Franchisee's Acknowledgments.  Franchisee understands and acknowledges
          ----------------------------
the following:

          1. Due to the substantial and continuous use of the "Wyndham" name in connection with hotel services in many areas of the United States beginning in 1982, Franchisor or its affiliates have acquired substantial common law rights in and to the "Wyndham" service mark for use in connection with hotel services. In addition, Franchisor or its affiliates own several state registrations and have filed an application for federal registration of the "Wyndham" mark. Although Franchisor is aware of prior use of the "Wyndham" name by third parties, Franchisor is not aware of any third party with superior rights to the name "Wyndham" for use in connection with hotel services in the state of in which the Hotel is located.

          2. As between Franchisor and Franchisee, Franchisor or its affiliates are the owners of all right, title and interest in and to the Proprietary Marks and the goodwill associated with and symbolized by them.

          3. Franchisee's use of the Proprietary Marks pursuant to this Agreement shall not give the Franchisee any right, title, or interest in or to any of the Proprietary Marks or any of Franchisor's or its affiliates' service marks, trademarks, trade names, trade dress, logos, patents, copyrights or proprietary materials, except the non-exclusive license to use the Proprietary Marks in accordance with the terms and conditions of this Agreement for the operation of the Franchised Business at the Approved Location. Franchisee shall not have any right to, and Franchisee shall not, under any circumstances, use or display the Proprietary Marks except as approved by the Franchisor.

          4. Franchisee understands and agrees that any and all goodwill arising from Franchisee's use of the Proprietary Marks shall inure solely and exclusively to the benefit of Franchisor or its affiliates and upon expiration or termination of this Agreement and the license herein granted, no monetary amount shall be assigned as attributable to any goodwill associated with Franchisee's use of the Proprietary Marks.

          5. Franchisee shall not contest the validity of Franchisor's or its affiliates' interest in the Proprietary Marks or assist others to contest the validity of such interest. Franchisee shall take no action that would prejudice or interfere with the validity of Franchisor's or its affiliates' rights with respect to the Proprietary Marks.

          6. Franchisee acknowledges that any use of the Proprietary Marks by Franchisee, and any other person or persons under its control, which is not authorized by this Agreement, shall constitute an infringement of Franchisor's or its affiliates' rights in the Proprietary Marks and a material event of default hereunder. Franchisee agrees that it shall provide Franchisor with all assignments, affidavits, documents, information and assistance Franchisor reasonably requests to fully vest in Franchisor or its affiliates all right, title and interest in and to the Proprietary Marks, including all such items as are reasonably requested by Franchisor to register, maintain and enforce such rights in the Proprietary Marks.

          7. Franchisor reserves the right to substitute different proprietary marks for use in identifying the System and the Franchised Business if the current Proprietary Marks no longer can be used, or if Franchisor determines that substitution of different Proprietary Marks will be beneficial to the System. In such event, Franchisor may require Franchisee to discontinue or modify Franchisee's use of any of the Proprietary Marks or to use one or more additional or substitute names, marks, logos, insignia, slogans, emblems, designs or other identifying commercial symbols. Further, in the event of a sale or any other transfer or assignment of Franchisor's rights under this Agreement, Franchisor also reserves the right to require any purchaser, assignee or transferee to cease using the Proprietary Marks and substitute different names, marks, logos, insignia, slogans, emblems, designs or other identifying commercial symbols in connection with the continued operation of the business. Franchisee shall discontinue or modify Franchisee's use of any of the Proprietary Marks and use such additional or substitute names, marks, logos, insignia, slogans, emblems, designs or other identifying commercial symbols as Franchisor or the purchaser, transferee or assignee may require following Franchisee's receipt of notice of any such requirement. However, in the event that the proposed schedule for the discontinuation, substitution or modification of the Proprietary Marks referred to herein creates undue economic hardship for Franchisee, Franchisor and Franchisee (and, if applicable, any purchaser, transferee or assignee referred to herein) may by mutual agreement extend for a reasonable period the time for compliance with the requirements hereof. Costs and expenses incurred in complying with this Section X.B.7. shall be borne by Franchisee, except as otherwise provided in Section X.D. below.

     C.   Use of Proprietary Marks.  With respect to Franchisee's licensed use
          ------------------------
of the Proprietary Marks pursuant to this Agreement, Franchisee further agrees that:

          1. Unless otherwise authorized or required by Franchisor, Franchisee shall operate and advertise the Hotel only under the name "WYNDHAM HOTEL" without prefix or suffix. Franchisee shall not use the Proprietary Marks as part of its corporate or other legal name or in connection with any other business activity or venture.

          2. During the term of this Agreement, Franchisee shall identify itself as the owner of the Franchised Business in conjunction with any use of the Proprietary Marks including, but not limited to, uses on invoices, order forms, receipts and contracts, as well as the display of a notice in such content and form and at such conspicuous locations on the premises of the Hotel or any motor vehicle as Franchisor may designate in the Manual or otherwise in writing.

          3. Franchisee shall not use the Proprietary Marks to incur any obligation or indebtedness on behalf of Franchisor or its affiliates.

          4. Franchisee shall comply with Franchisor's instructions in filing and maintaining the requisite trade name or fictitious name registrations, and shall execute any documents deemed necessary by Franchisor or its counsel to obtain protection of the Proprietary Marks or to maintain their continued validity and enforceability.

     D.   Infringement.  Franchisee shall notify Franchisor immediately in
          ------------
writing if litigation involving the Proprietary Marks is instituted or threatened against Franchisee and of any apparent infringement of or challenge to Franchisee's use of any Proprietary Mark and of any claim by any person of any rights in any Proprietary Mark. Franchisee shall not communicate with any person other than Franchisor or any designated affiliate of Franchisor, their counsel and Franchisee's counsel in connection with any such apparent infringement, challenge or claim. Franchisor shall have complete and sole discretion to take such action as it deems appropriate in connection with the foregoing, and the right to control exclusively, or to delegate control to any of its affiliates, any settlement, litigation, or Patent and Trademark Office or other proceedings arising out of any such alleged infringement, challenge or claim or otherwise relating to any Proprietary Mark. Franchisee agrees to execute any and all instruments and documents, render such assistance, and do such acts or things as may, in the opinion of Franchisor, reasonably be necessary or advisable to protect and maintain the interests of Franchisor or its affiliates in any litigation or other proceeding or to otherwise protect and maintain the interests of Franchisor or any other interested party in the Proprietary Marks. Franchisor shall indemnify and hold Franchisee harmless against any and all claims that Franchisee's use of the Proprietary Marks, in accordance with the terms of this Agreement, infringes upon the rights of any other party, as well as the costs, including reasonable attorneys fees, of defending against such claims and of complying with any changes in the proprietary marks used in identifying the System if the current Proprietary Marks no longer can be used as a result of such claims.

     E.   Retained Rights.  The right and license of the Proprietary Marks
          ---------------
granted hereunder to Franchisee is nonexclusive, and Franchisor may use, and grant licenses to others to use the Proprietary Marks, and may establish, develop, and license other systems which use the Proprietary Marks and the System, without offering or providing Franchisee any rights in, to, or under such other systems. Franchisor may also engage, directly or indirectly, through its employees, representatives, licensees, assigns, agents and others in (1) the production, distribution, license and sale of products and services, and (2) the use of the Proprietary Marks and any and all trademarks, trade names, service marks, logos, insignia, slogans, emblems, symbols, designs and other identifying characteristics as may be developed or used from time to time by Franchisor in connection therewith.

 XI. MANUAL
     ------

     A.   The Manual.  Franchisor has provided to Franchisee on loan a current
          ----------
copy of Franchisor's Manual (which may be in multiple volumes). The Manual contains, among other matters, minimum standards and requirements for constructing, equipping, furnishing, staffing and supplying the Hotel and management, training and operational standards, procedures and techniques. The provisions of the Manual shall be consistently applied by Franchisor to all Wyndham Hotels in the same division as the Hotel; provided that, if in the reasonable judgment of Franchisor local conditions or special circumstances (including the market area or the physical peculiarities of a hotel in the System) warrant a deviation from such provisions, then in such event Franchisor may allow such deviation.

     B.   Compliance with Manual.  To protect the reputation and goodwill of
          ----------------------
Franchisor and to maintain high standards of operation under Franchisor's Proprietary Marks, Franchisee shall conduct its business in accordance with the Manual, other written directives which Franchisor may issue to Franchisee from time to time (whether or not such directives are included in the Manual), and any other manuals and materials created or approved for use in the operation of the Franchised Business. The Manual, any written directives, any other manuals and materials issued by Franchisor, and any modifications to such materials shall supplement this Agreement.

     C.   Confidentiality of Manual.  Franchisee shall at all times treat the
          -------------------------
Manual, all revisions thereto, any other manuals, materials and written directions of Franchisor created for or approved for use in the operation of the Hotel, and the information contained therein, as confidential, and shall maintain such information as confidential. Franchisee shall not at any time, without Franchisor's prior written consent, copy, duplicate, record or otherwise reproduce the foregoing materials, in whole or in part, or otherwise make the same available to any unauthorized person.

     D.   Ownership of Manual.  The Manual shall at all times remain the sole
          -------------------
property of Franchisor and shall be returned to Franchisor immediately upon the termination or expiration of this Agreement.

     E.   Revisions to Manual.  Franchisor may from time to time revise the
          -------------------
contents of the Manual. Franchisor shall provide to Franchisee a copy of all revisions and additions to the Manual, and Franchisee expressly agrees to comply with each new or changed standard.

     F.   Master Copy of Manual.  Franchisee shall at all times ensure that
          ---------------------
Franchisee's copy of the Manual is kept current and includes all updates published by Franchisor and provided to Franchisee. In the event of any dispute as to the contents of the Manual, the terms of the master copy of the Manual maintained by Franchisor at Franchisor's home office shall be controlling.

     G.   Manual Replacement Fee.  Franchisor will charge a replacement fee of
          ----------------------
Five Hundred Dollars ($500) for any replacement Manual requested by Franchisee.

XII. CONFIDENTIAL INFORMATION
     ------------------------

     Franchisee shall not, during the term of this Agreement or thereafter, without Franchisor's prior written consent, copy, duplicate, record, or otherwise reproduce, in whole or in part, the Manual, any Software and accompanying documentation developed for the System, or any other confidential information, knowledge, or know-how concerning the System or the operation of the Hotel which may be communicated or provided to Franchisee, or of which Franchisee may be apprised, by virtue of Franchisee's operation under this Agreement, or otherwise make the same available to any unauthorized person. Franchisee shall divulge such confidential information only to such of Franchisee's employees or agents as must have access to it in order to operate the Hotel. The contents of the Manual, all Software and accompanying documentation developed for the System, and all other information, knowledge, know-how or other data which Franchisor designates as confidential shall be deemed confidential for purposes of this Agreement. The covenants in this

Section shall survive the expiration, termination or transfer of this Agreement or any interest herein and shall be perpetually binding upon Franchisee.

XIII. ACCOUNTING AND RECORDS
      ----------------------

      A.   Maintenance of Books and Records.  Beginning on the Effective Date
           --------------------------------
and throughout the term of this Agreement, Franchisee shall maintain and preserve, for at least five (5) years from the dates of their preparation, full, complete and accurate books, records and accounts in accordance with generally-accepted accounting principles, consistently applied, and in the form and manner prescribed in the Manual. Franchisee's obligation to preserve such books, records and accounts shall survive the termination hereof.

     B.   Monthly Reports.  Franchisee shall, at Franchisee's expense, submit to
          ---------------
Franchisor by the fifteenth (15th) day of each month following the Effective Date (including the first partial month if the Effective Date is on other than the first day of a month), a statement in the form prescribed by Franchisor, accurately reflecting for the immediately preceding month all Gross Room Revenues, the source and amounts of all other revenues generated at the Hotel, room occupancy and rates, reservations data, and such other data or information as Franchisor may reasonably require.

     C.   Financial Statements.  Within thirty (30) days following the end of
          --------------------
each fiscal quarter during the term of this Agreement, Franchisee shall, at Franchisee's expense, submit to Franchisor a balance sheet and an unaudited quarterly profit and loss statement for the Hotel on the form prescribed by Franchisor. Each statement shall be signed by an authorized officer of Franchisee attesting that it is true and correct. In addition, Franchisee shall, at Franchisee's expense, submit to Franchisor, within ninety (90) days following Franchisee's fiscal year end, a complete annual audited financial statement, prepared in accordance with generally-accepted accounting principles, consistently applied, by an independent certified public accountant reasonably satisfactory to Franchisor, showing the result of the operations of the Hotel during such fiscal year.

     D.   Additional Reports.  Franchisee shall also submit to Franchisor, for
          ------------------
review and audit, such other forms, periodic and other reports, records, information and data as Franchisor may reasonably designate, in the form and at the times and places reasonably required by Franchisor, upon request and as specified from time to time in the Manual or otherwise in writing.

     E.   Audits.  Franchisor or its designated agent shall have the right at
          ------
all reasonable times, and upon reasonable notice to Franchisee, to examine and copy, at Franchisor's expense, all books, records, accounts and tax returns of Franchisee related to the operation of the Hotel during the preceding five (5) years. Franchisor also shall have the right, at any time, and upon reasonable notice to Franchisee, to have an independent audit made of the books, accounts and records of Franchisee related to the operation of the Hotel. Franchisee shall provide lodging, if available, without charge to Franchisor's agents during the time that may reasonably be necessary to complete such audits and shall render such other assistance as may reasonably be requested. If an inspection or audit should reveal that payments have been understated in any report to Franchisor, Franchisee shall immediately pay to Franchisor upon demand, the amount understated plus interest from the date such amount was due until paid. The rate of interest shall be one and one-half percent (1-1/2%) per month or the maximum rate permitted by law, whichever is less. If an inspection or audit discloses an understatement in any one year of three percent (3%) or more, Franchisee shall, in addition, reimburse Franchisor for any and all costs and expenses connected with the inspection or audit (including, without limitation, reasonable accounting and attorneys' fees). The foregoing remedies shall be in addition to any other remedies Franchisor may have. If an inspection should reveal that Franchisee has made overpayments to Franchisor, the amount of any such overpayment, without interest, shall be credited against future payments due and payable to Franchisor by Franchisee hereunder.

XIV. INSURANCE
     ---------

     A.   Coverage Requirements.  Franchisee, at its expense, shall at all times
          ---------------------
during the term of this Agreement procure and maintain such insurance as may be required by the terms of any lease or mortgage on the premises where the Hotel is located, and in any event no less than the following:

          1.  Property Insurance

               a. Property insurance (or builder's risk insurance during any period of construction) on the Hotel buildings and contents against loss or damage by fire, lightning and all other risks covered by the usual all risks and replacement cost policy form, all in an amount not less than ninety percent (90%) of the replacement cost thereof.

               b. Boiler and machinery insurance against loss or damage from boilers, heating apparatus, pressure vessels and pipes, air conditioning apparatus and electrical equipment written on a standard, broad form boiler and machinery policy (on a blanket or comprehensive basis) and including repair and replacement coverage.

               c.  Business interruption insurance covering at least twelve
(12) months loss of profits and necessary continuing expenses for interruptions caused by any occurrence covered by the insurance referred to in 1.a. and b. immediately above and including specific coverage for the management fee for any approved management company and Franchisee's royalty and marketing fee calculated on the basis of the Gross Room Revenues used as the basis for calculation of the business interruption insurance award. Such business interruption insurance shall be written on an all risks form, either as an endorsement to the policies described in 1.a. and b. above or on a separate policy and shall name Franchisor as an additional insured as its interest may appear.

          2. Workers' compensation insurance in statutory amounts on all employees of the Hotel and employer's liability insurance in amounts not less than $500,000 per accident/disease, covering against liability in respect of employees, agents and servants not covered by workers' compensation insurance and against occupational disease benefits.

          3. Comprehensive or commercial general liability insurance for any claims or losses arising or resulting from the Hotel, with combined single limits of $1,000,000 per each occurrence for bodily injury and property damage. If the general liability coverages are provided by a commercial general liability policy form, the general aggregate limit shall be not less than $2,000,000, and it shall apply in total to this Hotel only by specific endorsement. Such insurance shall be on an occurrence policy form and shall include premises and operations liability, independent contractors liability, blanket contractual liability, liability with respect to all contracts, written and oral, products and completed operations liability, broad form property damage liability, personal injury liability, liquor liability, incidental medical malpractice liability, garage keepers legal liability, water sports liability (where applicable) and worldwide jurisdiction.

          4. Comprehensive automobile liability insurance including owned, non-owned and hired vehicles for combined single limits of bodily injury and property damage of not less than $1,000,000 each occurrence.

          5. Innkeeper's legal liability insurance covering the property of guests in an amount not less than $5,000 per guest and $125,000 per occurrence.

          6. Safe depository insurance in an amount not less than $50,000 per guest.

          7. Broad form umbrella excess liability which shall cover defense costs on a "first dollar" basis and shall provide coverage on a following form in respect of all underlying coverages, in an amount not less than $25,000,000 per location, covering against excess liability over coverage provided by all primary general liability, automobile liability and employers' liability insurance policies. Franchisor shall have the right to require Franchisee to increase the amount of coverage if, in Franchisor's reasonable judgment, such an increase is appropriate, and any such increase is applied consistently to all Wyndham hotels in the same division as the Hotel.

          8. Fidelity bond coverage on all Hotel employees in an amount not less than $1,000,000.

     B.   General Requirements.  The following general insurance requirements
          --------------------
shall be satisfied by Franchisee.

          1. All insurance under Sections XIV.A.3. through 7. shall by endorsement specifically name Franchisor, Franchisee, their respective affiliates and their, and their affiliates', respective shareholders, partners, directors, officers, employees and agents as unrestricted additional insureds. All workers' compensation and employers' liability insurance under Section XIV.A.2. shall include a waiver of subrogation in favor of Franchisor.

          2. Any deductibles within the insurance policy or policies required hereunder shall not exceed $25,000, or such higher amount as may be approved in writing in advance by Franchisor.

          3. All insurance purchased in compliance herewith shall be placed with insurance companies reasonably acceptable to Franchisor and licensed or registered to do business in the state where the Hotel is located. Such licensing requirement shall not apply to those insurers providing umbrella excess liability under Section XIV.A.7.

          4. All insurance required hereunder shall be specifically endorsed to provide that the coverages will be primary and that any insurance carried by any additional insured shall be excess and non-contributory.

          5. All insurance required hereunder shall contain an endorsement whereby the policies shall not be canceled or materially changed without at least thirty (30) days prior written notice to Franchisee and Franchisor.

          6. All insurance required hereunder may be effected under policies of blanket insurance which cover other properties of Franchisee and its affiliates so long as such blanket insurance fulfills the requirements herein.

          7. Franchisee shall deliver to Franchisor a certificate of insurance or certified copy of such insurance policy if requested by Franchisor evidencing the coverages required herein and setting forth deductibles and the amount thereof, if any. Renewal certificates of insurance or certified copies of such insurance policy if requested by Franchisor shall be delivered to Franchisor not less than ten (10) days prior to their respective inception dates.

          8. Franchisee's obligation to maintain the insurance hereunder shall not relieve Franchisee of liability under the indemnity provisions set forth in
Section XXI. of this Agreement, and each of the policies described in Section XIV.A.3. shall contain a contractual coverage endorsement specifically insuring the performance by Franchisee of the indemnity obligations set forth in Section XXI.

          9. All insurance shall be satisfactory to Franchisor in accordance with standards and specifications set forth in the Manual or otherwise in writing. Should Franchisee for any reason fail to procure or maintain the insurance required by this Agreement, as revised from time to time for all franchisees by the Manual or otherwise in writing, Franchisor shall have the right and authority (without, however, any obligation to do so) to immediately procure such insurance and to charge same to Franchisee, which charges, together with a reasonable fee for Franchisor's expenses in so acting, shall be payable by Franchisee immediately upon demand.

 XV. TRANSFERABILITY OF INTEREST
     ---------------------------

     A.   Transfer by Franchisor.  Franchisor shall have the right to transfer
          ----------------------
this Agreement to any person or legal entity without prior notice to, or consent of, Franchisee, provided the transferee assumes Franchisor's obligations to Franchisee under this Agreement. Specifically, and without limitation of the foregoing, Franchisee agrees that Franchisor may sell its assets, its interest in the Proprietary Marks or the System to a third party; may offer its securities privately or publicly; may merge, acquire other corporations or be acquired by another corporation directly or indirectly; may undertake a refinancing, recapitalization, leveraged buyout or other economic or financial restructuring; and with regard to any or all of the above sales, assignments and dispositions, Franchisee expressly and specifically waives any claims, demands, or damages against Franchisor arising from or related to the transfer. Nothing contained in this Agreement shall require Franchisor to continue any business operating under the System or to offer any services or products, whether or not bearing the Proprietary Marks, to Franchisee if Franchisor assigns its rights in this Agreement in accordance with the provisions of this Section XV.A.

     B.   Transfer by Franchisee - Franchisor's Consent Required.  Franchisee
          ------------------------------------------------------
understands and acknowledges that the rights and duties set forth in this Agreement are personal to Franchisee, and that Franchisor has granted this franchise in reliance on the business skill, financial capacity, and character of Franchisee, its general partner and such general partner's shareholders. Accordingly, except as provided in Sections XV.E. and XVI. A. below, neither Franchisee nor any immediate or remote successor to any part of Franchisee's interest in this franchise, or any individual, partnership, corporation, or other legal entity which directly or indirectly owns any interest in this franchise or in Franchisee or the general partner of Franchisee shall sell, transfer, convey, pledge, mortgage, or otherwise encumber any direct or indirect interest in this franchise (including any ownership interest in Franchisee or in the general partner of Franchisee), this Agreement, the Franchised Business, or a substantial portion of the assets (including building and real estate) of the Franchised Business without the prior written consent of Franchisor. Any purported assignment or transfer, by operation of law or otherwise, contrary to the terms of Sections XV. or XVI. of this Agreement shall be null and void and shall constitute a material breach of this Agreement, for which Franchisor may terminate this Agreement pursuant to Section XVII.B.5. hereof and seek injunctive relief as well as monetary damages.

     C.   Conditions to Franchisor's Consent.  Franchisor shall not unreasonably
          ----------------------------------
withhold its consent to a transfer of any interest in this franchise, Franchisee, this Agreement, the Franchised Business, or in a substantial portion of the assets (including building and real estate) of the Franchised Business; provided, however, if a transfer, alone or together with other previous, simultaneous, or proposed transfers, would result in the transfer of a controlling interest (as reasonably determined by Franchisor) in this franchise, Franchisee, this Agreement, the Franchised Business, or substantially all of the assets (including building and real estate) of the Franchised Business, Franchisor may require any or all of the following as a condition of its consent:

          1. Transferor shall deliver to Franchisor a complete and accurate copy of the sale and purchase agreement or similar document covering the transaction;

          2. Transferor shall satisfy all of Franchisee's accrued monetary obligations to Franchisor and its affiliates, and shall execute a general release under seal in a form prescribed by

Franchisor of any and all claims against Franchisor and its affiliates, and their respective officers, directors, agents and employees;

          3. The proposed transferee shall submit to Franchisor an application, in the form prescribed by Franchisor, for a new franchise agreement to replace this Agreement for its unexpired term, and shall pay to Franchisor a transfer fee in an amount equal to fifty percent (50%) of Franchisor's then-current initial franchise fee. Franchisor reserves the right to reject an application for a transfer for reasons that may include, without limitation, the following: (i) if Franchisor deems the transferee's proposed debt service to be too great to permit the transferee to successfully operate the Hotel under the System, or (ii) if the proposed transferee or any of its affiliated entities (other than those holding interests as limited partners only) is the owner of the trade name of a chain of hotels which competes with the System, irrespective of the number of hotels comprising the competitive chain;

          4. Transferee shall demonstrate to Franchisor's satisfaction that the transferee and its shareholders, members or partners, as appropriate, meet Franchisor's then-current managerial and business standards and have the aptitude and ability to conduct the Franchised Business (as may be evidenced by prior related business experience or otherwise); possess good moral character, business reputation and credit rating; and have adequate financial resources and capital to operate the Franchised Business and any management company to be engaged by transferee shall meet Franchisor's then-current standards;

          5. Franchisor and the transferee will, upon approval of transferee's application, enter into a new franchise agreement which shall require transferee to upgrade the Hotel to conform to Franchisor's then-current standards, and which new franchise agreement shall contain the standard terms (except for duration) then being issued for new franchised Hotels under the System. The date of the transferee's new franchise agreement shall be the Effective Date of this Agreement, and the transferee will be required to certify in writing that:
(i) Franchisor did not endorse, recommend, or otherwise concur with the terms of the transfer, (ii) Franchisor did not comment upon any financial projections submitted by Franchisee to transferee, and (iii) Franchisor did not participate in the decision of the price to be paid, which decision was made without any intervention, support or participation by Franchisor; and

          6. Transferee's General Manager shall, prior to assuming management of the Hotel, successfully (as defined by Franchisor) complete the management training program then being offered by Franchisor.

     D.   Death or Permanent Disability.  In the event of the death or permanent
          -----------------------------
disability of Franchisee or any controlling shareholder, controlling member, or general partner of Franchisee, the interest of such person may be transferred in accordance with and subject to the terms of Section XV.C., provided that (i) any such transfer shall be made within six (6) months of the date of death or permanent disability and (ii) the obligations of Franchisee under this Agreement are satisfied pending the transfer, including adequate provision for management of the Hotel.

     E.   Permitted Transfers.
          -------------------

          1. Anything in Section XV.B. to the contrary notwithstanding, any limited partner owning any interest in Franchisee may transfer such interest without Franchisor's prior written consent.

          2. Upon the occurrence of an event of default by Franchisee for which Franchisor may terminate this Agreement pursuant to Section XVII. hereof, Franchisee shall have the right, within ten (10) business days following delivery of written notice to Franchisor, to transfer this Agreement without the prior written consent of Franchisor to an affiliate of Franchisee, provided that
(a) adequate provision has been made for the management of the Hotel; (b) the persons or entities guaranteeing Franchisee's performance under this Agreement shall continue to guarantee the performance of a Franchisee's affiliate and there has been or will be no material adverse change in the financial capacity of the guarantors; (c) the affiliate has at least the financial capacity of Franchisee as of the date of this Agreement and executes documentation reasonably satisfactory to Franchisor evidencing the transfer and expressly assuming Franchisee's obligations hereunder; and (d) such transfer shall not violate any law, rule or regulation to which Franchisor or Franchisee may be subject.

          3. Franchisee may, without the prior written consent of Franchisor, pledge, mortgage or otherwise encumber all or any part of the assets of the Franchised Business (excluding the franchise, this Agreement, and, if Franchisee is a corporation, partnership or other form of legal entity, all or any part of the ownership interests in Franchisee or in any general partner of a partnership Franchisee) to banks or other lending institutions for purposes of any refinancing or as collateral securing a loan made directly to or for the benefit of the Franchisee.

XVI. SECURITIES OFFERINGS
     --------------------

     A.   Consent Requirement.  Publicly-traded securities in Franchisee, its
          -------------------
general partner, or the shareholders of such general partner previously registered under federal securities law may be transferred without Franchisor's consent if (i) the transfer is exempt from registration under federal and state securities law, and (ii) the transfer will not result in a transfer of control (as reasonably determined by Franchisor) in Franchisee. Any transfer of securities which will result in a transfer of control in Franchisee (as reasonably determined by Franchisor) requires Franchisor's prior written consent, which shall be conditioned upon satisfaction of the requirements of
Section XV.C., and additionally upon satisfaction of the requirements of Section XVI.B. below.

     B.   Conditions to Consent.  In connection with any federal or state
          ---------------------
registration or any private offering of Franchisee's securities, or in connection with any federal or state registration or private offering of the securities of any of Franchisee's affiliates which refers to the relationship created by this Agreement, Franchisee shall or shall cause its affiliate to:

          1. Submit to Franchisor at least thirty (30) days before the effective date of the registration or private offering a copy of the proposed prospectus and all supporting and related materials and releases and shall reimburse Franchisor for its expense (including professional fees and costs) in reviewing the proposed offering. Franchisor's review of such materials shall be limited as provided in Section XVI.C., below;

          2. Fully and unconditionally indemnify and hold harmless Franchisor and its affiliates in connection with the offering;

          3. State clearly in the prospectus and supporting materials and releases that Franchisor is not, in any way, participating in or endorsing the offering;

          4. Use the Proprietary Marks in the prospectus and in any related or supporting materials only as directed by Franchisor; and

          5. Refrain from filing, publishing, issuing or releasing the prospectus or any supporting or related materials without having received the prior written approval of Franchisor. Franchisor shall deliver notice of its approval (or a statement setting forth the reasons for its failure to give its approval) to Franchisee within five (5) business days following Franchisor's receipt of the materials specified in Sections XVI.B.1.-4. above. In the event Franchisor fails to deliver such written notice within the applicable time period, Franchisee shall advise Franchisor in writing of its failure to receive said notice. If Franchisor shall thereafter fail to provide written notice of its approval (or, alternatively, the statement setting forth its reasons for disapproval, described above) within three (3) business days following its receipt of Franchisee's written advisement, then Franchisor shall be deemed to have given its approval.

     C.   Scope of Review.  Franchisor's review of any securities offering of
          ---------------
Franchisee shall be limited solely to the subject of the relationship between Franchisee and Franchisor, and its approval shall not constitute an endorsement or ratification of the offering, either express or implied.

XVII. DEFAULT AND TERMINATION
      -----------------------

      A.   Termination - No Notice or Cure.  Franchisee shall be deemed to be in
           -------------------------------
default under this Agreement, and Franchisor may, at its option, terminate this Agreement and all rights granted hereunder shall automatically terminate without notice from Franchisor, if Franchisee shall become insolvent or make a general assignment for the benefit of creditors, or if a petition in bankruptcy is filed by Franchisee or such a petition is filed against and consented to by Franchisee, or if Franchisee is adjudicated bankrupt, or if a bill in equity or other proceeding for the appointment of a receiver of Franchisee or other custodian for Franchisee's business or assets is filed and consented to by Franchisee, or if a receiver or other custodian (permanent or temporary) of Franchisee's assets or property, or any part thereof, is appointed by any court of competent jurisdiction, or if proceedings for a compromise with creditors under any state or federal law is instituted by, against or consented to by Franchisee, or if a final judgment remains unsatisfied or of record for ninety
(90) days or
longer (unless supersedeas bond is filed), or if execution is levied against Franchisee's Hotel or other real or personal property at the Hotel, or any lien or mortgage against the Hotel or other real or personal property appurtenant thereto is foreclosed against Franchisee or if the real or personal property of Franchisee's Hotel shall be sold after levied upon by any sheriff, marshal, or constable; provided, however, Franchisee shall be granted one hundred twenty
(120) days to obtain dismissal of any involuntary proceeding referenced above before Franchisor will take any action regarding termination so long as Franchisee remains in possession of the Hotel and no other default by Franchisee then occurs under this Agreement.

     B.   Termination - Notice Only.  Franchisee shall be deemed to be in
          -------------------------
material default and Franchisor may, at its option, terminate this Agreement and all rights granted hereunder, without affording Franchisee any opportunity to cure the default, effective immediately upon Franchisee's receipt (or first refusal of delivery) of notice, upon the occurrence of any of the following:

          1. If Franchisee ceases to do business at the Hotel, or ceases to operate the Hotel under the Proprietary Marks and System or loses ownership or possession or the right to possession of all or a significant part of the Hotel or otherwise forfeits the right to conduct the Franchised Business at the Approved Location, except as otherwise provided in Section XIX.;

          2. If a threat or danger to public health or safety results from the construction, maintenance or operation of the Hotel franchised hereunder, and an immediate shutdown of the Hotel is reasonably determined by Franchisor to be essential to avoid substantial liability or loss of goodwill; provided, however, Franchisor shall reinstate this Agreement if, within six (6) months after termination under this Section XVII.B.2., the threat or danger to public health or safety is eliminated and Franchisor reasonably determines that reopening the Hotel would not cause a substantial loss of goodwill;

          3. If Franchisee or any shareholder or partner of Franchisee is convicted of a felony or any other crime or offense that is reasonably likely, in the reasonable opinion of Franchisor, to adversely affect the System, the Proprietary Marks, the goodwill associated therewith, or Franchisor's interest therein; or

          4. If Franchisee intentionally discloses or divulges the contents of the Manual or other trade secret, Software, including accompanying documentation, or confidential information provided Franchisee by Franchisor contrary to Sections VI. and XI. hereof or fails to exercise reasonable care to prevent such disclosure.

          5. If Franchisee or any partner or shareholder in Franchisee purports to transfer any rights or obligations under this Agreement or any interest in Franchisee or the Franchised Business to any third party contrary to the terms of Sections XV. or XVI. of this Agreement.

          6. If in an audit conducted pursuant to the provisions of this Agreement Franchisee is determined to have (i) underreported Gross Room Revenues by five percent (5%) or more for any month during the term hereof, or (ii) underreported Gross Room Revenues by more than two percent (2%) twice in any thirty-six (36) month period.

     C.   Termination - Notice and Cure.  Except as provided in Sections XVII.A.
          -----------------------------
and XVII.B. of this Agreement and for any monetary default, Franchisee shall have thirty (30) days or such longer period as specified herein after its receipt from Franchisor (or first refusal of delivery) of a written notice of default, within which to remedy any default and provide evidence thereof to Franchisor. Franchisee shall have ten (10) business days after receipt of a written notice of default within which to cure any monetary default. If a default is not cured within the time set forth above, or such longer period as applicable law may require or as Franchisor may deem necessary to permit Franchisee to cure any non-monetary default (provided Franchisee immediately commences, diligently and in good faith pursues, and cures, such default), Franchisor shall have the right to terminate this Agreement upon notice to Franchisee. Subject to the foregoing notice and cure provisions, Franchisee shall be in default under this Agreement for any failure to comply with any of the requirements imposed by this Agreement, as it may from time to time be supplemented by the Manual, including, without limitation, if Franchisee fails to satisfy all of the conversion requirements set forth in the Renovation Plan on or before the Final Completion Date, or to carry out the terms of this Agreement in good faith.

     D.   Termination by Franchisee.  Franchisee may terminate this Agreement
          -------------------------
effective immediately upon written notice to Franchisor and without the payment of liquidated damages as provided in Section XVIII.E. below, (i) upon the transfer or assignment of this Agreement by Franchisor in connection with a transfer of fewer than all other franchised properties in the System, (ii) in the event Franchisor merges with, or is acquired by, Hospitality Franchise Systems ("HFS"), or (iii) in the event Franchisor loses the right to use the Proprietary Mark "Wyndham" in the operation of its business in the state in which the Hotel is located and such loss has a direct and materially adverse impact upon the Hotel.

XVIII. OBLIGATIONS UPON TERMINATION
       ----------------------------

       Upon termination or expiration of this Agreement, all rights granted hereunder to Franchisee shall forthwith terminate, and Franchisee shall comply with all of the obligations applicable to the Approved Location as set forth in this Section XVIII.

     A.   Cease Operation as Wyndham Hotel.  Franchisee shall immediately cease
          --------------------------------
operation of the Hotel as a Wyndham Hotel and shall not thereafter, directly or indirectly, represent to the public or hold itself out as a present or former franchisee of Franchisor.

     B.   Discontinue Use of Proprietary Marks.  Franchisee shall immediately
          ------------------------------------
and permanently cease to use, by advertising or in any other manner whatsoever, the name "Wyndham," all variations thereof and all other Proprietary Marks of Franchisor, any other identifying characteristics and marks of the System, and all confidential methods, procedures and techniques associated with the System. Franchisee shall forthwith remove from its place of business, and discontinue using for any purpose, any and all signs, fixtures, furniture, furnishings, equipment, advertising materials, stationery, supplies, forms or other articles which display the Proprietary Marks or any distinctive features or designs associated with the System. Any signs containing the Proprietary Marks which Franchisee is unable to remove within one day of expiration or termination of this Agreement shall be completely covered by Franchisee until the time of their removal.

     C.   Deidentify.  Franchisee shall, at its expense, immediately make such
          ----------
modifications or alterations as may be necessary to distinguish the appearance of the Hotel clearly from that of other Wyndham Hotels to prevent any possibility of confusion therewith by the public (including, without limitation, removal of all distinctive signs, emblems, amenities and other items bearing the Proprietary Marks and changing of directory and other listings to remove all reference to such Proprietary Marks and to any telephone or other number used generally by other Wyndham Hotels for reservation or other purposes).
Franchisee shall, at Franchisee's expense, make such specific additional changes as Franchisor may reasonably request for this purpose. Until all modifications and alterations required by this Section XVIII.C. are completed, Franchisee shall take all such actions as may reasonably be required by Franchisor to advise all customers and prospective customers that the Hotel is no longer associated with the Wyndham System. Franchisee expressly acknowledges that its failure to make such alterations will cause irreparable injury to Franchisor.

     D.   Cancel Assumed Name Certificate.  Franchisee shall take such action as
          -------------------------------
may be necessary to cancel any assumed name or equivalent registration which contains the name "Wyndham" or any variation thereof and any Proprietary Mark of Franchisor, and Franchisee shall furnish Franchisor with evidence satisfactory to Franchisor of compliance with this obligation within thirty (30) days after termination or expiration of this Agreement.

     E.   Pay Liquidated Damages.  In the event that termination of this
          ----------------------
Agreement after the Effective Date is the result of Franchisee's default, Franchisee shall pay to Franchisor, as liquidated damages for the premature termination of this Agreement and not as a penalty for breaching this Agreement, a lump sum equal to the total amounts required under Section III.B. during the thirty-six (36) full calendar months of operation preceding the termination; or if the Hotel has not been in operation as a Wyndham Hotel for thirty-six (36) full calendar months, the greater of thirty-six (36) times the monthly average of such amounts, or thirty-six (36) times such amounts as are due for the one full calendar month preceding such termination. Notwithstanding the foregoing sentence, if the number of months remaining between the date of Franchisor's written notice of default (or, in the event of termination pursuant to Section XVII.A., the occurrence of the termination event) and the date on which the term of this Agreement would otherwise have ended pursuant to Section II. hereof is less than thirty-six (36) months, then the time for calculating the amount of liquidated damages shall be the number of months remaining in such term. The parties acknowledge that a precise calculation of the full extent of the damages which Franchisor will incur in the event of termination of this Agreement as a result of Franchisee's default is difficult in the extreme, and agree that the lump sum payment provided under this Section XVIII.E. is reasonable in light of the damages for premature termination which Franchisor will incur in such event. Such payment of liquidated damages shall be in lieu of other damages (except amounts provided immediately below in Section

XVIII.F.) but shall not affect Franchisor's rights to obtain appropriate injunctive or other equitable relief and remedies, such as an injunction to enforce Section X. hereof and specific performance to enforce Section XVIII. hereof. In the event this Agreement is terminated prior to the Effective Date, then this Section XVIII.E. shall not apply, but the initial franchise fee paid by Franchisee under Section III.A. hereof shall be retained by Franchisor.

     F.   Pay Outstanding Amounts.  Franchisee shall promptly pay all sums owing
          -----------------------
to Franchisor and affiliates, and all suppliers. In the event of termination for any default of Franchisee, such sums shall include any payment to Franchisor required under Section XVIII.E. and all damages, costs and expenses, including reasonable attorneys' fees, incurred by Franchisor in obtaining (i) injunctive or other equitable relief for the enforcement of any provisions of this Agreement or (ii) contested termination of this Agreement.

     G.   Return of Manual and Other Materials.  Franchisee shall immediately
          ------------------------------------
deliver to Franchisor the Manual, instructions, Software and accompanying documentation, and all other materials provided by Franchisor related to the operation of the Hotel, and all copies thereof (all of which are acknowledged to be the Franchisor's property), and shall retain no copy or record of any of the foregoing, excepting only Franchisee's copy of this Agreement and any correspondence between the parties, and any other documents which Franchisee reasonably needs for tax and accounting purposes and for compliance with any provision of law.

     H.   Purchase of Certain Materials.  Franchisor shall have the right, but
          -----------------------------
not the duty, to be exercised by notice of intent to do so within thirty (30) days after termination or expiration, to purchase any and all signs, advertising materials, supplies and inventory and any other item bearing Franchisor's Proprietary Marks, at Franchisee's cost. With respect to any purchase by Franchisor as provided herein, Franchisor shall have the right to set off all amounts due from Franchisee under this Agreement.

     I.   Survival.  The obligations of Franchisee set forth in Section XVIII.
          --------
shall survive the expiration or termination of this Agreement.

XIX. CONDEMNATION AND CASUALTY
     -------------------------

     A.   Condemnation.   Franchisee shall, as soon as Franchisee shall become
          ------------
aware of same, give Franchisor notice of any proposed taking by eminent domain. If the Hotel is condemned, or such a substantial portion of the Hotel is condemned as to render impractical the continued operation of the Hotel in accordance with System standards, this Agreement shall terminate upon notice by either Franchisor or Franchisee to the other, and Franchisor may apply for and share in the condemnation award to the extent such award includes a segregated allocation for its lost royalty income. Franchisee shall pay no liquidated damages, fee or penalty in connection with the termination of this Agreement pursuant to this Section XIX.A., except for payment of outstanding amounts (if any) as provided in Section XVIII.F. hereof. If continued operation of the Hotel remains practical following any such taking by eminent domain, then the resumption of normal operation of the Hotel in accordance with Franchisor's standards shall not be unreasonably delayed.

     B.   Casualty.  If the Hotel is destroyed or substantially destroyed during
          --------
the term of this Agreement by fire or other casualty, then Franchisee may elect to:

          1. Expeditiously repair, restore, rebuild or replace the Hotel in accordance with Franchisor's standards, provided that if the damage or repair requires closing the Hotel, Franchisee will immediately notify Franchisor. Franchisee will commence reconstruction within a reasonable time after any closing of the Hotel and will notify Franchisor of the reopening of, and reopen, the Hotel for continuous business operations as soon as practicable, but in no event later than twenty-four (24) months after closing. If the Hotel is not reopened in accordance with this Section XIX.B.1., this Agreement will terminate upon notice thereof from Franchisor to Franchisee, with the payment of liquidated damages, measured as provided in Section XVIII.E. hereof; or

          2. Terminate this Agreement upon written notice to Franchisor, delivered within sixty (60) days after such fire or other casualty, such notice to be accompanied by the payment of liquidated damages as set forth in Section XVIII.E. above, provided that the source for such payment shall be limited to the proceeds of the insurance collectable with respect to such fire or other casualty (including, for this purpose, the deductible amount under the insurance policy), less any amount required to be paid pursuant to the provisions of any deed of trust or mortgage on the Hotel.

          3. If Franchisee elects to terminate this Agreement in accordance with Section XIX.B.2., and subsequent to such termination but prior to the date on which the term of this Agreement would otherwise have ended pursuant to
Section II hereof if such notice of termination had not been given ("Term Expiration Date"), Franchisee or any of its affiliates has an interest in or operates a hotel or lodging facility at the Approved Location which is not operated pursuant to a license or franchise from Franchisor or its affiliates, then Franchisee shall be obligated to promptly pay to Franchisor an amount equal to the liquidated damages set forth in Section XVIII.E. hereof., less any amount previously paid by Franchisee to Franchisor pursuant to Section XIX.B.2.

     C. Nothing in this Section XIX. shall extend the term of this Agreement but Franchisee shall not be required to make any royalty or marketing fee payments for periods during which the Hotel is closed by reason of condemnation or casualty.

 XX. TAXES, PERMITS AND INDEBTEDNESS
     -------------------------------

     A.   Payment of Taxes and Indebtedness.  Franchisee shall promptly pay when
          ---------------------------------
due all taxes levied or assessed by any federal, state or local tax authority, and any and all other indebtedness incurred by Franchisee in the conduct of the Franchised Business. Franchisee shall pay to Franchisor one-half ( 1/2) of the amount of any gross receipts tax, and the total amount of any sales tax or similar tax, imposed on Franchisor with respect to any payments to Franchisor required under this Agreement, unless the tax is credited against income tax otherwise payable by Franchisor.

Franchisor and Franchisee shall reasonably cooperate in contesting any gross receipts tax, sales tax or similar tax imposed on Franchisor with respect to any payments to Franchisor required under this Agreement. Franchisee shall have no obligation hereunder for any franchise tax payable by Franchisor or for any tax which is based upon the net income of Franchisor, or for any future tax which may be imposed in lieu thereof.

     B.   Contested Amounts.  In the event of any bona fide dispute as to
          -----------------                       ---- ----
liability for taxes assessed or other indebtedness, Franchisee may contest the validity of the amount of the tax or indebtedness in accordance with the procedures of the taxing authority or applicable law; however, in no event shall Franchisee permit a tax sale or seizure by levy of execution or similar writ or warrant, or attachment by creditor, to occur against the premises of the Hotel or any improvement thereon.

     C.   Compliance with Laws.  Franchisee shall comply with all federal,
          --------------------
state, and local laws, rules and regulations, and shall timely obtain any and all permits, certificates or licenses necessary for the conversion of the Hotel in accordance with the Renovation Plan and for the full and proper conduct of the Franchised Business including, without limitation, licenses to do business, fictitious name registrations, sales tax permits, health and sanitation permits and ratings and fire clearances. Actions by Franchisee which are required for compliance with such laws, rules and regulations shall not be deemed a violation of Franchisor's requirements hereunder.

     D.   Notice of Judicial and Regulatory Matters.  Franchisee shall notify
          -----------------------------------------
Franchisor in writing within five (5) days of the time that Franchisee first becomes aware of the commencement of any action, suit or proceeding, and of the issuance of any order, writ, injunction, award or decree of any court, agency or other governmental instrumentality, which may adversely affect the operation or financial condition of the Franchised Business. Copies of all inspection reports, warnings, certificates and ratings issued by any governmental entity during the term of this Agreement in connection with the Hotel which indicate a failure to meet or maintain governmental standards or less than full compliance with any applicable law, rule or regulation, shall be forwarded to Franchisor by Franchisee within five (5) days of Franchisee's receipt thereof.

     E.   Timely Payments.  Franchisee recognizes that Franchisee's failure to
          ---------------
make or repeated delay in making prompt payment of all amounts owed in connection with the operation of the Hotel, (including, without limitation, all taxes levied or assessed and all accounts and other indebtedness) in accordance with the terms of any agreements, leases, invoices or statements for purchase or lease of furniture, fixtures, equipment, inventories, supplies, ingredients, travel agent services, or other goods or services, will be detrimental to the reputation and credit standing of Franchisee, Franchisor and other System franchisees. Franchisee shall pay when due all amounts owed by Franchisee in connection with operating the Hotel. In the event of any bona fide dispute as
                                                          ---- ----
to Franchisee's liability for taxes or other indebtedness, Franchisee may contest the validity or the amount of the tax or other indebtedness in accordance with the procedures of the taxing authority or applicable law. However, in no event shall Franchisee permit a tax sale or seizure or levy by execution or similar writ or warrant or attachment by a creditor, to occur against the premises of the Hotel or any improvements thereon.

XXI. INDEPENDENT CONTRACTOR AND INDEMNIFICATION
     ------------------------------------------

     A.   Independent Contractor.  This Agreement does not create a fiduciary
          ----------------------
relationship between the parties hereto. Franchisee is an independent contractor, and nothing in this Agreement is intended to constitute either party an agent, legal representative, subsidiary, joint venturer, partner, employee or servant of the other for any purpose whatsoever.

          1. During the term of this Agreement and any extensions hereof, Franchisee shall hold itself out to the public as an independent contractor operating the business pursuant to a franchise from Franchisor and as an authorized user of the Proprietary Marks. Franchisee shall take such affirmative action as may be necessary to do so, including, without limitation, exhibiting notices of that fact at the Hotel as required under Section X. hereof.

          2. Nothing in this Agreement authorizes either party to make any contract, agreement, warranty or representation on the other's behalf, or to incur any debt or other obligation in the other's name. Neither party shall assume liability for, or be deemed liable hereunder, as a result of any such action, or by reason of any act or omission of the other party or any claim or judgment arising therefrom.

          3. Franchisor does not exercise any direction or control over the employment policies or employment decisions of Franchisee. All employees of Franchisee are solely employees of Franchisee, not Franchisor. Franchisee is not Franchisor's agent for any purpose in regard to Franchisee's employees or otherwise.

     B.   Indemnity.  Except as expressly provided in Section X.D. above,
          ---------
commencing on the date first set forth above and throughout the term of this Agreement, Franchisee shall indemnify, defend and save harmless Franchisor, its affiliates, their officers, directors, agents and employees, and their respective successors and assigns, from and against all losses, costs, liabilities, damages, claims and expenses, of every kind and description, including those attributable to allegations of strict liability or allegations of or actual negligence by Franchisor, its employees and agents (whether such negligence be sole, joint or concurrent or active or passive) and including reasonable attorneys' fees, arising out of or resulting from the construction, operation or use of the Franchised Business or Franchised Business premises or of any other business conducted on or in connection with the Franchised Business by the Franchisee, or because of any act or omission of the Franchisee or anyone associated with, employed by, or affiliated with Franchisee. Franchisee shall promptly give written notice to Franchisor of any action, suit, proceeding, claim, demand, inquiry, or investigation related to the foregoing. Franchisor shall in any event have the right, through counsel of its choice, to control the defense or response to any such action if it could affect Franchisor financially, and such undertaking by Franchisor shall not, in any manner or form, diminish Franchisee's obligations to Franchisor hereunder. Franchisor's undertaking, as described in the immediately preceding sentence, shall be conducted at Franchisor's expense, unless, in the good faith judgment of Franchisor, Franchisee shall have failed to adequately defend Franchisor as herein required, in which event Franchisor's undertaking shall be at Franchisee's expense. Under no circumstances shall Franchisor be required or obligated to seek recovery from third parties or otherwise mitigate its losses in order to maintain a claim under this indemnification and against Franchisee, and the failure of Franchisor to pursue such recovery or mitigate loss will in no way reduce the amounts recoverable by Franchisor from Franchisee. Notwithstanding the foregoing, Franchisor shall, at Franchisee's cost and expense, reasonably cooperate with Franchisee, and do such acts or things as may be reasonably necessary or advisable to assist Franchisee, in any action Franchisee may take to seek recovery from third parties. This indemnification shall survive the expiration, termination, or transfer of this Agreement or any interest herein.

XXII. APPROVALS AND WAIVERS
      ---------------------

      A.   Written Consent Required.  Approvals and consents by either party
           ------------------------
will not be effective unless evidenced by a writing signed by such party. Either party's consent, wherever required, may be withheld if any uncured default by the other party exists under this Agreement.

     B.   Standards for Consents.  Unless expressly stated otherwise in this
          ----------------------
Agreement, whenever the consent or approval of Franchisor is required, and whenever Franchisee is required to operate or act in accordance with standards, specifications or requirements of Franchisor, such consents and approvals shall be given or withheld, and such standards, specifications and requirements shall be promulgated and administered by Franchisor reasonably and in a manner consistent with the requirements Franchisor imposes on the management of all Wyndham Hotels in the same division as the Hotel.

     C.   Effects of Consents.  Except as otherwise provided in any written
          -------------------
agreement executed by Franchisor and Franchisee, Franchisor makes no warranties or guarantees upon which Franchisee may rely. Franchisor assumes no liability or obligation to Franchisee by providing any waiver, approval, consent or suggestion to Franchisee in connection with this Agreement or by reason of any delay or denial of any request therefor.

     D.   No Waiver.  No failure of a party to exercise any power reserved to it
          ---------
by this Agreement, or to insist upon compliance by the other party with any obligation or condition hereunder, and no custom or practice of the parties at variance with the terms hereof, shall constitute a waiver of such party's right thereafter to demand exact compliance with any of the terms herein. Waiver by a party of any particular default by the other party shall not affect or impair such party's rights with respect to any subsequent default of the same, similar, or different nature; nor shall any delay, forbearance, or omission of a party to exercise any power or right arising out of any breach or default by the other party of any of the terms, provisions, or covenants hereof, affect or impair such party's right to exercise the same.

XXIII. REPRESENTATION OF FRANCHISEE
       ----------------------------

       Franchisor entered into this Agreement in reliance upon the statements and information submitted to Franchisor by Franchisee in connection with this Agreement. Franchisee represents and warrants that all such statements and information submitted by Franchisee in connection with this Agreement are true correct and complete in all material respects. Franchisee agrees to promptly advise Franchisor of any material changes in the information or statements submitted.

XXIV. NOTICES
      -------

      Any and all notices required or permitted under this Agreement shall be in writing and shall be delivered personally or by a nationally recognized overnight commercial delivery service (such as Airborne Express or Federal Express) or mailed by certified mail, return receipt requested, to the respective parties at the following addresses unless and until a different address has been designated by written notice to the other party:

     Notices to FRANCHISOR:   WHC Franchise Corporation
                              2001 Bryan Street, Suite 2300
                              Dallas, Texas 75201
                              Attention: General Counsel
                              Facsimile: (214) 863-1100
                              Telephone: (214) 863-1000

     Notices to FRANCHISEE:   AGH Leasing, L.P.
                              3860 W. Northwest Highway, Suite 300
                              Dallas, Texas  75200
                              Facsimile:  (214) 351-0568
                              Telephone:  (214) 352-3330

Any notice shall be deemed to have been given at the date and time of (i) receipt or first refusal of delivery if sent via certified mail, or (ii) one (1) day after posting if sent via overnight commercial delivery service.

XXV. ENTIRE AGREEMENT
     ----------------

     This Agreement and those other agreements referenced herein contain the entire agreement between the parties hereto as it relates to the franchising of this Approved Location. There are no representations, inducements, promises, agreements, arrangements or undertakings, oral or written, between the parties relating to franchising this Approved Location other than those set forth herein. No agreement of any kind relating to the matters covered by this Agreement shall be binding upon either party unless and until the same has been made in writing and executed by all interested parties.

XXVI. CONSTRUCTION AND SEVERABILITY
      -----------------------------

      A.   Definitions.  Unless otherwise specified,
           -----------

          1. The term "Franchisee", as used in this Agreement shall include the entity identified in the preamble to this Agreement and (i) the individual owner or owners of the franchise granted hereunder, if Franchisee is a natural person or persons; or (ii) collectively and individually, the general partners, if Franchisee is a partnership; or (iii) collectively and individually, the controlling shareholders or controlling members, as applicable, if Franchisee is a corporation or limited liability company, provided, however, that no such person or entity shall have financial responsibility for the performance of this Agreement, unless such person or entity signs this Agreement or the Guaranty attached as Attachment B hereto for his or its own account and not in his or its representative capacity.

          2. The term "affiliate" means any person or entity controlling, controlled by, or under common control with Franchisee or Franchisor, as applicable.

          3. The term "control" means the ability to direct the policies and operations of a person or entity, as reasonably determined by Franchisor.

     B.   Severability.  Except as expressly provided to the contrary herein,
          ------------
each section, part, term and provision of this Agreement shall be considered severable. If, for any reason, any section, part, term or provision herein is determined to be invalid and contrary to, or in conflict with, any existing or future law or regulation by a court or agency having valid jurisdiction, such shall not impair the operation of, or have any other effect upon, such other sections, parts, terms and provisions of this Agreement as may remain otherwise intelligible, and the latter shall continue to be given full force and effect and bind the parties hereto; and said invalid sections, parts, terms or provisions shall be deemed not to be a part of this Agreement.

     C.   No Third Party Beneficiary.  Nothing in this Agreement is intended,
          --------------------------
nor shall be deemed, to confer any rights or remedies under or by reason of this Agreement upon any person or legal entity other than Franchisee, Franchisor, and such of Franchisee's and Franchisor's respective successors and assigns as may be contemplated (and, as to Franchisee, permitted) by this Agreement.

     D.   Maximum Duty Imposed.  Franchisee and Franchisor expressly agree to be
          --------------------
bound by any promise or covenant imposing the maximum duty permitted by law which is subsumed within the terms of any provision hereof, as though it were separately articulated in and made part of this Agreement, that may result from striking from any of the provisions hereof and portion or portions which a court may hold to be unreasonable and unenforceable in a final decision to which Franchisor or Franchisee, as applicable, is a party, or from reducing the scope of any promise or covenant to the extent required to comply with such a court order.

     E.   Captions.  All captions in the Agreement are intended solely for the
          --------
convenience of the parties, and none shall be deemed to affect the meaning or construction of any provision hereof.

     F.   Construction.  All references herein to the masculine, neuter or
          ------------
singular shall be construed to include the masculine, feminine, neuter or plural, where applicable. All acknowledgments, promises, covenants, agreements and obligations herein made or undertaken by Franchisee shall be deemed jointly and severally undertaken by all the parties hereto signing the Guaranty on behalf of Franchisee.

     G.   Duplicate Originals.  This Agreement may be executed in one or more
          -------------------
copies and each copy so executed shall be deemed an original.

XXVII. DISPUTE RESOLUTION
       ------------------

       A. FRANCHISOR AND FRANCHISEE AGREE TO SUBMIT ANY CLAIM, CONTROVERSY OR DISPUTE ARISING OUT OF OR RELATING TO THIS AGREEMENT (INCLUDING ALL ATTACHMENTS AND ADDENDA) OR THE RELATIONSHIP CREATED BY THIS AGREEMENT TO NON-BINDING MEDIATION PRIOR TO BRINGING SUCH CLAIM, CONTROVERSY OR DISPUTE IN A COURT OR BEFORE ANY OTHER TRIBUNAL. THE MEDIATION SHALL BE CONDUCTED BY EITHER AN INDIVIDUAL MEDIATOR OR A MEDIATOR APPOINTED BY A MEDIATION SERVICES ORGANIZATION OR BODY, EXPERIENCED IN THE MEDIATION OF HOTEL INDUSTRY DISPUTES, AGREED UPON BY THE PARTIES AND, FAILING SUCH AGREEMENT WITHIN A REASONABLE PERIOD OF TIME (NOT TO EXCEED FIFTEEN (15) DAYS), AFTER EITHER PARTY HAS NOTIFIED THE OTHER OF ITS DESIRE TO SEEK MEDIATION OF ANY CLAIM, CONTROVERSY OR DISPUTE BY THE AMERICAN ARBITRATION ASSOCIATION (OR ANY SUCCESSOR ORGANIZATION) IN ACCORDANCE WITH ITS RULES GOVERNING MEDIATION, AT FRANCHISOR'S PRINCIPAL PLACE OF BUSINESS. THE COSTS AND EXPENSES OF MEDIATION, INCLUDING COMPENSATION AND EXPENSES OF THE MEDIATOR (EXCEPT FOR THE ATTORNEY'S FEES INCURRED BY EITHER PARTY), SHALL BE BORNE BY THE PARTIES EQUALLY. IF THE PARTIES ARE UNABLE TO RESOLVE THE CLAIM, CONTROVERSY OR DISPUTE WITHIN NINETY (90) DAYS AFTER THE MEDIATOR HAS BEEN CHOSEN, THEN , UNLESS SUCH TIME PERIOD IS EXTENDED BY WRITTEN AGREEMENT OF THE PARTIES, EITHER PARTY MAY BRING A LEGAL PROCEEDING UNDER SECTION XXVII.B. BELOW TO RESOLVE SUCH CLAIM, CONTROVERSY OR DISPUTE. NOTWITHSTANDING THE FOREGOING, FRANCHISOR OR FRANCHISEE MAY BRING AN ACTION (1) FOR MONIES OWED, OR (2) FOR INJUNCTIVE OR OTHER EXTRAORDINARY RELIEF, AND FRANCHISOR MAY BRING AN ACTION INVOLVING THE POSSESSION OF OR TO SECURE OTHER RELIEF RELATING TO THE HOTEL PREMISES, IN A COURT HAVING JURISDICTION AND IN ACCORDANCE WITH SECTION XVII.B., BELOW, WITHOUT FIRST SUBMITTING SUCH ACTION TO MEDIATION.

     B. WITH RESPECT TO ANY CLAIMS, CONTROVERSIES OR DISPUTES WHICH ARE NOT FINALLY RESOLVED THROUGH MEDIATION OR AS OTHERWISE PROVIDED ABOVE, EACH OF FRANCHISOR AND FRANCHISEE HEREBY IRREVOCABLY SUBMITS ITSELF TO THE JURISDICTION OF THE STATE AND THE FEDERAL DISTRICT COURTS LOCATED IN DALLAS COUNTY, TEXAS OR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION AND HEREBY WAIVES ALL QUESTIONS
OF PERSONAL JURISDICTION FOR THE PURPOSE OF CARRYING OUT THIS PROVISION.   EACH
OF FRANCHISOR AND FRANCHISEE HEREBY AGREES THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT OR THE RELATIONSHIP CREATED BY THIS AGREEMENT BY ANY MEANS ALLOWED BY TEXAS OR FEDERAL LAW. EACH OF FRANCHISOR AND FRANCHISEE FURTHER AGREES THAT VENUE FOR ANY PROCEEDING RELATING TO OR ARISING OUT OF THIS AGREEMENT SHALL BE THE COURTS OF DALLAS COUNTY, TEXAS OR THE NORTHERN DISTRICT OF TEXAS, DALLAS DIVISION.

XXVIII. APPLICABLE LAW AND CURRENCY REQUIREMENT
        ---------------------------------------

     A.   Governing Law.  This Agreement takes effect upon its acceptance and
          -------------
execution by Franchisor in the State of Texas, and shall be interpreted and construed under the laws thereof, which laws shall prevail in the event of any conflict of law.

     B.   Remedies Cumulative.  Except as is expressly set forth in Section
          -------------------
XVIII.E herein, no right or remedy conferred upon or reserved to Franchisor or Franchisee by this Agreement is intended to be, nor shall be deemed, exclusive of any other right or remedy herein or by law or equity provided or permitted, but each shall be cumulative of every other right or remedy.

     C.   Injunctive Relief.  Nothing herein contained shall bar either party's
          -----------------
right to obtain injunctive relief against threatened conduct that will cause it loss or damages, under the usual equity rules, including the applicable rules for obtaining restraining orders and preliminary injunctions.

     D.   U.S. Currency.  All fees and payments required by this Agreement shall
          -------------
be paid in U.S. currency.

XXIX. WAIVER OF JURY TRIAL
      --------------------

     In any litigation between the parties founded upon or arising from this Agreement, the parties hereby waive their respective rights to a jury trial, and the parties hereby stipulate that any such trial shall occur without jury.

XXX. FRANCHISEE ACKNOWLEDGMENTS
     --------------------------

     A. FRANCHISEE ACKNOWLEDGES THAT IT DID NOT RELY ON ANY PROMISES, REPRESENTATIONS OR AGREEMENTS ABOUT THE FRANCHISOR OR THE FRANCHISE NOT EXPRESSLY CONTAINED OR REFERRED TO IN THIS AGREEMENT IN MAKING ITS DECISION TO SIGN THIS AGREEMENT. FRANCHISEE FURTHER REPRESENTS AND WARRANTS THAT FRANCHISOR AND ITS REPRESENTATIVES HAVE NOT MADE ANY PROMISES, REPRESENTATIONS OR AGREEMENTS, ORAL OR WRITTEN, EXCEPT AS EXPRESSLY CONTAINED OR REFERRED TO IN THIS AGREEMENT.

     B. FRANCHISEE ACKNOWLEDGES THAT FRANCHISEE HAS CONDUCTED AN INDEPENDENT INVESTIGATION OF THE BUSINESS FRANCHISED HEREUNDER, AND RECOGNIZES THAT THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT INVOLVES BUSINESS RISKS AND THAT ITS SUCCESS WILL BE LARGELY DEPENDENT UPON THE ABILITY OF FRANCHISEE AS AN INDEPENDENT BUSINESSMAN. FRANCHISOR EXPRESSLY DISCLAIMS THE MAKING OF, AND FRANCHISEE ACKNOWLEDGES THAT FRANCHISEE HAS NOT RECEIVED, ANY WARRANTY OR GUARANTEE, EXPRESS OR IMPLIED, AS TO THE POTENTIAL VOLUME, PROFITS OR SUCCESS OF THE BUSINESS VENTURE CONTEMPLATED BY THIS AGREEMENT.

     C. FRANCHISEE ACKNOWLEDGES THAT IT HAS READ AND UNDERSTOOD THIS AGREEMENT, THE ATTACHMENTS HERETO, IF ANY, AND THAT FRANCHISEE HAS HAD AMPLE TIME AND OPPORTUNITY TO CONSULT WITH ADVISORS OF FRANCHISEE'S OWN CHOOSING ABOUT THE POTENTIAL BENEFITS AND RISKS OF ENTERING INTO THIS AGREEMENT.

     D. ALL OF THE OBLIGATIONS OF FRANCHISOR HEREUNDER ARE TO FRANCHISEE ONLY; NO OTHER PERSON OR ENTITY IS ENTITLED TO RELY ON, ENFORCE, OR OBTAIN RELIEF FOR BREACH OF SUCH OBLIGATIONS EITHER DIRECTLY OR BY SUBROGATION.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY]

     IN WITNESS WHEREOF, the parties hereto have duly executed, sealed and delivered this Agreement in duplicate on the day and year first above written.

                                FRANCHISOR:

ATTEST:                         WHC FRANCHISE CORPORATION

                                By:
-----------------------------   -----------------------------------
Secretary                       Name:______________________________
                                Title:_____________________________


                                FRANCHISEE:

ATTEST:                         AGH LEASING, L.P.

                                By:  AGHL GP, INC.,
-----------------------------        General Partner
Secretary


                                     By:___________________________
                                        Name:______________________
                                        Title:_____________________

                                For purposes of Section XXVI.A.
                                of the Franchise Agreement

                                AGHL GP, INC.,
                                for its own account


                                   By:_____________________________
                                      Name:________________________
                                      Title:_______________________

                                  ATTACHMENT A

     1.   Location of the Hotel:  ________________________________

                                  ________________________________

                                  ________________________________

     2.   Number of guest rooms:_______

     3.   Commencement Date for conversion:_______________________


     4. Completion Date for substantial satisfaction of the conversion requirements set forth in the Renovation Plan:_______________

     5.   Effective Date:_________________________________________

     6.   Final Completion Date:__________________________________

     7.   Initial Franchise Fee:__________________________________

     8. Equity Interest(s) in Franchisee (name(s), address(es), and percentage(s) of ownership):

          Name                     Address            Percentage of Ownership
-----------------------  ---------------------------  -----------------------

     AGHL GP, Inc.,      3860 West Northwest Highway           1.0000%
     General Partner     Suite 300
                         Dallas, Texas 75200

     Kenneth E. Barr,    3860 West Northwest Highway           2.4750%
     Limited Partner     Suite 300
                         Dallas, Texas 75200

     Steven D. Jorns,    3860 West Northwest Highway           15.2757%
     Limited Partner     Suite 300
                         Dallas, Texas 75200

     Kenneth W. Shaw,    3860 West Northwest Highway           15.2757%
     Limited Partner     Suite 300
                         Dallas, Texas 75200

     Lewis W. Shaw,      3860 West Northwest Highway           15.2757%
     Limited Partner     Suite 300
                         Dallas, Texas 75200

                             Attachment A - Page 1

     James E. Sowell,    3860 West Northwest Highway           45.8568%
     Limited Partner     Suite 300
                         Dallas, Texas 75200

     Bruce G. Wiles,     3860 West Northwest Highway           4.8411%
     Limited Partner     Suite 300
                         Dallas, Texas 75200

                             Attachment A - Page 2

                                 ATTACHMENT B

                                    GUARANTY

          As an inducement to WHC Franchise Corporation ("Franchisor") to execute the Franchise Agreement dated___________, 199__, applicable to the Wyndham Hotel located at the location specified in Attachment A to the Franchise Agreement, the undersigned, jointly and severally, hereby agree to be bound by all the terms and conditions of the above Franchise Agreement including any amendments thereto whenever made (hereinafter the "Agreement") and unconditionally and irrevocably guaranty to Franchisor and its successors and assigns that all of Franchisee's obligations under the Agreement will be punctually paid and performed.

          Upon default by Franchisee, the undersigned will immediately make each payment and perform each obligation required of Franchisee under the Agreement. Without affecting the obligations of the undersigned under this Guaranty, Franchisor may, without notice to the undersigned, extend, modify, waive, renew or release any indebtedness or obligation of Franchisee. The undersigned waive notice of amendment of the Agreement and notice of demand for payment or performance by Franchisee.

          Franchisor may pursue its rights against any of the undersigned without first exhausting its remedies against Franchisee and without joining any other guarantor. No delay on the part of the Franchisor in the exercise of any right or remedy, and no single or partial exercise by Franchisor of any right or remedy shall preclude the further exercise of such right or remedy. Upon the death of an individual guarantor, the estate of such guarantor will be bound by this Guaranty but only for defaults and obligations hereunder existing at the time of death, and the obligations of the other guarantors will continue in full force and effect.

         In WITNESS WHEREOF, each of the undersigned has signed this Guaranty as of date of the above Agreement.


                                 GUARANTOR


                                 American General Hospitality Corporation, for its own account

ATTEST:
                                 By:
---------------------------         ---------------------------
Witness                             Kenneth E. Barr,
                                    Executive Vice President

                             Attachment B - Page 1

                              For purposes of Section XXVI.A.
                              of the Franchise Agreement

                              AGHL GP, INC.,
                              for its own account


                              By:_________________________________
                                 Name:____________________________
                                 Title:___________________________

                             Attachment B - Page 2

                                  ATTACHMENT C

                            MANAGEMENT COMPANY RIDER
                 TO FRANCHISE AGREEMENT DATED___________, 199__
                     BETWEEN WHC FRANCHISE CORPORATION AND
                               AGH LEASING, L.P.

     American General Hospitality, Inc. ("Management Company") has entered into a Management Agreement with AGH Leasing, L.P. ("Franchisee") dated_________________, 199__, under the terms of which Management Company will operate the Wyndham Hotel located at the location specified in Attachment A to the Franchise Agreement (the "Hotel") in accordance with the terms and conditions of the Franchise Agreement identified above.

     In consideration of being permitted to operate the Hotel, Management Company hereby acknowledges and ratifies the terms and conditions of the Franchise Agreement and agrees to fully observe and be bound by all terms, conditions and restrictions regarding the management and operation of the Hotel set forth in the Franchise Agreement as if and as though Management Company had executed the Franchise Agreement as "Franchisee" for as long as Management Company operates the Hotel; provided, however, that the foregoing does not constitute an agreement of the Management Company to pay or assume any financial obligation of Franchisee to Franchisor or to any third party. Management Company further agrees to be bound by the confidentiality covenants set forth in
Section XII. of the Franchise Agreement (including all remedies available to Franchisor under the Franchise Agreement for breach thereof) during and subsequent to its tenure as manager and operator of the Hotel.

     Management Company agrees that Franchisor may enforce directly against Management Company those terms and conditions of the Franchise Agreement to which Management Company has hereby agreed to be bound. The prevailing party in any cause of action brought hereunder, pursuant hereto or in connection herewith (including, without limitation, any action for declaratory or equitable relief) shall be entitled to recover from the non-prevailing party reasonable attorney's fees, expenses and costs of suit incurred by the prevailing party in such action.

                                MANAGEMENT COMPANY:

                                AMERICAN GENERAL HOSPITALITY, INC.,
                                a Texas corporation

ATTEST:
                                By:
---------------------------        ---------------------------
Witness                            Name:_____________________________
                                   Title:____________________________

                             Attachment C - Page 1

                                  ADDENDUM TO
                              FRANCHISE AGREEMENT
                       FOR FRACTIONAL FRANCHISE EXEMPTION

      This Addendum to Franchise Agreement for Fractional Franchise Exemption ("Fractional Franchise Addendum") is entered into on ____________, 199__ by and between WHC Franchise Corporation, a Delaware corporation ("Franchisor") and AGH Leasing, L.P., a Delaware limited partnership ("Franchisee"), and supplements the terms of the Franchise Agreement entered into by the Franchisor and Franchisee on this date (the "Franchise Agreement"), as set forth below.

I. The parties agree that the transaction contemplated by the Franchise Agreement is intended to satisfy the requirements of the fractional franchise exemption pursuant to the Federal Trade Commission's Trade Regulation Rule on Franchising and Business Opportunity Ventures ("FTC Rule") and other exemptions under applicable state laws.

II. Franchisee represents and warrants that the offer and sale of the Franchise Agreement is exempt from the FTC Rule and that the Franchise Agreement creates a fractional franchise relationship, based upon the following:

     1. Franchisee and/or its current director(s) or executive officer(s) have been in the type of business represented by the franchise relationship for more than the past two years, as described in Attachment A hereto, and

     2. Franchisee, together with the subsidiary(ies) of Franchisee (if any) in which Franchisee owns a Controlling Interest, as defined in I.3. below, and any individual or entity with a Controlling Interest in Franchisee (such subsidiary(ies), individuals, entities, and Franchisee referred to collectively as "Franchisee Entities") anticipate that sales arising from the franchise relationship will represent no more than twenty percent (20%) of the sales in dollar volume of Franchisee, or, as determined by Franchisor in its sole discretion, of the Franchisee Entities, as described in Attachment B hereto.

     3. "Controlling Interest" means, with respect to any person or entity ("Person"), any other person or entity controlling, controlled by, or under common control with such Person. "Control" means the ability to direct the policies and operations of a person or entity, as determined by Franchisor.

III. Franchisee and the Franchisee Entities further anticipate that the aggregate sales arising from the relationship created by this Franchise Agreement, combined with the relationships created by all other existing and future Franchise Agreements with Franchisor, will not represent more than twenty percent (20%) of the sales in dollar volume of Franchisee, or, as applicable, the Franchisee Entities.

IV. Franchisee and the Franchisee Entities do not have any present plans to sell, prior to one (1) year after the Hotel (as defined in the Franchise Agreement) opens, any portion of its or their business, where such sale would result in a decrease in the aggregate of its or their gross sales, such that the gross sales of the Hotel would represent more than twenty percent (20%) of such aggregate gross sales.

                               Addendum - Page 1

V. Franchisee and its principals have undertaken an independent investigation to confirm the accuracy of the above, and understand that Franchisor has offered and executed the Franchise Agreement in reliance upon the above.

VI. If Franchisee has falsely made any of the representations or warranties set forth herein, including all attachments hereto, such shall constitute a false statement of the representations and warranties contained in the Franchise Agreement.

VII. FRANCHISOR AND FRANCHISEE, EACH TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EXPRESSLY WAIVE THE PROVISIONS OF AND ANY RIGHTS, CLAIMS OR CAUSES OF ACTION UNDER, SECTIONS 17.41 THROUGH 17.63 (EXCLUDING THE PROVISIONS OF SECTION 17.555, WHICH ARE NOT WAIVED), INCLUSIVE, OF THE TEXAS BUSINESS AND COMMERCE CODE (THE "TEXAS DECEPTIVE TRADE PRACTICES ACT", TEX. BUS. & COM. CODE ANN. (S)17.41, ET SEQ. (VERNON 1987)).

VIII. This Addendum constitutes an integral part of the Franchise Agreement between the parties hereto, and the terms of this Addendum shall be controlling with respect to the subject matter hereof. Except as modified or supplemented by this Addendum, the terms of the Franchise Agreement are hereby ratified and confirmed.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Addendum to be executed by its authorized representative as of the date first above written.


                                 FRANCHISOR:

                                 WHC FRANCHISE CORPORATION

ATTEST:
                                 By:
---------------------------         ---------------------------
Witness                             Name:----------------------
                                    Title:---------------------


                                FRANCHISEE:

                                AGH LEASING, L.P.

ATTEST:
                                By:  AGHL GP, INC.,
---------------------------          General Partner
Witness

                                     By:---------------------------
                                        Name:----------------------
                                        Title:---------------------

                               Addendum - Page 2

                                  ATTACHMENT A


     1. The Franchisee will be/is of the following business structure: a Delaware limited partnership.

     2. The following individuals will have management responsibility for the Franchisee (i.e., the executive officers and directors of a corporation or persons holding equivalent positions if the Franchisee will be/is organized as another form of legal entity):

          Officers of the Corporate General Partner
          -----------------------------------------

          Steven D. Jorns, Chairman/President/CEO
          Bruce G. Wiles, Executive Vice President
          Kenneth E. Barr, Executive Vice President/CFO

     3. The Franchisee currently owns and/or leases and/or operates _____ Wyndham hotels. The Franchise Agreement relates to one of Franchisee's existing hotels which it proposes to convert to a Wyndham Hotel.

     4. The Franchisee currently owns and/or operates a total of ________________ (__) other hotels. Franchisee's ownership/operation of the first of such hotels began on July 31, 1996. Each of these hotels are identified below, including the name and location of each:

     5. Describe below the hotel experience of those individuals listed in 2, above. Please include dates, titles, responsibilities, and a description of the hotel:

                             Attachment A - Page 1

                                  ATTACHMENT B


     1. The Franchisee owns and/or leases and/or operates the following businesses, other than the anticipated ownership of the Hotel:

     2.   a.   The following is a complete list of the Franchisee's subsidiaries in which Franchisee owns a Controlling Interest, and a description of their relationship with the Franchisee, including the Franchisee's equity interest therein:

          b. The following is a complete list of those persons or entities with a Controlling Interest in Franchisee, and a description of their relationship with the Franchisee, including their equity interest in Franchisee:

          Sole General Partner: AGHL GP, Inc. - 1%, whose individual owners are:

          James Sowell    46.32%  Lewis Shaw    15.43%
          Steven Jorns    15.43%  Kenneth Shaw  15.43%
          Bruce Wiles      4.89%  Kenneth Barr   2.50%

     3.  For the _________ month period beginning ______________, 199__, the
Franchisee recorded gross sales totaling $________________. This figure does not include the gross sales of any subsidiary or any person or entity with a Controlling Interest in Franchisee. Franchisee's financial statements for the most recently concluded fiscal year (audited, if available) and for the period following such fiscal year-end through _____________________________, 199__
(DATE PRIOR TO DATE OF FRANCHISE AGREEMENT).  If Franchisee has not completed
------------------------------------------
one full year of operations, please attach financial statements from the commencement of operations through ____________________, 199__ (DATE PRIOR TO
                                                               --------------
DATE OF FRANCHISE AGREEMENT).
---------------------------

     4.   a.   For the twelve (12) month period preceding __________, 199__
(DATE OF FRANCHISE AGREEMENT), the subsidiaries described in 2.a. above recorded
-----------------------------
gross sales as follows (list the entity and the total gross sales for each):

          b.   For the twelve (12) month period preceding _________, 199__ (date
                                                                            ----
of franchise agreement), the persons or entities described in 2.b. above
----------------------
recorded gross sales as follows (list the entity and the total gross sales for each):

                             Attachment A - Page 2

Please attach financial statements for the most recently concluded fiscal year (these statements should be audited, if available) and for the period following such fiscal year-end through ________________________, 199__ (DATE PRIOR TO DATE
OF FRANCHISE AGREEMENT).   If any person or entity listed has not completed one
full year of operations, please attach financial statements from the commencement of operations through _________________________________________,
199__ (DATE PRIOR TO DATE OF FRANCHISE AGREEMENT).

     5. The anticipated gross sales for each of the subsidiaries and affiliates described in 2.a. and b. above, not attributable to the operation of the Hotel, for the one year period after the Hotel opens, will be as follows (list the entity and the total anticipated gross sales for each):

     6. The Franchisee's anticipated gross sales, not attributable to the operation of the Hotel for the one year period after the Hotel opens, will be $____________________.

     7. The Franchisee's anticipated gross sales, attributable to the operation of the Hotel, for the one year period after the Hotel opens, will be $__________________.

                             Attachment A - Page 3

                                  ATTACHMENT D

                                RENOVATION PLAN


                             Attachment D - Page 1

                               Addendum - Page 2

                                   EXHIBIT B

          1.   LeBaron Hotel in San Jose, California

                                   EXHIBIT C

                         [FORM OF MANAGEMENT AGREEMENT]

                              MANAGEMENT AGREEMENT


     This Management Agreement (this "Agreement") is made and entered into as of this _____ day of October, 1996, by and between AGH LEASING, L.P., a Delaware limited partnership, with offices located at 3860 W. Northwest Highway, Suite 300, Dallas, Texas 75220 ("Lessee") and AMERICAN GENERAL HOSPITALITY, INC., a Texas corporation, with offices located at 3860 W. Northwest Highway, Suite 300, Dallas, Texas 75220 ("Manager").

                                   RECITALS:
                                   ---------

     A. American General Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "Partnership"), has acquired fee or leasehold title to, or ownership of the partnership or limited liability company that owns fee or leasehold estate title to, the Days Inn Lake Buena Vista Resort & Suites (the "Hotel") located in Orlando, Florida.

     B. The Hotel has been leased to Lessee pursuant to that certain Lease Agreement (the "Participating Lease") dated of even date herewith.

     C. Lessee has agreed to engage Manager to manage, or to continue to manage, as the case may be, the Hotel on the terms and conditions hereinafter set forth, effective as of the date hereof (the "Effective Date").


                                   ARTICLE I.
                                      TERM
                                      ----

     SECTION 1.1. TERM.  The term shall commence on the Effective Date and,
     -----------------
unless earlier terminated in the manner provided herein, shall continue for a period of 12 years from the Effective Date (the "Term"). In the event that the term of the Participating Lease (as the same may be modified, amended, extended or renewed from time to time) expires (whether by its own terms, by agreement of the parties thereto or by reason of an event of default thereunder) prior to or after the scheduled expiration of the Term, the Term of this Agreement shall be correspondingly shortened or lengthened, so that the Term of this Agreement shall be coterminous with the term of the Participating Lease.

                                 ARTICLE II.
                      MANAGER'S DUTIES AND AUTHORIZATIONS
                      -----------------------------------

          SECTION 2.1.  MANAGER'S DUTIES AND AUTHORIZATIONS.  Manager
          -------------------------------------------------
acknowledges that it has received and reviewed a copy of the Participating Lease and the Franchise License Agreement and agrees to maintain and manage the Hotel in accordance with the terms thereof. Manager, on behalf of Lessee and at Lessee's expense as provided for in this Agreement, shall direct and be responsible for the operation of the Hotel in accordance with the terms of this Agreement, the Participating Lease and the Franchise License Agreement. Manager is hereby exclusively authorized, and shall have the responsibility, to direct the day-to-day activities of the Hotel and establish all policies and procedures relating to the management and operation of the Hotel, subject to the terms and conditions of this Agreement, the Participating Lease and the Franchise License Agreement. Except as herein specifically provided to be "at the expense of Manager", or similar specific language, all cost(s) and expense(s) incurred by Manager in connection with the performance of its obligations hereinafter set forth shall be Operating Costs (as defined in Exhibit "B") and accordingly shall be paid from the Hotel Account(s) (as hereinafter defined in Section 3.1(d)). Manager, during the Term, shall have the following duties and obligations:

          (a) Allocation of Costs under Participating Lease.  Pursuant to the
              ---------------------------------------------
     terms of the Participating Lease, certain costs are to be paid by the Partnership and certain costs are to be paid by the Lessee. To the extent this Agreement authorizes or directs Manager to pay any such costs, Manager shall pay such costs to the extent of funds in the Hotel Account(s) or the Reserve Fund (as such terms are defined below), and shall maintain records and accounts of all such payments for periodic review by the Lessee and the Partnership.

          (b) Personnel.  Manager is to be the sole judge of the fitness and
              ---------
     qualification of all employees of the Hotel (whether full-time, part-time, temporary, "casual", salaried or hourly, sometimes herein referred to as the "personnel") and is vested with absolute discretion in the hiring, discharging, supervision and direction of such personnel during the course of their employment at the Hotel. It is expressly understood and agreed that all such personnel will be the employees of Manager, and not the Lessee, and, subject to Section 2.1(e), that all costs and expenses related to the personnel shall be Operating Costs and not an expense of Manager and these shall include, but not be limited to, wages, salaries, benefits, bonuses, commissions, vacation, workers compensation insurance programs, unemployment, severance, life, health, accident insurance premiums, retirement programs, payroll processing, other usual and customary direct or indirect compensation items, and employee benefits regularly granted by Manager in the usual course of its management business, as well as all other unusual or non-customary direct or indirect compensation items and other employee benefits not regularly granted in the usual course of business but which Manager has disclosed to, and which have been approved by, Lessee ("Extra Benefits")

     (all of the foregoing being herein collectively referred to as "Compensation"). Manager shall be responsible, as the employer of all personnel, for the proper and timely reporting and payment (as an expense of the Hotel) of all required governmental charges with respect to the personnel.

               1. Manager will hire, train, supervise, direct the work of, and discharge all personnel of the Hotel. Manager will not discriminate against any employee or applicant for employment because of race, creed, color, sex, age or national origin or any other legally prohibited criteria. Except as stated below, such personnel shall be deemed employees of the Manager, and Lessee shall have no right to supervise or direct employees.

               2. The salaries, wages and other compensation, including social security, taxes and insurance, of any employees not located at the Hotel shall be paid by Manager without reimbursement by Lessee.

               3. In the event that Manager in its reasonable judgment determines that employees of the Manager not located at the Hotel should become full-time, on-site personnel of the Hotel on a temporary basis, subject to Section 2.1(e), the compensation of such employees, to the extent their time is devoted to such Hotel, shall be deemed to be Operating Costs reimbursable to Manager out of the Hotel Account(s).

               4. Notwithstanding anything herein to the contrary, and in addition to any other expenses or compensation payable under any other provisions of this Agreement, members of Manager's internal audit staff, Manager's regional operations and marketing managers, all home-office personnel for Manager's hotel operations, Manager's Accountants (as hereinafter defined), and Manager's construction personnel shall receive complimentary room, food, and beverage services and other amenities at the Hotel during their visits to the Hotel if such personnel must travel to the Hotel to work on a specific project for the Hotel's benefit, and Manager shall be entitled to payment or reimbursement for any reasonable travel related expenses, including air and ground transportation with respect thereto.

               5. Manager may, on occasion, transfer employees from one hotel to another, or secure the employment of a person that is not a resident of the same city as the Hotel. In this instance, Manager shall use the most economical method of relocating the employee and, with Lessee's prior approval, charge all expenses of relocation to the Hotel.

               6. Any relocated or newly hired personnel (including spouse and dependent children, if any), may receive complimentary room, food and beverage service in the Hotel (not to exceed two residential units) for a period up to ninety (90) days from the date such personnel commence work at the Hotel.

               7. Manager shall provide all eligible personnel with its standard benefits package and bonus program, and, if applicable, the Extra Benefits, in effect from time to time, the cost of which shall be Operating Costs. It is understood that certain executive employees of Manager will participate in the Property level bonus plan as an incentive to maximize revenues and profits, and these shall be Operating Costs, provided that in no event will the aggregate cost of any bonuses paid to such executive employees of Manager during any Term Year with respect to the Hotel exceed $25,000.

               8. So long as Manager is not in default hereunder, Lessee shall not interfere with or give orders or instructions to the personnel employed at the Hotel.

               9. Except as otherwise herein provided, Manager shall be reimbursed for travel and other reasonable and necessary out-of-pocket expenses incurred by Manager or the personnel in the performance of the duties imposed hereunder.

               10. Except as otherwise herein provided, the reasonable and necessary costs, fees, compensation and other out-of-pocket expenses of any persons engaged by Lessee or Manager to perform duties of a special nature, directly related to the operation of the Hotel, including but not limited to, attorneys, auditors, and the like, shall be Operating Costs.

               11. Manager agrees that it will consult with Lessee regarding the hiring, transferring, or terminating of the General Manager and Director of Sales for the Hotel. Lessee shall be afforded an opportunity to review the resumes of, and to interview, the candidates that Manager deems to be the best candidate(s) for each such position. Manager and Lessee shall consult with each other concerning such decisions, and Manager agrees to give serious consideration to the views of Lessee, but in the event Manager and Lessee are not able to reach a mutually agreeable decision, the decision of Manager shall control.

          (c) Hotel Policies.  Manager shall determine the terms of guest
              --------------
     admittance to the Hotel, room rates, and use of rooms for commercial purposes, subject to the right of Lessee to identify from time to time certain individuals who shall be entitled to receive complimentary rooms as guests of Lessee.

          (d) Bank Accounts.  On the Effective Date, Manager shall open the
              -------------
     following "Hotel Accounts" and establish the following cash management procedures:

              1. Manager shall open two accounts (respectively, the "Depository Account" and the "General Manager's Account") with a banking institution acceptable to Lessee which accounts shall be in the name of the Hotel and shall have as authorized signatories for check writing and withdrawals any one among Lessee, Lessee's nominee, Manager's chief executive officer, and such nominees of Manager as Lessee shall approve in writing. Upon the opening of the General Manager's Account, Lessee shall immediately deposit therein a sum estimated by Lessee and Manager to be necessary for certain payments required or customarily made to vendors through the issuance of a check from an account maintained with a local banking institution. Thereafter, Lessee shall from time to time deposit such amounts as Manager and Lessee agree are necessary to replenish the General Manager's Account in order to continue to provide for payments to local vendors as described in the immediately preceding sentence. Manager shall on a daily basis cause (i) all cash receipts and the proceeds of credit card receipts, in each case generated from the management and operation of the Hotel, to be deposited into the Depository Account, and (ii) all amounts in the Depository Account, in excess of any minimum required by law or the local banking institution with which the Depository Account is maintained, to be deposited into the Operating Account (as defined below). Without the prior written consent of Lessee, neither Manager nor any of its nominees shall cause any checks to be issued or otherwise permit amounts to be withdrawn from the Depository Account, except for the daily deposits into the Operating Account contemplated hereunder.

              2. Manager shall open an account (the "Operating Account") with a banking institution acceptable to Lessee, which account shall be in the name of the Hotel and shall have as its authorized signatories for check writing and withdrawals any one among Lessee, Lessee's nominee, Manager's chief executive officer, and such nominees of Manager as Lessee shall approve in writing. Upon the opening of the Operating Account, Lessee shall immediately deposit into the Operating Account a sum estimated by Lessee and Manager to be necessary for the initial operation of the Hotel.

              3. Manager shall cause all amounts remaining in the Operating Account at the end of each month, after the payment and disbursement of such amounts contemplated under the terms hereof or approved by Lessee, including any allowances for checks written and not yet presented for payment against the Operating Account, to be transferred to Lessee.

              4. It is expressly agreed that Manager shall in no event have or suffer any liability or responsibility whatsoever for lost funds or the unavailability of funds deposited in any of the Hotel Accounts resulting from the errors or omissions of any bank where such account is maintained (unless the failure to correct same results from Manager's negligence or intentional acts) or the failure, closing and/or restructuring thereof. Manager agrees that each nominee or designee of Manager who is an authorized signatory of the Hotel Accounts shall be a bonded employee of Manager and Manager shall supply to Lessee copies of such bonds or insurance; the expense of obtaining and maintaining such insurance and bonds shall be borne exclusively by Manager. Notwithstanding anything to the contrary contained herein, neither Manager nor any of its nominees or designees authorized to issue checks or disburse funds under the Hotel Accounts shall make any payment in respect of, or otherwise settle any claims arising under, any obligations owed or arising prior to one day following the Effective Date.

              5. As agent for Lessee, Manager shall collect all income arising from the operation of the Hotel, however arising, and shall deposit same in the Hotel Accounts.

          (e)  Operating Budget.
               ----------------

              1. Manager and Lessee have agreed to a budget ("Operating
          Budget") for the balance of calendar year 1996, attached hereto as Schedule A. Hereafter, Manager, not less than sixty (60) days prior to the commencement of each succeeding calendar year, shall submit to Lessee, for Lessee's approval, a proposed Operating Budget for the ensuing full or partial calendar year, as the case may be. Each Operating Budget shall be accompanied by, and shall include an estimated profit and loss statement on a monthly basis generally in accordance with the latest edition of the Uniform System of Accounts as adopted by the Hotel Association of New York City, Inc. and the American Hotel & Motel Association (the "Uniform System of Accounts"), and, a business plan which shall describe business objectives and strategies for the period covered by the Operating Budget. The business plan shall include without limitation an analysis of the market area in which the Hotel competes, a comparison of the Hotel and its business with competitive hotels, an analysis of categories of potential guests, and a description of sales and marketing activities designed to achieve and implement identified objectives and strategies.

              2. Manager shall meet with Lessee to discuss the proposed Operating Budget within 20 days after submitting the proposed Operating Budget to Lessee, and Lessee shall provide a written response to Manager approving or disapproving a proposed Operating Budget within twenty (20) days after the date Manager and Lessee have met to discuss the proposed Operating Budget. If Lessee fails to provide an effective notice disapproving a proposed Operating Budget within such 20-day period, the proposed Operating Budget shall be deemed to be approved. If the proposed Operating Budget contains disputed budget item(s), Lessee and Manager agree to cooperate with each other in good faith to resolve the disputed or objectionable proposed item(s). In the event
          (A) Lessee and Manager are not able to reach mutual agreement concerning any disputed or objectionable item within a period of twenty (20) days after the date Lessee provides written notice of its objections to Manager, then either party shall be entitled to submit the dispute to arbitration in accordance with the provisions of
          Section 9.2 below. If Lessee and Manager are unable to resolve the disputed or objectionable matter(s) prior to the commencement of the applicable calendar year, the undisputed portions of the proposed Operating Budget shall be deemed to be adopted and approved. The disputed line item(s) shall be adjusted as set forth in the next sentence and shall be substituted in lieu of the disputed item in the proposed Operating Budget. Those disputed line items which represent variable costs from year to year shall be adjusted by increasing the corresponding line items of the Operating Budget for the preceding calendar year by an amount determined by Manager which does not exceed the increase in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics of the United States Department of Labor, U.S. City Average, all items (1982-1984=100) (the "CPI"), or any successor or replacement index thereto, for the calendar year prior to the calendar year with respect to which the adjustment to the line item is being calculated. The resulting Operating Budget shall be deemed to be the Operating Budget in effect until such time as Manager and Lessee have resolved the their dispute over item(s) objected to by Lessee.

              3. Manager may revise the Operating Budget from time to time, as necessary, to reflect any unpredicted significant changes, variables or events or to include significant, additional, unanticipated items of revenue and expense. Any such revision shall be submitted to Lessee for approval, which approval shall not be unreasonably withheld, delayed or conditioned. Manager may reallocate part or all of the amount budgeted with respect to any line item to another line item in the same Department (below defined), but may not reallocate from one Department to another without Lessee's consent, which shall not be unreasonably withheld or delayed. The term "Department" shall mean and refer to those general divisional categories shown in the Operating Budget (e.g., Room Department or Administration Department), but shall not mean or refer to subcategories (e.g., linen replacement or uniforms) appearing in a divisional category. In addition, in the event actual Adjusted Gross Revenues (as defined on Exhibit "B" hereto) for any calendar period are greater than those provided for in the Operating Budget, the amounts approved in the

          Operating Budget (for room, food and beverage, telephone, utilities, marketing, and hotel repair and maintenance) for any calendar month shall be automatically deemed to be increased to an amount that bears the same relationship (ratio) to the amounts budgeted for such items as actual Adjusted Gross Revenue for such month bears to the budgeted Adjusted Gross Revenue for such month.

              4. Lessee acknowledges that the Operating Budget is intended only to be a reasonable estimate of the Hotel's income and expenses for the ensuing calendar year. Manager shall not be deemed to have made any guarantee, warranty or representation whatsoever in connection with the Operating Budget.

          (f) Operating Statements.  Manager shall prepare and furnish to Lessee
              --------------------
the following statements: (i) within twenty (20) days after the end of each calendar month a detailed profit and loss statement setting forth the results of the Hotel's operations for such calendar month and the calendar year to date, with a comparison to the then current Operating Budget; and a balance sheet setting forth the results of the Hotel's operations for the calendar year to date and the previous calendar year; and (ii) within twenty (20) days after the end of each calendar year, a balance sheet, together with a comparison to the previous calendar year, a related statement of profit and loss (including all supporting departmental schedules of revenues and expenses), together with a comparison to the previous calendar year, and having annexed thereto a computation in reasonable detail of the Basic Management Fee and the Incentive Management Fee for such calendar year; and such other additional (operating) statements, computations and reports as Lessee shall reasonably request.

          (g)  Capital Budgets.
               ---------------

               1. Manager and Lessee have agreed to a capital budget ("Capital Budget") for the balance of calendar year 1996, attached hereto as Schedule B. Thereafter, Manager, not less than sixty (60) days prior to the commencement of each succeeding calendar year, shall submit to Lessee for its written approval, a recommended Capital Budget for the ensuing full or partial calendar year, as the case may be. Each Capital Budget shall address furnishings, equipment, and Hotel capital replacement items as shall be required to operate the Hotel in accordance with the standards referred to in the applicable Franchise License Agreement. Manager, to the extent it is able to do so without compromising compliance with the minimum standards required under the terms of the Franchise License Agreement, shall take into consideration the amount of funds available to pay for the proposed capital expenditures. Manager shall also identify for Lessee those projects that are required to meet the minimum standards of the Franchise License Agreement and give priority to such items. Lessee and Manager shall meet within twenty (20) days after submission of each proposed Capital Budget to discuss the proposed Capital Budget. If the Lessee does not approve a proposed Capital Budget by the beginning of a calendar year, Manager shall be allowed to spend annually (until a Capital Budget is approved by Lessee) an amount up to the amount of the Reserve Fund (as defined below) for such items which the franchisor has indicated are necessary to maintain the franchise license under the Franchise License Agreement.

              2. Manager, at Lessee's expense, shall be responsible for supervising the design, installation and construction of alterations or additions to, or rebuilding or renovation of, the Hotel, including any additions to Hotel furnishings and equipment (collectively, "Capital Improvements"). These services shall be entitled "Technical Services", and Lessee agrees to reimburse the Manager for Manager's actual reasonable expenses incurred in performing these services in accordance with a Capital Budget previously approved by Lessee.

              3. Lessee shall have the right to approve and inspect Capital Improvements. Any mortgagee having a lien on either the Partnership's or the Lessee's estate in the Hotel (the "Mortgagee") shall also have any right of approval or inspection of the Capital Improvements set forth in the mortgage, deed of trust or other loan documents (collectively, the "Financing Documents").

              4. After a Capital Budget has been adopted, it shall be subject to review and modification in the event unpredicted or unanticipated capital expenditures are required during any calendar year. Manager and Lessee each agree not to unreasonably withhold or delay its consent to a proposed modification of a Capital Budget. Any amendment that is mutually agreed upon shall be set forth in writing and signed by all parties. The provisions of this Section 2.1 (g) are supplemental to, and not in limitation on, Section 3.1 (e) below.

          (h) General Maintenance and Non-Capital Replacements.  Manager shall
              ------------------------------------------------
supervise the maintenance, repair and replacement of fixtures, furnishings and equipment, regardless whether such expenditures are expensed or capitalized and amortized.

          (i) Operating Equipment.  Manager shall select and purchase all
              -------------------
operating equipment for the Hotel such as linens, utensils, uniforms and other similar items.

          (j) Operating Supplies.  Manager shall select and purchase all
              ------------------
operating supplies for the Hotel such as food, beverages, uniforms, cleaning materials, and other consumable items.

          (k) Accounting Standards.  Manager shall maintain the books and
              --------------------
records reflecting the operations of the Hotel in accordance with the Uniform System of Accounts in conformity with generally accepted accounting principles ("GAAP") consistently applied and in a manner which permits an audit in accordance with generally accepted auditing standards. The Hotel level generated accounting records reflecting detailed day-to-day transactions of the Hotel's operations shall be kept by Manager at the Hotel or at Manager's corporate headquarters, or at such other location as Manager shall reasonably determine. Manager agrees upon request to cooperate in good faith with Lessee and its designees to facilitate an examination or audit of such books and records.

          (l) Marketing and Advertising.  Manager shall advertise and promote
              -------------------------
the Hotel in coordination with the sales and marketing programs approved in the Operating Budget. Manager may cause the Hotel to participate in sales and promotional campaigns and activities involving complimentary rooms which are intended to benefit the business of the Hotel. Manager, in marketing and advertising the Hotel, shall have the right to use marketing and advertising services of Manager's off-site personnel which shall be charged as Operating Costs.

          (m) Permits and Licenses.  Manager shall be responsible for obtaining
              --------------------
and maintaining all licenses and permits that are necessary to enable Manager to operate the Hotel in accordance with the terms of this Agreement and the Franchise License Agreement. In addition, Manager shall upon request cooperate with and assist Lessee in obtaining the various permits and licenses that are allowed or required to be held in the name of either or both of Lessee and the Partnership that are necessary to enable Manager to operate the Hotel. Manager shall use all reasonable efforts, to the extent within its control, to comply with the terms and conditions of all licenses and permits issued with respect to the Hotel and the business conducted at the Hotel, including without limitation the terms and conditions of the Franchise License Agreement.

          (n) Lessee Meetings.  A representative of Manager's corporate staff
              ---------------
and the Hotel's general manager shall meet with Lessee's Representatives quarterly to review and discuss the previous and future quarter's operating statement cash flow, budget, capital expenditures, important personnel matters and the general concerns of Lessee and Manager ("Quarterly Lessee's Meeting").

          (o) Insurance.  Manager shall procure and maintain throughout the Term
              ---------
the insurance coverages set forth on Exhibits "C" and "D" and in accordance with the Participating Lease. To the extent that the insurance requirements in the Participating Lease are more stringent, onerous or extensive than those set forth on Exhibits "C" and "D", the provisions in the Participating Lease shall control. Manager may elect to purchase certain insurance coverages that are loss sensitive. Such policies are broad in coverage and cost efficient to the operation of the Hotel but carry with them a degree of risk. Manager may incur additional costs as a result of poor loss experience during the policy year or may receive a return for good experience. Manager is responsible for the additional premium risks and shall be entitled to all returns associated with such coverages at no additional cost or liability to the Lessee or any of the other insured parties.

          (p) Lease and Concession Agreements.  Manager shall consult with
              -------------------------------
Lessee to determine the desirability of entering into lease and concession agreements to provide activities or services such as the food and beverage facilities for the benefit of the Hotel and its guests. In situations in which it is mutually determined to be desirable to enter into lease or concession agreements, Manager shall assist Lessee to the extent requested in identifying suitable lessees and concessionaires, negotiating mutually agreeable lease and concession agreements, and monitoring the performance of the lessees and concessionaires under the agreements. Except for leases and concession agreements with any person or entity holding the liquor license for the Hotel, the revenues and income generated by a lessee or concessionaire shall be excluded from Gross Revenues, but Gross Revenues shall include all rental or other payments made to Lessee pursuant to the provisions of such agreements.

          (q) Taxes and Assessments.  Manager shall annually review and submit
              ---------------------
statements of all real estate and personal property taxes and all assessments affecting the Hotel, including, to the extent applicable, any common areas or common elements with respect to multiparty cost sharing obligations applicable to the Hotel to Lessee, and Manager shall recommend payment thereof or appeal therefrom. Manager shall file all personal property tax returns for the Hotel.

          (r) Compliance with Law.  Subject to the availability of funds in
              -------------------
accordance with this Agreement, Manager shall use all reasonable efforts to comply with all laws, ordinances, regulations, and requirements of any federal, state, or municipal government that are applicable to the use and operation of the Hotel, as well as with all orders and requirements of the local fire department; provided, however, that Lessee shall have the right to contest by proper legal proceedings, the validity of any such law, ordinance, rule, regulation, order, decision or requirement and may postpone compliance therewith to the extent and in the manner provided by law until final determination of any such proceedings. Manager promptly shall notify Lessee in writing of all notices of legal requirements applicable to the Hotel that are received by Manager and of any non-compliance matters which to cure would require the expenditure of funds in excess of the amounts allocated therefor in either the Operating Budget or the Capital Budget.

          (s) Satisfaction of Obligations.  From and to the extent that funds
              ---------------------------
are available in the Hotel Accounts, Manager agrees to pay, when due, the costs and expenses described on Exhibit "A" hereto, and to comply with all other covenants and obligations of the Lessee relating to the operation and maintenance of the Hotel contained in the Participating Lease and in all equipment leases, utility contracts, concession agreements, leases for retail or commercial space, service and maintenance contracts, the Franchise License Agreement and, if requested by Lessee, the Financing Documents, to the extent that compliance therewith is within the reasonable control of Manager by reason of its management and operation of the Hotel pursuant to this Agreement; provided, however, that if compliance with any of the provisions in the Financing Documents will materially conflict with Manager's rights and obligations under the Agreement, Lessee shall use its best efforts to reconcile the conflict to the reasonable satisfaction of the holder of the Financing Documents and Manager but, in any event, Lessee shall indemnity and hold Manager harmless from any loss, claim or expense in any way arising from any irreconcilable conflict. The indemnity set forth in this
Section 2.1(s) shall survive any termination of this Agreement.

          (t) Requests for Information.  Manager shall respond, with reasonable
              ------------------------
promptness, to any information requests made in accordance with the Financing Documents, to the extent such information is required to be furnished by Manager to Lessee pursuant to this Agreement. Any additional information or reports shall be provided by Manager only if Lessee so directs Manager in writing and, to the extent such information or reports are not being prepared for Lessee in the ordinary course of business pursuant to this Agreement, Lessee agrees to pay the reasonable expenses of preparing such information and reports.

          (u) Tax and Insurance Accruals.  If requested by Lessee or required by
              --------------------------
the Mortgagee, Manager shall accrue and set aside on a monthly basis a portion (as Lessee or such Mortgagee shall designate) of Gross Revenues for the payment of real estate and personal property taxes and insurance premiums, and such accruals shall be deposited with the Mortgagee, if so required by the Financing Documents or otherwise approved by Lessee, or in a separate account and not commingled with other operating accounts for Hotel operations generally.


                                  ARTICLE III.
                              LESSEE'S OBLIGATIONS
                              --------------------

          SECTION 3.1.  LESSEE'S OBLIGATIONS.  During the Term, Lessee shall
          ----------------------------------
have the obligations set forth below:

          (a) Hotel Franchise License Agreement.  Lessee shall comply with all
              ---------------------------------
the terms and conditions of the Hotel's franchise license agreement (the "Franchise License Agreement") to the extent that compliance therewith is within the control of the Lessee and use its best efforts to keep the Franchise License Agreement in full force and effect from the Effective Date through the remainder of the Term. Nothing in this Agreement shall be interpreted in a manner which would relieve Lessee of any of its obligations under the Franchise License Agreement.

          (b) Licenses and Permits.  Lessee shall use its best efforts to obtain
              --------------------
and maintain (or shall cause to be obtained and maintained), with Manager's assistance and cooperation as needed, all governmental permissions, licenses and permits required or allowed to be held in either Lessee's or the Partnership's name that are necessary to enable Manager to operate the Hotel in accordance with the terms of this Agreement, the Participating Lease and the Franchise License Agreement.

          (c) Intentionally Omitted.
              ---------------------

          (d) Operating Funds.  Lessee shall provide all funds necessary to
              ---------------
enable Manager to manage and operate the Hotel in accordance with the terms of this Agreement, the Franchise License Agreement, the Participating Lease and the Financing Documents. Lessee agrees to deliver to Manager for deposit into the General Manager's Account on the Effective Date the amount specified on Exhibit "A", which amount shall be the "Minimum Balance" to be maintained by Lessee in the General Manager's Account throughout each calendar year during the Term.
The Minimum Balance shall serve as working capital for the Hotel's operations. Within five (5) business days of Manager's written request, Lessee agrees to furnish Manager with sufficient funds to make up any deficiency in Minimum Balance in the General Manager's Account. From time to time, Manager may request additional funds for Operating Costs (an "Operating Deficit Advance") which shall be based on anticipated cash shortfalls shown on the cash flow projection delivered to Lessee or incurred cash shortfalls. If Manager determines, in its good faith business judgment, that the amount of the Minimum Balance and the Operating Deficit Advance are insufficient adequately to meet the working capital needs for the Hotel's operations, Manager shall notify Lessee and attempt to reach agreement on an adjustment to the amount of the Minimum Balance and/or Operating Deficit Advance. In the event Lessee and Manager are unable to agree after a period of 30 days, Manager may submit such matter to arbitration pursuant to Section 9.2 below. Lessee shall be responsible for providing funds to cover any shortfall in working capital for the Hotel.

          (e) Capital Funds.  Subject to the terms of the Capital Budget
              -------------
approved by the Lessee, Manager is directed by Lessee to utilize the Capital Expenditure Reserve (as defined in the Participating Lease) for renovation programs, furnishings, equipment and ordinary Hotel capital replacement items as are required from time to time (i) to maintain the Hotel in good order and repair; (ii) to comply with the standards referred to in the Franchise License Agreement; (iii) to comply with applicable governmental regulations and orders; and (iv) to comply with the Capital Budget, subject to the restrictions contained in the Participating Lease. Any expenditures for capital replacements during any calendar year which have been included in an approved Capital Budget may be made without Lessee's additional approval and shall be made by Manager from the Capital Expenditure Reserve. To the extent the Capital Expenditure Reserve is insufficient at a particular time or to the extent the Capital Expenditure Reserve plus anticipated contributions for the ensuing calendar year is less than budgeted expenditures in an approved Capital Budget for the ensuing calendar year, then in either such event, Manager shall give Lessee written notice thereof at least 45 days before the anticipated date such funds will be needed. Manager shall not dispose of any capital item or group of capital items having a value in excess of $10,000 without Lessee's prior written consent unless the disposal and replacement of such capital item or group of capital items has been contemplated in the applicable Capital Budget. To the extent that any expenditure under this Section 3.1 (e) shall exceed $20,000, Manager shall first solicit bids from at least three different reputable and qualified third parties and the lowest of the bidders shall be selected unless waiver of the bid process or acceptance of a higher bid has been approved by Lessee in writing. Manager shall maintain complete records of all capital expenditures with respect to the Hotel and shall provide the Lessee and its designees access to all such records at any time.

          (f) Payments to Manager.  Lessee shall promptly pay to Manager all
              -------------------
amounts due Manager under this Agreement, subject to the provisions of Paragraphs 9 and 10 of Exhibit "B".

          (g) Lessee's Representative.  Lessee shall appoint two or more
              -----------------------
representatives to represent Lessee in all matters relating to this Agreement and/or the Hotel ("Lessee's Representatives"). Lessee's initial Lessee's Representatives shall be the individuals named on Exhibit "A". Manager shall have the right to deal solely with the Lessee's Representatives on all such matters. Manager may rely upon statements and representations of any one of Lessee's Representatives (without the joinder of the others) as being from and binding upon Lessee. Lessee may change one or more of its Lessee's Representatives from time to time by providing written notice to Manager in the manner provided for herein. Lessee shall cause one or more of the Lessee's Representatives or designated substitutes to attend all Quarterly Lessee's Meetings.

          (h) Lessee's Right of Inspection and Review.  Lessee and its designees
              ---------------------------------------
and their respective accountants, attorneys, agents and other representatives and invitees, shall have the right to enter upon any part of the Hotel at all reasonable times during normal business hours and during the term of this Agreement for the purpose of examining, repairing or inspecting the same, preventing damage to the Hotel, showing the Hotel to prospective purchasers or mortgagees or other parties, auditing, examining or making extracts of books and records of the Hotel, or for any other purpose which Lessee, shall deem necessary or advisable, but the same shall be done with as little disruption to the business of the Hotel as under the circumstances is practicable. Books and records of the Hotel shall be kept at Manager's office in Dallas, Texas, or such other place as the Lessee may hereafter in writing agree. Lessee's rights of examination and audit of the books and records of the Hotel are subject to the provisions of Section 2.1 above.

          (i) Quiet and Peaceable Operation.  Lessee agrees that Manager shall
              -----------------------------
be entitled to peaceably and quietly possess and operate the Hotel in accordance with the terms of this Agreement, free from molestation, eviction and disturbance by Lessee or by any other person or persons claiming by, through or under Lessee.

                                  ARTICLE IV.
                                MANAGEMENT FEE
                                --------------

          SECTION 4.1.  MANAGEMENT FEE.  Lessee authorizes Manager to pay itself
          ----------------------------
from the Hotel Account(s) the Basic Management Fees and Incentive Management Fees (hereinafter collectively referred to as the "Management Fees") as defined, calculated and payable in accordance with Exhibit "B".


                                  ARTICLE V.
                              CLAIMS AND LIABILITY
                              --------------------

          SECTION 5.1.  CLAIMS AND LIABILITY.  Lessee and Manager mutually agree
          ----------------------------------
for the benefit of each other to look only to the appropriate insurance coverages in effect pursuant to this Agreement in the event any demand, claim, action, damage, loss, liability or expense occurs as a result of injury to person, damage to property, or any act or omission regardless whether any such demand, claim, action, damage, loss, liability or expense is caused or contributed to by or results from the negligence of Lessee or Manager or their respective subsidiaries, affiliates, employees, partners, directors, officers, agents or independent contractors and regardless whether the injury to person, damage to property or act or omission occurs in and about the Hotel or elsewhere as a result of the performance of this Agreement. Nevertheless, to the extent that insurance proceeds are insufficient or there is no insurance coverage to satisfy the demand, claim, action, loss, liability or expense or that the injuries, damages, acts or omissions are not insured or are not insurable and the same did not arise out of a material breach of this Agreement by Manager or the gross negligence or willful misconduct of Manager, Lessee agrees, at its expense, to indemnify and hold Manager and its subsidiaries, affiliates, partners, officers, directors, employees, agents or independent contractors harmless therefrom and all costs and expenses of defense. For purposes of this Section, any deductible amount under any policy of insurance shall not be deemed to be included as part of collectible insurance proceeds, and Manager shall be indemnified therefor to the extent provided in the foregoing sentence. Manager shall indemnify and hold harmless Lessee, and its respective subsidiaries, affiliates, partners, officers, directors, employees, agents or independent contractors, from all demands, claims, actions, loss, liability and expense which are not covered by insurance and which are determined to have resulted from the gross negligence, willful misconduct or material breach of this Agreement by Manager and its agents or employees in connection with the operation of the Hotel.

          SECTION 5.2.  SURVIVAL.  The provisions of this Article V shall
          ----------------------
survive any cancellation, termination or expiration of this Agreement and shall remain in full force and effect until such time as the applicable statute of limitation shall extinguish all rights to any demands, claims, actions, damages, losses, liabilities or expenses which are the subject of the provisions of this
Article V.

                                  ARTICLE VI.
                        CLOSURE, EMERGENCIES AND DELAYS
                        -------------------------------

          SECTION 6.1.  EVENTS OF FORCE MAJEURE.  If at any time during the Term
          -------------------------------------
of this Agreement it becomes necessary, in Manager's opinion, to cease operation of the Hotel in order to protect the Hotel and/or the health, safety and welfare of the guests and/or employees of the Hotel for reasons known to, but beyond the reasonable control of, Manager, such as, but not limited to, acts of war, insurrection, civil strife and commotion, labor unrest, governmental regulations and orders, shortage or lack of adequate supplies or lack of skilled or unskilled employees, contagious illness, catastrophic events or acts of God ("Force Majeure"), then in any such event or similar events Manager may close and cease operation of all or any part of the Hotel, reopening and commencing operation when Manager reasonably determines that such may be done without jeopardy to the Hotel, its guests and employees. Further, Manager and Lessee agree, except as otherwise provided herein, that the time within which a party is required to perform an obligation hereunder shall be extended for a period of time equivalent to the period of delay caused by an event of Force Majeure, but only to the extent that delay is caused or contributed to by a specific event of Force Majeure.

          SECTION 6.2.  EMERGENCIES. If an emergency condition should exist
          -------------------------
which requires that immediate repairs or replacements be made for the preservation or protection of the Hotel or persons in the Hotel, or to assure the continued operation of the Hotel (for purposes of this Section, an emergency condition shall include any situation or circumstance that is reasonably estimated to require corrective action within a period of seventy-two (72) hours or less), Manager is authorized to take all actions and to make all expenditures necessary to repair and correct such condition, regardless whether provisions have been made in the applicable budget for such emergency expenditures. Expenditures made by Manager in connection with an emergency shall be paid, in Manager's sole discretion, out of the Hotel Account(s) to the extent funds are available and, if not, from the Reserve Fund. Lessee shall to the extent required to meet current obligations immediately replenish such funds. Manager shall endeavor to communicate with Lessee prior to making any expenditures to correct an emergency condition, but in any event shall promptly notify Lessee after the emergency expenditures have been made.


                                  ARTICLE VII.
                           CONDEMNATION AND CASUALTY
                           -------------------------

          SECTION 7.1.  CONDEMNATION.  If the Hotel is taken in any eminent
          --------------------------
domain, expropriation, condemnation, compulsory acquisition or similar proceeding by any competent authority, this Agreement shall automatically terminate as of the date of taking or condemnation. Manager shall have the right to file a claim with the appropriate authorities for the loss of Management Fee income for the remainder of the Term and any extension thereof because of the condemnation or taking; provided, however, that the filing of any such claim or the payment of any award to Manager as a result thereof shall in no way diminish or affect the amount or payment of any award which may be claimed by the Partnership or the Lessee. Subject to contrary provisions in any Financing Documents and the Participating Lease, if only a portion of the Hotel is so taken and the taking does not make it unreasonable or imprudent, in the reasonable opinion of Lessee and Manager, to operate the remainder as a hotel of the type and class immediately preceding such taking, this Agreement shall not terminate provided that any compensation shall be used to render the Hotel a complete and satisfactory architectural unit as a hotel of the same type and class as it was immediately preceding such taking or condemnation.

          SECTION 7.2.  CASUALTY.  In the event of a fire or other casualty,
          ----------------------
Lessee shall comply with the terms of the Franchise License Agreement, the Participating Lease and the Financing Documents, and if, as a result thereof, the Franchise License Agreement and the Participating Lease remain in full force and effect and, within ninety (90) days after the occurrence of such event, Lessee notifies Manager that a decision has been made to restore the Hotel, this Agreement shall not terminate provided that the Hotel is thus restored within a reasonably appropriate period of time.


                                 ARTICLE VIII.
                          DEFAULT: TERMINATION RIGHTS
                          ---------------------------

          SECTION 8.1.  LESSEE'S DEFAULT.  (a) Definition.  The following shall,
          ------------------------------       ----------
at the election of Manager, constitute events of default by Lessee under this Agreement (each such event being referred to herein as a "Lessee Default"):

                (i) The failure of Lessee to pay any amount to Manager provided for herein or to maintain, restore, or supplement the Hotel Accounts, the Minimum Balance, the Operating Deficit Advance or the Reserve Fund as herein provided for a period of ten (10) days after written notice by Manager of such failure.

                (ii) Material failure of Lessee to keep or perform any duty, obligation, covenant or agreement of Lessee under this Agreement (other than the obligations that are the subject of Section 8.1(a)(i) above) and such failure continues for a period of 30 days after receipt of written notice thereof from Manager; provided, however, if such failure cannot reasonably be remedied or corrected within such 30-day period, then such 30-day period shall be extended for such additional period as may be reasonably required to cure such default but only if the Lessee promptly commences to cure such default and continues thereafter with all due diligence to complete such a cure to the reasonable satisfaction of Manager.

                (iii) Lessee or the Partnership is voluntarily or involuntarily dissolved or declared bankrupt or is insolvent, or commits an act of bankruptcy or enters into liquidation whether compulsory or voluntary other than for the purpose of amalgamation or reconstruction or compounds with its creditors, or has a receiver appointed over all or any part of its assets, or conveys title in lieu of foreclosure.

          (b) Remedies.  On the occurrence of any Lessee Default, Manager shall
              --------
have the right to terminate this Agreement by written notice to Lessee, in addition to its other rights hereunder and its rights to seek damages or other remedies available to it at law or in equity.

          SECTION 8.2.  MANAGER DEFAULT.  (a) Definition.  The following shall,
          -----------------------------       ----------
at the election of Lessee, constitute events of default by Manager under this Agreement (each such event being referred to herein as a "Manager Default"):

                (i) Material failure of Manager to keep or perform any duty, obligation, covenant or agreement of Manager under this Agreement and such failure shall continue for a period of 30 days after receipt of written notice thereof from Lessee; provided, however, if such failure cannot reasonably be remedied or corrected within such 30-day period, then such 30-day period shall be extended for such additional period as may be reasonably required to cure such default provided that Manager promptly commences to cure such default and continues thereafter with all due diligence to complete such cure to the satisfaction of Lessee.

                (ii) Manager is voluntarily or involuntarily dissolved or declared bankrupt or is insolvent, or commits an act of bankruptcy, or enters into liquidation whether compulsory or voluntary other than for the purpose of amalgamation or reconstruction or compounds with its creditors, or has a receiver appointed over all or any part of its assets.

                (iii) Manager shall fail to deliver to Lessee within one hundred twenty (120) days after the end of each calendar year an audited financial statement of Manager showing a net worth (computed in accordance with GAAP) in excess of a negative three hundred thousand dollars (-$300,000).

                (iv) Manager shall fail to comply with any covenant or condition in any of the Financing Documents which results in the occurrence of an event of default thereunder.

          (b) Remedies.  Upon the occurrence of a Manager Default, Lessee shall
              --------
have the right to terminate this Agreement by written notice to Manager, in addition to its other rights hereunder and its rights to seek damages or other remedies available to it at law or in equity.

          SECTION 8.3.  DELAYS.  Notwithstanding any other provision of this
          --------------------
Agreement, if any event of the type described in Article VI or VII occurs and Manager is unable to operate a substantial portion of the Hotel for a period of ninety (90) days, Manager shall have the right to terminate this Agreement upon thirty (30) days' prior written notice to Lessee, without liability on the part of Manager or its subsidiaries or affiliates.

          SECTION 8.4. TRANSITION UPON TERMINATION.  Upon any termination of
          -----------------------------------------
this Agreement other than as a result of a material uncured Manager Default, the remainder of all fees and payments that would be due to Manager under this Agreement as of the effective date of termination, including all accrued and unpaid fees and reimbursable charges and expenses, shall be paid to Manager within ten (10) days after delivery to Lessee of an itemized statement of such fees and payments and Manager shall be entitled to exercise the right of set-off provided in Section 10.16 below with respect to such fees, charges and expenses. Manager shall deliver to Lessee, or such other person or persons as Lessee may designate, copies of all books and records of the Hotel and all funds in the possession of Manager belonging to Lessee and received by Manager pursuant to the terms of this Agreement, and shall assign, transfer or convey to such person or persons all service contracts and personal property relating to or used in the operation and maintenance of the Hotel, except any personal property which is owned by Manager. Manager, at its cost and expense, shall remove all signs that it may have placed at the Hotel indicating that it is the manager of same and replace and restore any damage resulting therefrom. Manager shall also, for a period of thirty (30) days after such expiration or termination, make itself available to consult with and advise Lessee or such other person or persons regarding the operation and maintenance of the Hotel at a consultation fee, and with an accounting fee, to be agreed upon between Manager and Lessee.

          SECTION 8.5. TERMINATION UPON TERMINATION OF PARTICIPATING LEASE.
          -----------------------------------------------------------------
This Agreement shall terminate upon termination of the Participating Lease.


                                  ARTICLE IX.
                         APPLICABLE LAW AND ARBITRATION
                         ------------------------------

          SECTION 9.1.  APPLICABLE LAW.  The interpretation, validity and
          ----------------------------
performance of this Agreement shall be governed by the procedural and substantive laws of the State of Texas. If any judicial authority holds or declares that the law of another jurisdiction is applicable, this Agreement shall remain enforceable under the laws of that jurisdiction.

          SECTION 9.2.  ARBITRATION OF FINANCIAL MATTERS.
          ----------------------------------------------

          (a) Matters to be Submitted to Arbitration.  In the case of a dispute
              --------------------------------------
with respect to any of the following matters, either party may submit such matter to arbitration which shall be conducted by the Accountants (as defined in Section 9.2(b) below):

                 (i) Computation of the Management Fees;

                 (ii) Reimbursements due to Manager under the provisions of
Section 10.14;

                 (iii) Any adjustment in the Minimum Balance under the provisions of Section 3.1 (d);

                 (iv) Any adjustment in dollar amounts of insurance coverages required to be maintained hereunder; and

                 (v) Any dispute concerning the approval of an Operating Budget.

All disputes concerning the above matters shall be submitted to the Accountants. The decision of the Accountants with respect to any matters submitted to them under this Section 9.2(a) shall be binding on both parties hereto.

          (b) The Accountants.  The "Accountants" shall be one of the so-called
              ---------------
"Big Six" firms of certified public accountants, represented by a partner or manager level employee who has personal experience with the hotel industry and hotel operations. Lessee and Manager may select any one of such public accounting firms, notwithstanding any existing relationships which may exist between Lessee or Manager and such accounting firm. The party desiring to submit any matter to arbitration under Section 9.2(a) shall do so by written notice to the other party, which notice shall set forth the items to be arbitrated and such party's choice of an accounting firm. The party receiving such notice shall within 15 days after receipt of such notice either approve such notice, or designate one of the remaining firms by written notice back to the first party, and the first party shall within 15 days after receipt of such notice either approve such choice or disapprove the same. If both parties shall have approved one of the firms under the preceding sentence, then such firm shall be the "Accountants" for the purposes of arbitrating the dispute. If the parties are unable to agree on an accounting firm, then the accounting firm selected by each party shall represent the respective parties and the two firms so selected shall select a third firm, and the three firms so selected shall be the "Accountants" for such purpose. The Accountants shall be required to render a decision in accordance with the procedures described in Section 9.2(c) within 15 days after being notified of their selection. The fees and expenses of the Accountants with respect of each disputed item will be paid by the non-prevailing party. In the event that either Lessee or Manager cannot locate an "Accountant" satisfying all of the above criteria who is willing to act as an arbitrator hereunder, the matter shall be submitted to the American Arbitration Association for arbitration in accordance with the procedures set forth herein.

          (c) Procedures.  In all arbitration proceedings submitted to the
              -----------
Accountants, the Accountants (either the mutually agreed upon firm acting alone or two of the three firms selected to constitute a panel) shall be required to agree upon and approve in writing the substantive position advocated by Lessee or Manager with respect to each disputed item. Any decision rendered by the Accountants that does not reflect the position advocated by Lessee or

Manager shall be beyond the scope of authority granted to the Accountants and, consequently, may be overturned by either party. All proceedings by the Accountants shall be conducted in accordance with the Uniform Arbitration Act, except to the extent the provisions of such act are modified by this Agreement or by the mutual agreement of the parties. Unless Lessee and Manager agree otherwise, all arbitration proceedings shall be conducted at the Hotel.

          (d) Performance During Disputes.  It is mutually agreed that during
              ----------------------------
any kind of bona fide, good faith controversy, claim, disagreement or dispute, including a dispute as to the validity of this Agreement, Manager shall remain in possession of the Hotel as Manager, and Lessee and Manager shall continue their performance of the provisions of this Agreement and its exhibits until termination of Manager's services pursuant to the terms of this Agreement.


                                  ARTICLE X.
                              GENERAL PROVISIONS
                              ------------------

          SECTION 10.1.  AUTHORIZATION.  Lessee and Manager represent and
          ----------------------------
warrant to each other that their respective companies have full power and authority to execute this Agreement and to be bound by and perform the terms hereof. On request, each party shall furnish to the other evidence of such authority.

          SECTION 10.2.  RELATIONS.  Manager and Lessee shall not be construed
          ------------------------
as joint venturers or partners of each other by reason of this Agreement and neither shall have the power to bind or obligate the other except as set forth in this Agreement.

          SECTION 10.3.  MANAGER'S CONTRACTUAL AUTHORITY IN THE PERFORMANCE OF
          --------------------------------------------------------------------
THIS AGREEMENT.  Manager is authorized to make, enter into and perform in the
--------------
name of and for the account of Lessee any contracts deemed necessary by Manager to perform its obligations under this Agreement. In exercising its authority hereunder, Manager shall be entitled to execute and enter into contracts without the specific approval of Lessee so long as each such contract (i) requires expenditures or otherwise establishes liability of twenty-five thousand dollars ($25,000) or less and (ii) has a term (including options in favor of Manager or Lessee to renew) of one (1) year or less or can be canceled without penalty upon sixty (60) days' notice or less. Any contract that does not satisfy the conditions set forth in the preceding sentence shall require the prior approval in each instance of Lessee, regardless whether such expenditure is authorized in an applicable budget, unless the form of the contract proposed to be entered into has been approved in advance by Lessee. Lessee agrees promptly to respond to any request for approval and further agrees that its consent shall not be unreasonably withheld or delayed. Manager shall be authorized to enter into contracts with affiliates of Manager, but only so long as Lessee shall have approved in advance by approved budget or otherwise the cost of the service or product to be provided by such affiliate and only if in accordance with the terms of this Agreement. Manager shall have no authority to enter into any contract in the name of or for the account of the Partnership.

          SECTION 10.4.  FURTHER ACTIONS.  Lessee and Manager agree to execute
          ------------------------------
all contracts, agreements and documents and to take all actions reasonably necessary to comply with the provisions of this Agreement and the intent hereof.

          SECTION 10.5.  SUCCESSORS AND ASSIGNS.  This Agreement is not
          -------------------------------------
assignable by Manager without the prior written consent of Lessee. Lessee shall have the right to assign this Agreement to any party acquiring or leasing Lessee's interest in the Hotel, if such assignee or lessee shall expressly assume, or be deemed to assume, the obligations of Lessee arising hereunder. Otherwise, Lessee shall not have the right to assign this Agreement without the prior written consent of Manager, which consent shall not be unreasonably withheld or delayed.

          SECTION 10.6.  NOTICES.  All notices or other communications provided
          ----------------------
for in this Agreement shall be in writing and shall be either hand delivered, delivered by certified mail, postage prepaid, return receipt requested, delivered by an overnight delivery service, or delivered by facsimile machine (with an executed original sent the same day by an overnight delivery service), addressed as set forth on Exhibit "A". Notices shall be deemed delivered on the date that is four (4) calendar days after the notice is deposited in the U.S. mail (not counting the mailing date) if sent by certified mail, or, if hand delivered, on the date the hand delivery is made, or if delivered by facsimile machine, on the date the transmission is made if receipt is confirmed. If given by an overnight delivery service, the notice shall be deemed delivered on the next business day following the date that the notice is deposited with the overnight delivery service. The addresses provided on Exhibit "A" may be changed by any party by notice given in the manner provided herein.

          SECTION 10.7.  DOCUMENTS.  Lessee shall furnish Manager copies of all
          ------------------------
leases, title documents, property tax receipts and bills, insurance statements, all financing documents relating to the Hotel and such other documents pertaining to the Hotel as Manager shall request.

          SECTION 10.8.  DEFENSE.  Manager shall defend and/or settle any claim
          ----------------------
or legal action brought against Manager or Lessee, individually, jointly or severally, in connection with the operation of the Hotel. Manager or the applicable insurance carrier shall retain legal counsel and Manager shall supervise legal counsel, accountants and such other professionals, consultants and specialists as Manager deems appropriate to defend and/or settle any such claim or cause of action. Lessee shall have the right to actively participate in the defense of any such claim or cause of action in which Lessee is a named defendant. Manager shall confer with Lessee concerning any settlement proposal that Manager is considering accepting, regardless whether Lessee is a named party, but Lessee's approval shall not be required if Lessee is not a named party and the settlement is covered by insurance. Lessee's approval shall be required with respect to any proposed settlement of any claim or cause of action in which Lessee is a named party or that is not covered by insurance (excluding any deductible amount specified in the applicable policy of insurance). All liabilities, costs, and expenses, including attorneys' fees and disbursements, incurred in defending and/or settling any such claim or legal action which are not covered by insurance shall be an expense of Lessee or Manager as applicable under the provisions of Section 5.

          SECTION 10.9.  WAIVERS.  No failure or delay by Manager or Lessee to
          ----------------------
insist upon the strict performance of any covenant, agreement, term or condition of this Agreement, or to exercise any right or remedy consequent upon the breach thereof, shall constitute a waiver of any such breach or any subsequent breach of such covenant, agreement, term or condition. No covenant, agreement, term, or condition of this Agreement and no breach thereof shall be waived, altered or modified except by written instrument. No waiver of any breach shall affect or alter this Agreement, but each and every covenant, agreement, term and condition of this Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach thereof.

          SECTION 10.10.  CHANGES.  Any change to or modification of this
          -----------------------
Agreement, including, without limitation, any change in the application of this Agreement to the Hotel, must be evidenced by a written document signed by both the Manager and the Lessee.

          SECTION 10.11.  CAPTIONS.  The captions for each Article and Section
          ------------------------
are intended for convenience only.

          SECTION 10.12.  SEVERABILITY.  If any of the terms and provisions
          ----------------------------
hereof shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any of the other terms or provisions hereof. If, however, any material part of a party's rights under this Agreement shall be declared invalid or unenforceable (specifically including Manager's right to receive its Management Fees) the party whose rights have been declared invalid or unenforceable shall have the option to terminate this Agreement upon thirty
(30) days' written notice to the other party, without liability on the part of the terminating party.

          SECTION 10.13.  INTEREST.  Any amount payable to Manager or Lessee by
          ------------------------
the other which has not been paid when due shall accrue interest at the lesser of: (i) the highest legal limit in the state in which the Hotel is located, or
(ii) two percentage points (2%) over the published base rate of interest charged by Citibank, N.A., New York, New York, to borrowers on ninety (90) day unsecured commercial loans, as the same may be changed from time to time.

          SECTION 10.14.  REIMBURSEMENT.  The performance by Manager of its
          -----------------------------
responsibilities under this Agreement is conditioned upon Lessee providing sufficient funds to Manager on a timely basis to enable Manager to perform its obligations hereunder. Nevertheless, Manager shall be entitled, at its option and without any obligation to do so, after first providing not less than ten (10) days' prior written notice to Lessee specifying the obligations to be satisfied and the amount of money to be advanced, to advance funds or contribute property on behalf of the Lessee to satisfy obligations of Lessee in connection with the Hotel and this Agreement; provided, however, that Manager shall not be required to give prior written notice to advance funds for the purpose of paying compensation for Hotel personnel within the Operating Budget or to remedy an emergency or with respect to any other advance of funds for which provision is otherwise made herein. Manager shall keep appropriate records to document all reimbursable expenses paid by Manager, which records shall be made available for inspection by Lessee or its agents upon request. Lessee agrees to reimburse Manager with interest upon demand for money paid or property contributed by Manager to satisfy obligations of Lessee in connection with the Hotel and this Agreement. Interest shall be calculated at the rate set forth in Section 10.13 from the date Manager remits the funds or contributes the property for the satisfaction of such obligation to the date reimbursement is made.

          SECTION 10.15.  AGREEMENT.  This Agreement is not, and shall not be
          -------------------------
deemed at any time to be or to create, an interest in real estate or a lien or other encumbrance of any kind whatsoever against the Hotel or the land on which it is erected.

          SECTION 10.16.  SETOFF.  Other than as provided in Sections 9, 10 and
          ----------------------
11 of Exhibit B hereto, Manager shall have the right to set off against the Hotel Accounts and all other amounts payable to the Lessee hereunder any amount due and payable to Manager under this Agreement.

          SECTION 10.17.  THIRD PARTY BENEFICIARY.  This Agreement is
          ---------------------------------------
exclusively for the benefit of Manager and Lessee and it may not be enforced by any party other than such parties and shall not give rise to liability to any third party other than the authorized successors and permitted assigns of such parties.

          SECTION 10.18.  BROKERAGE.  Manager and Lessee represent and warrant
          -------------------------
to each other that neither has sought the services of a broker, finder or agent in this transaction, and neither has employed, nor authorized, any other person to act in such capacity. Manager and Lessee each hereby agrees to indemnify and hold the other harmless from and against any and all claims, loss, liability, damage or expenses (including reasonable attorneys' fees) suffered or incurred by the other party as a result of a claim brought by a person or entity engaged or claiming to be engaged as a finder, broker or agent by the indemnifying party.

          SECTION 10.19.  SURVIVAL OF COVENANTS.  Any covenant, term or
          -------------------------------------
provision of this Agreement which, in order to be effective, must survive the termination of this Agreement, shall survive any such termination.

          SECTION 10.20.  ESTOPPEL CERTIFICATE.  Manager and Lessee each agrees
          ------------------------------------
to furnish to the other party, from time to time upon request, an estoppel certificate in such reasonable form as the requesting party may request stating whether there have been any defaults under this Agreement known to the party furnishing the estoppel certificate and such other information relating to the Hotel as may be reasonably requested.

          SECTION 10.21.  OTHER AGREEMENTS.  Except to the extent as may now or
          --------------------------------
hereafter be specifically provided, nothing contained in this Agreement shall be deemed to modify any other agreement between Lessee and Manager with respect to the Hotel or any other property or with respect to the Franchise License Agreement or the Participating Lease.

          SECTION 10.22.  PERIODS OF TIME.  Whenever any determination is to be
          -------------------------------
made or action is to be taken on a date specified in this Agreement, if such date shall fall on a Saturday, Sunday or legal holiday under the laws of the state of Texas and/or the state in which the Hotel is located, then in such event said date shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

          SECTION 10.23.  PREPARATION OF AGREEMENT.  This Agreement shall not be
          ----------------------------------------
construed more strongly against either party regardless of who is responsible for its preparation.

          SECTION 10.24.  EXHIBITS.  All exhibits attached hereto are
          ------------------------
incorporated herein by reference and made a part hereof as if fully rewritten or reproduced herein.

          SECTION 10.25.  COUNTERPARTS.  This Agreement may be executed in two
          ----------------------------
(2) or more counterparts, each of which shall be deemed an original.

          SECTION 10.26.  ATTORNEY'S FEES AND OTHER COST.  The parties to this
          ----------------------------------------------
Agreement shall bear their own attorney's fees in relation to negotiating and drafting this Agreement. Should Lessee or Manager engage in litigation to enforce their respective rights pursuant to this Agreement, the prevailing party shall have the right to indemnity by the non-prevailing party for an amount equal to the prevailing party's reasonable attorneys' fees, court costs and expenses arising therefrom.

          SECTION 10.27.  MANAGER'S SUPERVISOR.  Lessee acknowledges the special
          ------------------------------------
relationship of Manager's general manager/supervisor at the Hotel ("Supervisor") to Manager and Supervisor's knowledge of Manager and that Manager would suffer great loss and damage if this Agreement were terminated and Supervisor, or any constituent of Supervisor, were engaged directly or indirectly for the performance of Manager's duties hereunder or with respect to other similar properties. Further, it would be difficult to ascertain the damages that might result to Manager in such instance. Therefore, Lessee agrees that no constituent of Supervisor shall be engaged or employed by Lessee or any related person or entity in a management or management-related capacity, including without limitation consultant services, with respect to the Hotel or with respect to any hotel, motel or other overnight guest lodging related business located within a one hundred (100) mile radius of the Hotel for a period of twelve (12) months following termination of this Agreement by Lessee. Breach of this covenant by Lessee shall be enforceable by Manager by injunctive relief or, if unavailable or unsuccessful, then by suit for damages, if provable. This Section shall survive any expiration or termination of this Agreement and shall continue to bind the parties hereto in accordance with the terms hereof. The covenant contained in this Section shall be construed as a covenant and agreement independent of any other provision of this Agreement, and the allegation or existence of any claim or cause of action of Lessee against Manager, whether predicated on this Agreement or otherwise shall not constitute a defense to the enforcement by Manager of the covenant contained herein.

          SECTION 10.28.  ENTIRE AGREEMENT.  This Agreement contains the entire
          --------------------------------
agreement between Lessee and Manager regarding the management of the Hotel and supersedes all prior agreements relating thereto.

          The parties have respectively caused this Agreement to be executed as of the date set forth in the introductory paragraph above.


                         LESSEE:

                         AGH LEASING, L.P.

                         By: AGHL GP, Inc., its general partner


                             By:_________________________________________
                                Kenneth E. Barr
                                Executive Vice President


                         MANAGER:

                         AMERICAN GENERAL HOSPITALITY, INC.


                         By:____________________________________________
                            Kenneth E. Barr
                            Executive Vice President

                                   SCHEDULE A
                                   ----------

                                OPERATING BUDGET
                                ----------------

                                   SCHEDULE B
                                   ----------

                                 CAPITAL BUDGET
                                 --------------

                                  EXHIBIT "A"
                                  -----------

                              DEAL SPECIFIC TERMS
                              -------------------


Term:  Twelve (12) years from the Effective Date.
-----

Initial Minimum Balance for the Hotel Accounts:  Twenty-Five Thousand Dollars
-----------------------------------------------
($25,000.00).

Initial Lessee's Representatives:  Steven D. Jorns and Kenneth E. Barr
---------------------------------

Disbursement Schedule:
----------------------

     Each calendar month Manager shall disburse funds from the Hotel Accounts to the extent available to pay the following costs and expenses, to the extent due and payable or earned:

     (a) monthly Base Rent and quarterly Participating Rent under the Participating Lease;

     (b) all fees, assessments and charges due and payable under the Franchise License Agreement;

     (c) the Basic Management Fee and the Incentive Management Fee (subject, however, to the provisions of Paragraphs 9, 10 and 11 of Exhibit "B");

     (d) all reimbursements or reimbursable expenses due Manager including, without limitation, those reimbursements required under Sections 2.1(g) and 10.14 hereof;

     (e)  all other Operating Costs;

     (f)  all other Ownership Costs;
`
     (g)  additional costs and expenses to the extent requested by Lessee;

     (h)  repayment of any Operating Deficit Advances; and

     (i)  deposits into the Reserve Fund.

     After the disbursements set forth above, any excess funds remaining in the Hotel Accounts over the Minimum Balance shall be distributed to Lessee. If after making the disbursements set forth above, there shall be a deficiency in the Minimum Balance, Lessee shall within five (5) business days of Manager's written request, provide such funds as may be required to maintain the Minimum Balance in the Hotel Accounts.

Notices:
--------

Lessee:                              Manager:
AGH Leasing, L.P.                    American General Hospitality, Inc.
3860 W. Northwest Hwy., Suite 300    3860 W. Northwest Hwy, Suite 300
Dallas, Texas 75220                  Dallas, Texas 75220
Fax:  (214) 351-0568                 Fax:  (214) 351-0568
Attn: Steven D. Jorns and/or         Attn: Robert J. Karch and/or
      Kenneth E. Barr                      Elizabeth Williams


with a copy for Lessee to:           with a copy for Manager to:

Steven L. Lichtenfeld, Esq.          Parker Nelson, Esq.
Battle Fowler LLP                    Calhoun & Stacy, PLLC
Park Avenue Tower                    901 Main St., Suite 5700
75 East 55th Street                  Dallas, Texas 75202-3747
New York, NY  10022                  Fax No. (214) 748-1421
Fax No. (212) 856-7812

                                  EXHIBIT "B"
                                  -----------

                                MANAGEMENT FEES
                                ---------------

         1.   Defined Terms.  Certain capitalized terms in this Exhibit "B",
              --------------
are defined in Paragraph 8 below; other capitalized terms have the meaning given such terms herein or in the Agreement.

         2.   Basic Management Fee.  Subject to paragraphs 9, 10 and 11 below,
              ---------------------
commencing with the Effective Date and continuing during the Term of this Agreement, Lessee shall pay to Manager a basic management fee (the "Basic Management Fee"), payable monthly in an amount equal to one and one-half percent (1.5%) (such percentage is referred to herein as the "Applicable Percentage") of Adjusted Gross Revenues for the preceding calendar month, payable as soon as Manager has closed the books for the applicable calendar month. Any overpayment of the Basic Management Fee shall be refunded by Manager within sixty (60) days after the end of each Term Year.

         3.   Incentive Management Fee.  (a) Subject to paragraphs 9, 10 and 11
              -------------------------
below, commencing with the first full Fiscal Quarter (as defined below) following the Effective Date and continuing until the year ending December 31, 2000, Lessee shall pay to Manager an incentive management fee (the "Incentive Management Fee") equal to .025% of Adjusted Gross Revenues during the applicable Term Year for every 0.1% increase in the Adjusted Gross Revenues for such Term Year over the Adjusted Gross Revenues for the preceding Term Year up to a maximum Incentive Management Fee of 2.0% of Adjusted Gross Revenues for such Term Year. The Incentive Management Fee shall be computed and paid within ten
(10) days after the end of each Fiscal Quarter during the Term Year (based on the percentage increase in the Adjusted Gross Revenues for the applicable Term Year through the end of such Fiscal Quarter over the Adjusted Gross Revenues for the comparable period of time during the prior Term Year) and adjusted and reconciled to reflect the actual results at the completion of each such Term Year; if there has been any overpayment or underpayment of the Incentive Management Fee to Manager for such Term Year as a result of the prior quarterly payments, the amount thereof shall be either refunded or paid at such time, as the case may be. In any event, any overpayment of the Incentive Management Fee as of the end of any Term Year shall be refunded by Manager within sixty (60) days after the end of such Term Year. In the event that any Term Year shall be less than 365 days, the Incentive Management Fee for such Term Year shall be computed by comparing the Adjusted Gross Revenues for such Term Year to the Adjusted Gross Revenues for the comparable period of time during the prior Term Year. As used herein, the term "Fiscal Quarter" shall mean any three month period ending on March 31, June 30, September 30 or December 31.

              (b) During the 60 day period prior to January 1, 2001 and every fourth (4th) anniversary thereafter during the term of this Agreement (the "Renegotiation Period"), the

Lessee and Manager shall in good faith renegotiate the terms of the Incentive Management Fee to reflect current market conditions, the performance of the Hotel and comparable management and operating agreements that take into account the size and location of the Hotel; provided, however, without the consent of the Lessee, the Incentive Management Fee shall be limited to an aggregate maximum of 2.0% of Adjusted Gross Revenues. Such renegotiated fee shall be reflected in an amendment to this Agreement and shall be effective during the period commencing with the expiration of the applicable Renegotiation Period and continuing for a period of 4 years thereafter.

         4.   Accounting Reimbursement.  Commencing with the Effective Date, and
              -------------------------
continuing during the term of this Agreement, Lessee shall pay to Manager a reimbursement of $1,500 per month, if the Hotel is a "full service" hotel (containing a restaurant and meeting rooms), or $1,000 per month, if the Hotel is a "limited service" hotel (the "Accounting Reimbursement"), for accounting and financial management services rendered. At the beginning of the first Fiscal Year following the first anniversary of this Agreement, and thereafter at the beginning of each Fiscal Year for the balance of the term of this Agreement, the Accounting Reimbursement will be adjusted annually by the CPI. The Accounting Reimbursement shall be considered an Operating Expense.

         5.   Reimbursable Expenses.  Subject to the provisions of Section 2.1,
              ----------------------
Lessee shall reimburse Manager for all reasonable out of pocket expenses incurred by Manager for the account of and in connection with the operation of the Hotel, such as reasonable travel expenses of Manager's executive personnel incurred traveling to and from or on behalf of the Hotel, payroll processing, and computer terminals placed at the Hotel for the transmission of data between Manager and the Hotel. The intent being that the Manager shall not incur operating expenses of the Hotel.

         6.   Books and Records.  Manager shall maintain in the books and
              ------------------
records of the Hotel all Management Fees that have been paid and shall set forth therein the accrual of all Management Fees that have been earned but are not yet due and payable.

         7.   Proration.  With respect to any calculation in this Exhibit "B"
              ----------
that is based on a Term Year that is not a full calendar year, such calculation shall be prorated for any partial Term Year based on the actual number of days elapsed in such partial Term Year that is applicable to the calculation.

         8.   Definitions.  Unless otherwise expressly provided, each
              ------------
definition applies to each Term Year:

         The term "Adjusted Gross Revenues" shall mean Gross Revenues less (a)
                  -------------------------
the following revenues actually received by the Hotel and booked as part of Gross Revenues: (i) any gratuities or service charges added to a customer's bill; (ii) any sales taxes, excise taxes, gross receipt taxes, admission taxes, entertainment taxes, and tourist taxes or charges; (iii) any proceeds from the sale or other disposition of the Hotel or its furnishings, equipment or other capital assets, (iv) any fire, extended coverage or liability insurance proceeds; (v) any condemnation awards; (vi) any proceeds of financing or refinancing of the Hotel; and (b) the following that are actually paid or credited after having been booked as part of Gross Revenues; (i) any credits or refunds made to customers, guests or patrons; (ii) any sums and credits received by Lessee for lost or damaged merchandise:

          The term "Gross Revenues" shall be defined as all revenues and income
                   ----------------
of any nature derived directly or indirectly from the Hotel or from the use or operation thereof, whether on or off the site, including total room sales, food and beverage sales, if any, laundry, telephone, and facsimile revenues, other income, rental or other payments from lessees, sublessees, licensees and concessionaires (but not the gross receipts of such lessees, sublessees, licensees or concessionaires, except for the gross receipts of any lessee/concessionaire holding the liquor license(s) for the Hotel which shall be included in Gross Revenues) and the proceeds of business interruption, use, occupancy or similar insurance.

          The term "Operating Costs" shall mean the entire cost and expense of
                   -----------------
maintaining, operating and supervising the operation of the Hotel and are sometimes referred to as "Hotel Expenses" or "Expenses of the Hotel." Operating Costs shall be the sum of such costs and expenses which are normally charged as a cost of operation under standard accounting practices, including but not limited to: (i) the Management Fees; (ii) all amounts payable under the Franchise License Agreement; (iii) all reimbursable expenses due Manager; (iv) the cost of operating equipment and operating supplies, wages, salaries and employee fringe benefits, advertising and promotional expenses, the cost of personnel training programs, utility and energy costs, operating licenses and permits, grounds and landscaping maintenance costs and equipment rentals; (v) all expenditures made for maintenance and repairs to keep the Hotel in good condition and repair, specifically excluding capitalized expenditures for capital replacements; (vi) premiums and charges on the insurance coverages specified in Exhibit "C" and in the Participating Lease (to the extent not covered in either Exhibits "C" or "D"); and (vii) audit, legal and other professional or special fees pertaining to the Hotel or the operation thereof. Operating Costs do not include Ownership Costs.

          The term "Ownership Costs" shall mean (i) depreciation of the Hotel,
                   -----------------
furnishings, fixtures and equipment; (ii) rental pursuant to a ground lease, if any, or any other lease payments; (iii) debt service (interest and principal) on any mortgage(s) encumbering the Hotel, including the Financing Documents; (iv) property taxes and assessments; (v) amortization of preopening expenses; (vi) expenditures for capital replacements (to the extent actually capitalized rather than expensed); (vii) premiums for the insurance coverages specified in Exhibit "D"; (viii) equipment rentals for capitalized leases; (ix) administrative and general expenses and disbursements of Lessee, including compensation of employees of Lessee; (x) Federal, State and local Franchise and Income Taxes;
(xi) amortization of bond discounts and mortgage expenses; (xii) such other costs or expenses which are normally treated as "Ownership Costs" under the standard GAAP accounting practices (which are in accordance with generally accepted accounting principles and are substantially similar to the Hotel and

Motel Standard System of Accounts); (xiii) repayment of any Operating Deficit Advances; (xiv) deposits into the Reserve Fund; and (xv) payments of rent (base rent and percentage rent) due under the Participating Lease.

          The term "Term Year" shall mean (i) with respect to the calendar year
                   -----------
during which the Effective Date occurs, the period ending on the last day of such calendar year; (ii) with respect to each subsequent calendar year during the Term other than the last, a twelve month period ending on the anniversary date of the end of the first Term Year, and (iii) with respect to the calendar year during which the end of the Term occurs, the period commencing at the end of the previous Term Year and ending on the date the Term ends.

          9.   Subordination of Management Fees.  Payment of the Basic
               ---------------------------------
Management Fee and the Incentive Management Fee shall be subordinated to the payment of rent (base rent and participating rent) due under the Participating Lease. In the event that there are insufficient funds in the Hotel Accounts to pay all of the base rent and participating rent under the Participating Lease, the Operating Costs and the Ownership Costs, the payment of any Basic and Incentive Management Fees owed to Manager shall be deferred (without interest) to such time as there are sufficient funds in the Hotel Accounts to make such payments.

          10.  Suspension of Payments During Events of Default Under the
               ---------------------------------------------------------
Participating Lease.  Upon written notice from the Partnership of the occurrence
--------------------
of any monetary Event of Default by the Lessee under the Participating Lease or any default under that certain promissory note given by Lessee to Lessor in connection with the transfer of certain personal property at the Hotel (the "FF&E Note"), no further payments of any Basic and Incentive Management Fees shall be made to the Manager during the continuation of such Event of Default or default. If any sum is paid to Manager on account of any Basic or Incentive Management Fee after the occurrence and during the continuation of a monetary Event of Default under the Participating Lease or a default under the FF&E Note, such sum shall be promptly redeposited by Manager in the appropriate Hotel Accounts. If the Event of Default or default is subsequently cured, any Basic and Incentive Management Fees owed to Manager for the period during which such Event or Default or default continued shall be, subject to the terms of this Agreement, be thereafter paid (when otherwise due) to the extent of available funds in the Hotel Accounts.

          11.  Limitation on Certain Management Fees.
               --------------------------------------

          (a) During the Term Years ending December 31, 1996, and December 31, 1997, the Basic and Incentive Management Fees will only be earned and paid to the extent of any Available Lessee Income (as defined below) that is attributable to Lessee operations during each of such years.

          For this purpose:  "Available Lessee Income" shall mean the product of
(i) the Applicable Percentage (as defined below) and (ii) Lessee Income (as defined below).

          "Applicable Percentage" shall mean, as of the end of any Term Year,
           ---------------------
Lessee income from the operations of the Hotel, divided by Lessee income from the operations of all hotels (including the Hotel) leased to the Lessee by the Partnership, in each case determined in accordance with GAAP and expressed as a decimal fraction.

          "Lessee Income" shall mean, as of the end of any Term Year, (A) Lessee
           -------------
income from the operation of all hotels (including the Hotel) leased to the lessee by the Partnership (determined in accordance with GAAP) minus (B) to the extent not previously deducted from Lessee income as set forth in clause (A), the sum of (i) all rent payable to the Partnership under all leases between the lessee and the Partnership, (ii) an allocable share of the Lessee's overhead expenses that relate to hotels leased to the Lessee by the Partnership or its affiliates and (iii) $50,000.

                                  EXHIBIT "C"
                                  -----------

                                   INSURANCE
                                   ---------

          In accordance with and subject to the provisions of Section 2.1 (o), Manager shall procure the insurance coverages (or operate the insurance programs) hereinafter set forth and ensure that they are in full force and effect on the Effective Date and that they remain in full force and effect throughout the Term of this Agreement. All cost(s) and expense(s) incurred by Manager in procuring the following insurance coverages (or operating the insurance programs) shall be Operating Costs and shall be paid from the Hotel
Accounts:

Coverages:                                   Amounts of Insurance:
At Lessee's Option:  Workers Compensation
-----------------------------------------
Insurance or Qualified Non-Subscriber        Statutory or
-------------------------------------        $1,000,000
Employee Injury Benefit Program              ($200,000 deductible)
-------------------------------

Employer's Liability                         $1,000,000
--------------------
(Policy limits may be obtained by
purchasing an Umbrella Policy)

Fidelity (Employee Dishonesty)               $1,000,000
--------

Money and Securities                         Minimum of $50,000 Loss Inside/
--------------------                         $50,000 Loss Outside

Hotel Operations Errors & Omissions          $1,000,000
-----------------------------------

Guest Property on Premises                   $5,000 per Claim
--------------------------

Guest Property in Safes                      $100,000
-----------------------

     All insurance coverages provided for under this Exhibit "C" shall be effected by policies issued by insurance companies (i) that are authorized to do business in the state in which the Hotel is located; and (ii) that are of good reputation and of sound and adequate financial responsibility, having a Best Rating of A-IX, or better, or a comparable rating if Best ceases to publish its ratings or materially changes its rating standards or procedures.

     Manager shall deliver to Lessee and the Partnership duly executed certificates of insurance with respect to all of the policies of insurance procured, including existing, additional and renewal policies.

     Each policy of insurance maintained in accordance with this Exhibit "C", to the extent obtainable, shall specify that such policies shall not be canceled or materially changed without at least thirty (30) days' prior written notice to Lessee, Manager and the Partnership, except for cancellation due to non-payment of premium which shall require ten (10) days' prior written notice to Lessee, Manager and the Partnership.

     Except as otherwise provided in the Agreement, Manager and Lessee each waives, releases and discharges the other, but only to the extent of collectible insurance proceeds, from all claims or demands which each may have or acquire against the other or the other's subsidiaries, affiliates, directors, officers, agents, employees, independent contractors or partners, with respect to any claims for any losses, damages, liabilities or expenses (including attorneys' fees) incurred or sustained by either of them on account of injury to persons or damage to property or business arising out of the ownership, management, operation and maintenance of the Hotel, regardless whether any such claim or demand may arise because of the fault or negligence of the other party or its subsidiaries, affiliates, officers, employees, directors, agents, partners or independent contractors. Each policy of insurance maintained in accordance with this Exhibit "C" shall contain a specific waiver of subrogation reflecting the above.

     All policies of insurance provided for under this Exhibit "C" shall be carried in the name of the Manager. The Partnership shall be named as an additional insured. Lessee's interest and that of any other applicable party to the extent obtainable will be included in the coverage by an additional insured endorsement.

     Coverage afforded on behalf of the Lessee will be primary and will name the Lessee and such other parties as Lessee shall specify as additional insureds. Manager will also waive rights of subrogation against Lessee with respect to Workers Compensation coverage.

     All such policies of insurance shall be written on an "occurrence" basis, with no per location aggregate limitation.

     Either Manager, the Partnership or Lessee, by notice to the other, shall have the right to require that the minimum amount of insurance to be maintained with respect to the Hotel under this Exhibit "C" be increased to make such insurance comparable with prudent industry standards and to reflect increases in liability exposures, taking into account the size and location of the Hotel.

                                  EXHIBIT "D"
                                  -----------

                                   INSURANCE
                                   ---------

          In accordance with and subject to the provisions of Section 2.1(o), Manager shall procure the insurance coverages (or operate the insurance programs) hereinafter set forth and ensure that they are in full force and effect on the Effective Date and that they remain in full force and effect throughout the Term of this Agreement. All cost(s) and expense(s) incurred by Manager in procuring the following insurance coverages (or operating the insurance programs) shall be Ownership Costs and shall be paid from the Hotel
Accounts:

Coverages:                                        Amounts of Insurance:
Builders Risk                                     Completed value of the Hotel
-------------

All risk for term of the initial and any          Waiver of Co-Insurance
subsequent Hotel construction and                 Subject to Policy Exclusions
renovation.

Real and Personal Property                        100% replacement value of
--------------------------                        building and contents

        Blanket Coverage
        Replacement Cost - all risk               Waiver of Co-Insurance
        Boiler Machinery - written on a           Subject to Policy Exclusions
        comprehensive form

Business Interruption                             Calculated yearly based on
---------------------                             estimated Hotel revenues.

        Blanket Coverage for the perils
        insured against under Real and
        Personal Property in this Exhibit
        "D".  This coverage shall
        specifically cover Manager's loss of
        applicable management fees.  The
        business interruption insurance shall
        be for a twelve (12) month
        indemnity period.

Lessee's Protective Liability                     $1,000,000
-----------------------------

All risks from construction and renovation occurring prior to the Effective Date and all risks from Hotel construction and renovation projects costing more than
$250,000 occurring after the Effective Date

                                      D-1


Comprehensive General Liability*                  $10,000,000
--------------------------------                  per location

        Including -
        Premises - Operations
        Products/Completed Operations
        Contractual
        Personal Injury
        Liquor Liability/Dram Shop (if
        applicable)
        Elevators and Escalators
        Valet Parking Away from Premises

Automobile Liability*                             $5,000,000
---------------------

        Owned Vehicles
        Non-Owned Vehicles
        Uninsured Motorist where required
        by statute
        Garagekeepers

Automobile Physical Damage (Optional)
-------------------------------------

     Comprehensive                                (To value if insured)
     Collision
     (*General Liability and Auto Liability limits may be obtained by purchasing an Umbrella Policy.)

     All insurance coverages provided for under this Exhibit "D" shall be effected by policies issued by insurance companies (i) that are authorized to do business in the state in which the Hotel is located; and (ii) that are of good reputation and of sound and adequate financial responsibility, having a Best Rating of A-IX, or better, or a comparable rating if Best ceases to publish its ratings or materially changes its rating standards or procedures.

     Manager shall deliver to Lessee and the Partnership duplicate copies of either insurance policies or certificates of insurance (at Lessee's option) with respect to all of the policies of insurance procured, including existing, additional and renewal policies, and in the case of insurance nearing expiration, shall deliver duplicate copies of the insurance policies or certificates of insurance with respect to the renewal policies to Lessee and the Partnership not less than thirty (30) days prior to the respective dates of expiration.

     Each policy of insurance maintained in accordance with this Exhibit "D", to the extent obtainable, shall specify that such policies shall not be canceled or materially changed without at least thirty (30) days' prior written notice to Lessee, the Partnership and Manager.

     Except as otherwise provided in the Agreement, Manager and Lessee each waives, releases and discharges the other, but only to the extent of collectible insurance proceeds, from all claims or demands which each may have or acquire against the other, or against the other's subsidiaries, affiliates, directors, officers, agents, employees, independent contractors or partners, with respect to any claims for any losses, damages, liabilities or expenses (including attorneys' fees) incurred or sustained by either of them on account of injury to persons or damage to property or business arising out of the ownership, management, operation and maintenance of the Hotel, regardless whether any such claim or demand may arise because of the fault or negligence of the other party or its subsidiaries, affiliates, officers, employees, directors, agents or independent contractors. Each policy of insurance maintained in accordance with this Exhibit "D" shall contain a specific waiver of subrogation reflecting the above.

     All policies of insurance provided for under this Exhibit "D" shall be carried in the name of the Partnership and Manager, and losses thereunder shall be payable to the parties as their respective interests may appear. All liability policies shall name the Lessee and any of its affiliated or subsidiary companies which it may specify, and their respective directors, officers, agents, employees and partners as additional named insureds. Manager will also waive rights of subrogation against Lessee with respect to Workers Compensation coverage.

     All such policies of insurance shall be written on an "occurrence" basis.

     Either Manager, the Partnership or Lessee, by notice to the other, shall have the right to require the minimum amount of insurance to be maintained with respect to the Hotel under this Exhibit "D" be increased to make such insurance comparable with prudent industry standards and to reflect increases in liability exposures, taking into account the size and location of the Hotel.

                                   EXHIBIT D

                      [FORM OF EXCHANGE RIGHTS AGREEMENT]

                           EXCHANGE RIGHTS AGREEMENT

     THIS EXCHANGE RIGHTS AGREEMENT (this "AGREEMENT"), dated as of July 31, 1996, is entered into by and among American General Hospitality Corporation, a Maryland corporation (the "COMPANY"), American General Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), and the Persons whose names are set forth on Exhibit A attached hereto (as it
                                             ---------
may be amended from time to time).


                                R E C I T A L S:
                                ---------------

     A. The Company, through AGH GP, Inc., a Nevada corporation ("AGH GP") and AGH LP, Inc., a Nevada corporation ("AGH LP"), each a wholly-owned subsidiary of the Company, have formed the Operating Partnership pursuant to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership dated the date hereof (the "PARTNERSHIP AGREEMENT").

     B. Pursuant to the Partnership Agreement, the Limited Partners (as defined below) hold units of limited partnership interest ("OP UNITS") in the Operating Partnership.

     C. The Operating Partnership has agreed to provide the Limited Partners with certain rights to exchange their OP Units for cash or, at the election of the Company, for shares of the Company's common stock, $0.01 par value per share (the "REIT STOCK").

     Accordingly, the parties hereto do hereby agree as follows:


                                   ARTICLE 1
                                 DEFINED TERMS

     The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

     "ASSIGNEE" means a Person to whom one or more OP Units have been transferred in a manner permitted under the Partnership Agreement, but who has not become a substituted Limited Partner in accordance therewith.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

     "CASH AMOUNT" means an amount of cash per OP Unit equal to the Value on the Valuation Date of the REIT Stock Amount.

     "EXCHANGE FACTOR" means 1.0, provided, that in the event that the Company
(i) declares or pays a dividend on its outstanding REIT Stock in REIT Stock or makes a distribution to all holders of its outstanding REIT Stock in REIT Stock;
(ii) subdivides its outstanding REIT Stock; or (iii) combines its outstanding REIT Stock into a smaller number of shares of REIT Stock, the Exchange Factor shall be adjusted by multiplying the Exchange Factor by a fraction, the numerator of which shall be the number of shares of REIT Stock issued and outstanding on the record date for such dividend, contribution, subdivision or combination assuming for such purpose that such dividend, distribution, subdivision or combination has occurred as of such time, and the denominator of which shall be the actual number of shares of REIT Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, subdivision or combination. Any adjustment to the Exchange Factor shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

     "EXCHANGING PARTNER" has the meaning set forth in Section 2.1 hereof.

     "EXCHANGE RIGHT" has the meaning set forth in Section 2.1 hereof.

     "IPO" means an initial public offering by the Company of the REIT Stock pursuant to a Registration Statement on Form S-11, filed with and declared effective by the SEC.

     "LIEN" means any lien, security interest, mortgage, deed of trust, charge, claim, encumbrance, pledge, option, right of first offer or first refusal and any other right or interest of others of any kind or nature, actual or contingent, or other similar encumbrance of any nature whatsoever.

     "LIMITED PARTNER" means any Person, other than AGH LP, named as a Limited Partner on Exhibit A, as such Exhibit may be amended from time to time.

     "LOCK-UP AGREEMENT" means the Lock-up Agreement among the Company and the Limited Partners, dated the date hereof.

     "NOTICE OF EXCHANGE" means the Notice of Exchange substantially in the form of Exhibit B to this Agreement.

     "REIT STOCK AMOUNT" means that number of shares of REIT Stock equal to the product of the number of OP Units offered for exchange by an Exchanging Partner, multiplied by the Exchange Factor as of the Valuation Date, provided, that in the event the Company or the Operating Partnership issues to all holders of REIT Stock rights, options, warrants or convertible or exchangeable securities entitling the stockholders to subscribe for or purchase REIT Stock, or any other securities or property (collectively, the "rights"), then the REIT Stock Amount shall also include such rights that a holder of that number of shares of REIT Stock would be entitled to receive.

     "SEC" means the Securities and Exchange Commission.

     "SPECIFIED EXCHANGE DATE" means the tenth (10th) Business Day after receipt by the Operating Partnership and the Company of a Notice of Exchange.

     "VALUATION DATE" means the date of receipt by the Operating Partnership and the Company of a Notice of Exchange or, if such date is not a Business Day, the first Business Day thereafter.

     "VALUE" means, with respect to shares of REIT Stock, the average of the daily market price for the five (5) consecutive trading days immediately preceding the Valuation Date. The market price for each such trading day shall be: (i) if the REIT Stock are listed or admitted to trading on the New York Stock Exchange (the "NYSE"), any national securities exchange or the Nasdaq Stock Market ("Nasdaq"), the closing price on such day, or if no such sale takes place on such day, the average of the closing bid and asked prices on such day;
(ii) if the REIT Stock is not listed or admitted to trading on the NYSE, any national securities exchange or the Nasdaq, the last reported sale price on such day or, if no sale takes place on such day, the average of the closing bid and asked prices on such day, as reported by a reliable quotation source designated by the Company; or (iii) if the REIT Stock is not listed or admitted to trading on the NYSE, any national securities exchange or the Nasdaq and no such last reported sale price or closing bid and asked prices are available, the average of the reported high bid and low asked prices on such day, as reported by a reliable quotation source designated by the Company, or if there shall be no bid and asked prices on such day, the average of the high bid and low asked prices, as so reported, on the most recent day (not more than five (5) days prior to the date in question) for which prices have been so reported; provided, that if there are no bid and asked prices reported during the five (5) days prior to the date in question, the Value of the REIT Stock shall be determined by the independent directors of the Company acting in good faith on the basis of such quotations and other information as they consider, in their reasonable judgment, appropriate. In the event the REIT Stock Amount includes rights that a holder of REIT Stock would be entitled to receive, then the Value of such rights shall be determined by the independent directors of the Company acting in good faith on the basis of such quotations and other information as they consider, in their reasonable judgment, appropriate.


                                   ARTICLE 2
                                 EXCHANGE RIGHT

     Section 2.1.  Exchange Right.
                   --------------

     A. Subject to Sections 2.1.B, 2.1.C, 2.1.D and 2.1.E hereof, and subject to any limitations under applicable law, the Operating Partnership hereby grants to each Limited Partner and each Limited Partner hereby accepts the right (the "EXCHANGE RIGHT"), exercisable on or after the date that is one (1) year after the closing of the IPO, to exchange on a Specified Exchange Date all or a portion of the OP Units held by such Limited Partner at an exchange price equal to the Cash Amount. The Exchange Right shall be exercised pursuant to a Notice of Exchange delivered to the Operating Partnership, with a copy delivered to the Company, by the Limited Partner who is exercising the Exchange Right (the "EXCHANGING PARTNER"); provided, however, that the

Company, on behalf of the Operating Partnership, may elect, after a Notice of Exchange is delivered, to satisfy the Exchange Right which is the subject of such notice in accordance with Section 2.1.B. A Limited Partner may not exercise the Exchange Right for less than one thousand (1,000) OP Units or, if such Limited Partner holds less than one thousand (1,000) OP Units, all of the OP Units held by such Limited Partner. Any Assignee of a Limited Partner may exercise the rights of such Limited Partner pursuant to this Section 2.1, and such Limited Partner shall be deemed to have assigned such rights to such Assignee and shall be bound by the exercise of such rights by such Assignee. In connection with any exercise of such rights by an Assignee on behalf of a Limited Partner, the Cash Amount or the REIT Stock Amount, as the case may be, shall be satisfied by the Operating Partnership or the Company, as the case may be, directly to such Assignee and not to such Limited Partner.

     B. Notwithstanding the provisions of Section 2.1.A, the Company may, on behalf of the Operating Partnership, in its sole and absolute discretion, elect to satisfy an Exchanging Partner's Exchange Right by exchanging REIT Stock and rights equal to the REIT Stock Amount on the Specified Exchange Date for the OP Units offered for exchange by the Exchanging Partner. In the event the Company shall elect to satisfy, on behalf of the Operating Partnership, an Exchanging Partner's Exchange Right by exchanging REIT Stock for the OP Units offered for exchange, (i) the Company hereby agrees to notify the Exchanging Partner within five (5) Business Days after the receipt by the Company of such Notice of Exchange, (ii) each Exchanging Partner hereby agrees to execute such documents and instruments as the Company may reasonably require in connection with the issuance of REIT Stock upon exercise of the Exchange Right and (iii) the Company hereby agrees to deliver stock certificates representing fully paid and nonassessable shares of REIT Stock.

     C. Notwithstanding anything herein to the contrary, the Company shall not be entitled to satisfy an Exchanging Partner's Exchange Right pursuant to
Section 2.1.B if the delivery of REIT Stock to such Limited Partner by the Company pursuant to Section 2.1.B (regardless of the Operating Partnership's obligations to the Limited Partner under Section 2.1.A) (i) would be prohibited under the Articles of Incorporation of the Company, (ii) would otherwise jeopardize the REIT status of the Company, or (iii) would cause the acquisition of the REIT Stock by the Limited Partner to be "integrated" with any other distribution of REIT Stock by the Company for purposes of complying with the registration provisions of the Securities Act of 1933, as amended.

     D. Any Cash Amount to be paid to an Exchanging Partner shall be paid on the Specified Exchange Date; provided, however, that the Operating Partnership
                             --------  -------
may elect to cause the Specified Exchange Date to be delayed for up to an additional 60 days to the extent required for the Company to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount by the Operating Partnership.

     E. Notwithstanding the provisions of Section 2.1., any person to whom OP Units have been pledged, in compliance with the terms of the Lock-up Agreement, may exercise its Exchange Right prior to the date that is one (1) year after the closing of the IPO, provided however, such OP Units shall only be exchangeable for the Cash Amount.

     F. The Exchange Right shall expire with respect to any OP Units for which an Exchange Notice has not been delivered to the Operating Partnership and the Company on or before December 31, 2046.

     G. Any exchange of OP Units pursuant to this Article 2 shall be deemed to have occurred as of the Specified Exchange Date for all purposes, including without limitation the payment of distributions or dividends in respect of OP Units or REIT Stock, as applicable. Any OP Units acquired by the Company pursuant to an exercise by any Limited Partner of an Exchange Right shall be deemed to be acquired by and reallocated or reissued to the Company. AGH GP, as general partner of the Operating Partnership, shall amend the Partnership Agreement to reflect each such exchange and reallocation or reissuance of OP Units and each corresponding recalculation of the OP Units of the Limited Partners. The number of OP Units to be reallocated or reissued to the Company shall equal the number of shares of REIT Stock issued to a Limited Partner upon exercise of an Exchange Right in accordance with the terms of this Agreement.


                                   ARTICLE 3
                                OTHER PROVISIONS

     Section 3.1.  Covenants of the Company.
                   ------------------------

     A. At all times during the pendency of the Exchange Right, the Company shall reserve for issuance such number of shares of REIT Stock as may be necessary to enable the Company to issue such shares in full payment of the REIT Stock Amount in regard to all OP Units held by Limited Partners which are from time to time outstanding.

     B. During the pendency of the Exchange Right, the Company shall deliver to Limited Partners in a timely manner all reports filed by the Company with the SEC to the extent the Company also transmits such reports to its stockholders and all other communications transmitted from time to time by the Company to its stockholders generally.

     C. The Company shall notify each Limited Partner, upon request, of the then current Exchange Factor and such notice will include a reasonable explanation of the Exchange Factor calculation to be applied at such time.

     Section 3.2.  Fractional Shares.
                   -----------------

     No fractional shares of REIT Stock shall be issued upon exchange of OP Units. The number of full shares of REIT Stock which shall be issuable upon exchange of OP Units (or the cash equivalent amount thereof if the Cash Amount is paid) shall be computed on the basis of the aggregate amount of OP Units so surrendered. Instead of any fractional shares of REIT Stock which would otherwise be issuable upon exchange of any OP Units, the Operating Partnership shall pay a cash adjustment in respect of such fraction in an amount equal to the Cash Amount of an OP Unit multiplied by such fraction.

                                   ARTICLE 4
                              GENERAL PROVISIONS

     Section 4.1.  Addresses and Notice.
                   --------------------

     Any notice, demand, request or report required or permitted to be given or made to the Operating Partnership, the Company, a Limited Partner or Assignee, as the case may be, under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other similarly reliable means of written communication to the Operating Partnership, the Company, a Limited Partner or Assignee, as the case may be, (i) at the address listed on the records of the Operating Partnership, with respect to a Limited partner or Assignee, and (ii) at 3860 West Northwest Highway, Suite 300, Dallas, Texas 75220, Attn: President, with respect to the Operating Partnership or the Company.

     Section 4.2.  Titles and Captions.
                   -------------------

     All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" and "Sections" are to Articles and Sections of this Agreement.

     Section 4.3.  Pronouns and Plurals.
                   --------------------

     Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

     Section 4.4.  Further Action and Additional Restrictions.
                   ------------------------------------------

     The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

     Section 4.5.  Binding Effect.
                   --------------

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

     Section 4.6.  Waiver.
                   ------

     No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

     Section 4.7.  Counterparts.
                   ------------

     This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

     Section 4.8.  Applicable Law.
                   --------------

     This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Maryland, without regard to the principles of conflicts of law thereof.

     Section 4.9.  Invalidity of Provisions.
                   ------------------------

     If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

     Section 4.10.  Entire Agreement.
                    ----------------

     This Agreement contains the entire understanding and agreement among the Limited Partners, the Operating Partnership and the Company with respect to the subject matter hereof and supersedes any other prior written or oral understandings or agreements among them with respect thereto.

     Section 4.11.  Amendment.
                    ---------

     This Agreement may be amended from time to time in the same manner as the Partnership Agreement (in accordance with Section 14.1A thereof) may be amended as provided therein but excluding the interests of AGHLP.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                         THE COMPANY:

                         AMERICAN GENERAL HOSPITALITY CORPORATION


                         By:__________________________________________
                              Name:   Steven D. Jorns
                              Title:  Chairman, Chief Executive Officer
                                      and President



                         AMERICAN GENERAL HOSPITALITY OPERATING
                         PARTNERSHIP, L.P.

                         BY:  AGH GP, INC., its general partner


                          By:_________________________________________
                               Name:   Steven D. Jorns
                               Title:  Chairman, Chief Executive Officer
                                       and President

     Signature page to the Exchange Rights Agreement entered into by and among American General Hospitality Corporation, American General Hospitality Operating Partnership, L.P. the undersigned and the other parties thereto.


                       VIRTUAL HOSPITALITY, INC.


                    By:        *
                        -----------------------------------------------------

                       JACKSON-SHAW PARTNERS NO. 51, LTD.


                     By:       *
                         ----------------------------------------------------

                       3005 HOTEL ASSOCIATES, LTD.


                     By:       *
                         ----------------------------------------------------

                       3100 HOTEL ASSOCIATES, LTD.


                     By:       *
                         ----------------------------------------------------

                       3860 INVESTORS JOINT VENTURE


                     By:       *
                         ----------------------------------------------------



                               *
                          ---------------------------------------------------
                              Steven D. Jorns

                       JIM SOWELL CONSTRUCTION CO., INC.


                     By:       *
                         ----------------------------------------------------

                                   *
                       -------------------------------------------------------
                       James E. Sowell



                                   *
                       --------------------------------------------------------
                       Kenneth W. Shaw



                                   *
                       --------------------------------------------------------
                       Lewis W. Shaw II



                                   *
                       --------------------------------------------------------
                       Monica Jorns

                        282 ALMADEN HOTEL ASSOCIATES, L.P.


                         By:       *
                             --------------------------------------------------



Date July ___, 1996    *By:
                           ____________________________________________________
                           Bruce G. Wiles
                           Pro Se and Attorney-in-Fact

     Signature page to the Exchange Rights Agreement entered into by and among American General Hospitality Corporation, American General Hospitality Operating Partnership, L.P., the undersigned and the other parties thereto.



                             *
                       --------------------------------------------------
                       Louis E. Capt


                             *
                       --------------------------------------------------
                       Richard O. Jacobson


                             *
                       --------------------------------------------------
                       Hervey A. Feldman


                             *
                       --------------------------------------------------
                       Pin N. Hwang


                             *
                       --------------------------------------------------
                       Thomas L. Wiese


                             *
                       --------------------------------------------------
                       Steven L. Cobb


                             *
                       --------------------------------------------------
                       Richard A. & Barbara A. Hess


                             *
                       --------------------------------------------------
                       Jerry Jacob



Dated: July __, 1996    *By: ____________________________________________
                             Thomas J. Corcoran, Jr.
                             Pro Se and Attorney-in-Fact

     Signature page to the Exchange Rights Agreement entered into by and among American General Hospitality Corporation, American General Hospitality Operating Partnership, L.P., the undersigned and the other parties thereto.



                              DEVLO, INC.



Dated: July __, 1996       By:
                              ______________________________
                              Bruce G. Wiles
                              Attorney-in-Fact

     Signature page to the Exchange Rights Agreement entered into by and among American General Hospitality Corporation, American General Hospitality Operating Partnership, L.P., the undersigned and the other parties thereto.




                              *
                         ___________________________________
                         John D. Gourley



Dated: July __, 1996     *By:
                             _______________________________
                             Bruce G. Wiles
                             Attorney-in-Fact

     Signature page to the Exchange Rights Agreement entered into by and among American General Hospitality Corporation, American General Hospitality Operating Partnership, L.P., the undersigned and the other parties thereto.



Dated: July __, 1996          DFW SOUTH ACQUISITION CORPORATION,
                                a Texas corporation

                          By:
                             _________________________________
                             Name:
                             Title:

Signature Page to Amended and Restated Agreement of Limited Partnership of American General Hospitality Operating Partnership, L.P., by and among the undersigned and the other parties thereto.


Dated:  July __, 1996         CORPORATE PROPERTY ASSOCIATES 4,
                               a California limited partnership

                               By:   CAREY CORPORATE PROPERTY, INC.,
                                     General Partner


                                    By:_______________________________
                                       Name:
                                       Title:


                              CORPORATE PROPERTY ASSOCIATES 8, L.P.,
                                a Delaware limited partnership

                              By:   EIGHTH CAREY CORPORATE
                                    PROPERTY, INC., as Managing General
                                     Partner

                                    By:______________________________
                                       Name:
                                       Title:

Signature Page to Exchange Rights Agreement by and among American General Hospitality Corporation, American General Hospitality Operating Partnership, L.P., the undersigned and the other parties thereto.


                                  HOLDERS:

Holiday Inn Select                CRAIG STARK, INC.
4402 East Washington Ave.
Madison, Wisconsin 53704
                                  By:____________________________
                                     Name:
                                     Title:

     Signature page to the Exchange Rights Agreement entered into by and among American General Hospitality Corporation, American General Hospitality Operating Partnership, L.P., the undersigned and the other parties thereto.



Dated: July __, 1996
                                 ----------------------------
                                 Kenneth E. Barr

                                   Exhibit A
                                   ---------

                      Limited Partners and Their Addresses


Virtual Hospitality, Inc.             3860 Investors Joint Venture
3860 W. Northwest Highway             3860 W. Northwest Highway
Suite 300                             Suite 300
Dallas, Texas 75220                   Dallas, Texas 75220

Jackson-Shaw Partners No. 51, Ltd.    Steven D. Jorns
3131 McKinney Suite 200               4700 Bluffview
Dallas, Texas 75204-2471              Dallas, Texas 75220

3005 Hotel Associates, Ltd.           Jim Sowell Construction Co., Inc.
3860 W. Northwest Highway             7000 Vassar
Suite 300                             Dallas, Texas 75205
Dallas, Texas 75220

3100 Hotel Associates, Ltd.           James E. Sowell
3860 W. Northwest Highway             7000 Vassar
Suite 300                             Dallas, Texas 75205
Dallas, Texas 75220

Lewis W. Shaw, II                     Kenneth W. Shaw
9915 Meadowbrook                      1313 Plantation Drive
Dallas, Texas 75220                   Calleyville, Texas 76034

Monica D. Jorns                       Bruce G. Wiles
4700 Bluffview                        5204 Lincolnshire Ct.
Dallas, Texas 75209                   Dallas, Texas 75287

Louis E. Capt                         Kenneth E. Barr
L.E.C. Investments                    3206 Brook Glen Drive
333 E. Main (Box 189)                 Garland, Texas 75044
Uvalde, TX 78801
                                      Thomas L. Wiese
                                      3351 Inbleside Drive
                                      Dallas, TX 75229

Richard O. Jacobson                   Steven L. Cobb
c/o Jacobson Warehouses               140 Mockingbird Lane
3811 Dixon Avenue                     Coppell, TX 75019
Des Moines, IA 50313

Thomas J. Corcoran, Jr.               Richard A. & Barbara A. Hess
4100 Oxford Court                     12920 NW 17th Street
Colleyville, TX 76034                 Topeka, KS 66615-9818

Hervey A. Feldman                     Jerry Jacob
8181 Douglas, #310                    c/o S&B Technical Products, Inc.
Dallas, TX 75225                      One Holly Hill Lane
                                      Greenwich, CT 06830

Pin N. Hwang
360 E. Randolph St., #3006
Chicago, IL 60601

Devlo, Inc.
c/o James Pruett
4381 Green Oaks Blvd. West, #100
Arlington, Texas 76016-4465

John D. Gourley
Madison Realty Investors
3300 Oak Lawn, #606
Dallas, Texas 75219

DFW South Acquisition Corporation
545 East John Carpenter Freeway
Irving, Texas 75062

Craig Stark, Inc.
4402 E. Washington Ave.
Madison, WI 53704

Corporate Property Associates 4,
 a California limited partnership
c/o W.P. Carey & Company, Inc.
Attn:  Anthony Mohl
50 Rockefeller Plaza, 2nd Floor
New York, NY  10020

Corporate Property Associates 8, L.P.
c/o W.P. Carey & Company, Inc.
Attn:  Anthony Mohl
50 Rockefeller Plaza, 2nd Floor
New York, NY  10020

                                   Exhibit B
                                   ---------

                               Notice of Exchange

          The undersigned Limited Partner hereby irrevocably (i) exchanges ___________ OP Units in American General Hospitality Operating Partnership, L.P., in accordance with the terms of the Exchange Rights Agreement, dated as of ______________, 1996, and the Exchange Right referred to therein; (ii) surrenders such OP Units and all right, title and interest therein; and (iii) directs that the Cash Amount or REIT Stock Amount (as determined by the Company) deliverable upon exercise of the Exchange Right be delivered to the address specified below, and if REIT Stock is to be delivered, such REIT Stock will be registered or placed in the name(s) and at the address(es) specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has marketable and unencumbered title to such OP Units, free and clear, other than any encumbrance arising pursuant to the Partnership Agreement, of the rights or interests of any other person or entity; (b) has the full right, power, and authority to exchange and surrender such OP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, (other than consent or approval that may be required of the Company or the Operating Partnership) having the right to consent or approve such exchange and surrender on the part of the undersigned.

Dated:  __________________________

Name of Limited Partner:            -----------------------------------------
                                    Please Print


                                    -----------------------------------------
                                    (Signature of Limited Partner)


                                    -----------------------------------------
                                    (Street Address)


                                    -----------------------------------------
                                    (City) (State)              (Zip Code)

                                    Signature Guaranteed by:

                                    ------------------------------------------
If REIT Stock is to be issued, issue to:

Name:  ________________________________

Please insert social security or identifying number:  ______________

                                   EXHIBIT E

                            [FORM OF LOCK-UP LETTER]

                              LOCK-UP LETTER


                              ________ ___, 199__



American General Hospitality Corporation
American General Hospitality Operating Partnership, L.P.
c/o American General Hospitality Corporation
3860 West Northwest Highway
Suite 300
Dallas, Texas 75220

Ladies and Gentlemen:

          Reference is made to the Master Alliance Agreement, dated as of January ___, 1997 (the "Agreement"), by and among the undersigned, WHC Development Corporation, a Delaware corporation, American General Hospitality Corporation, a Maryland corporation (the "COMPANY"), and American General Hospitality Operating Partnership, L.P., a Delaware limited partnership (the "OPERATING PARTNERSHIP"), pursuant to which the undersigned will receive either shares of common stock, par value $0.01 per share (the "COMMON STOCK"), of the Company or units of limited partnership interest in the Operating Partnership ("OP UNITS").

          In order to induce the Company and the Operating Partnership to consummate the transactions contemplated by the Agreement, the undersigned, intending to be legally bound, hereby agrees that, in the case of OP Units, without the prior written consent of the general partner of the Operating Partnership, and in the case of the Common Stock, the Company, for a 180-day period commencing on the date hereof (the "LOCK-UP PERIOD") the undersigned will not (and will not announce or disclose any intention to), and shall cause each of its affiliates not to, directly or indirectly, offer to sell, sell, solicit an offer to buy, contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, any shares of Common Stock or OP Units received pursuant to the Agreement or pursuant to the Amended and Restated Agreement of Limited Partnership of the Operating Partnership; provided,
                                                               --------
however, that the foregoing shall not restrict any transfer of Common Stock or
-------
OP Units acquired pursuant to this Agreement to WYN or any direct or indirect wholly-owned subsidiary of WYN, or any bona fide pledge to secure indebtedness
                                       ---- ----
or any transfer upon foreclosure thereof, if the transfer or pledge is subject to the condition that the transferee is bound by the foregoing restrictions.

          The undersigned acknowledges that any sale or transfer of any shares of Common Stock or OP Units in violation of this Letter will be null and void. The undersigned acknowledges that it is impossible to measure the damages that will accrue to the Company and/or the Operating Partnership by reason of a failure of the undersigned to comply with the provisions of this Letter. Therefore, if the Company and/or the Operating Partnership shall institute any action or proceeding to enforce the provisions hereof, the undersigned agrees that the Company and/or the Operating Partnership shall be entitled to injunctive relief, and the undersigned waives, and shall not allege, any claim or defense to such action or proceeding, including, without limitation, any claim or defense that the undersigned has an adequate remedy at law.

          IN WITNESS WHEREOF, each of the parties hereto has executed this Lock-Up Agreement, or caused this Lock-Up Agreement to be duly executed on its behalf, as of the date first written above.


                                 WHC FRANCHISE CORPORATION



                                 By:___________________________
                                    Name:
                                    Title:

                                   EXHIBIT F

                    [FORM OF REGISTRATION RIGHTS AGREEMENT]

                         REGISTRATION RIGHTS AGREEMENT

                       dated as of ___________ ___, 1997

                                    between

                    AMERICAN GENERAL HOSPITALITY CORPORATION

                                      and

                           WHC FRANCHISE CORPORATION

                         REGISTRATION RIGHTS AGREEMENT


     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement"), is made and entered into as of __________ ___, 1997, by and among American General Hospitality Corporation, a Maryland corporation (the "Company"), and WHC Franchise Corporation, a Delaware corporation ("Wyndham").

                                    RECITALS
                                    --------

     The parties hereto have entered into the Master Agreement (as hereinafter defined), which contemplates, among other things, the execution and delivery of this Agreement by the parties hereto.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

     1.  Definitions.  For purposes of this Agreement, the following terms have
      -----------
the following meanings when used herein with initial capital letters:

     Common Stock:  The Common Stock, $.01 par value, of the Company.
     ------------

     Demand Notice:  As defined in Section 3 hereof.
     -------------

     Demand Registration:  As defined in Section 3 hereof.
     -------------------

     Exchange Act:  The Securities Exchange Act of 1934, as amended.
     ------------

     Losses:  As defined in Section 7 hereof.
     ------

     Master Agreement:  The Master Alliance Agreement dated January 9, 1997
     ----------------
among the Company, American General Hospitality Operating Partnership, L.P., Wyndham and WHC Development Corporation.

     OP Units:  Units of limited partnership interest in American General
     --------
Hospitality Operating Partnership, L.P., a Delaware limited partnership.

     Piggyback Registration:  As defined in Section 4 hereof.
     ----------------------

     Prospectus:  The prospectus included in any Registration Statement
     ----------
(including without limitation a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

     Registrable Securities:  The Shares, until, in the case of any such Share,
     ----------------------
(i) it is effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering it, (ii) it is saleable by the holder thereof pursuant to Rule 144(k), or (iii) it is distributed to the public by the holder thereof pursuant to Rule 144.

     Registration Statement:  Any registration statement of the Company under
     ----------------------
the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the related Prospectus, all amendments and supplements to such registration statement (including post-effective amendments), all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.

     Rule 144:  Rule 144 under the Securities Act, as such Rule may be amended
     --------
from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     SEC:  The Securities and Exchange Commission.
     ---

     Securities Act:  The Securities Act of 1933, as amended.
     --------------

     Sellers' Counsel:  As defined in Section 6 hereof.
     ----------------

     Shares:  All shares of Common Stock acquired by a Wyndham Holder pursuant
     ------
to the Master Agreement, including those acquired upon exchange of OP Units acquired by a Wyndham Holder pursuant to such Agreement.

     Shelf Registration Statement:  A Registration Statement which covers the
     ----------------------------
sale of Registrable Securities pursuant to Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

     Underwritten registration or underwritten offering:  A registration in
     --------------------------------------------------
which securities of the Company are sold to an underwriter for reoffering to the public.

     Wyndham Holder:  Wyndham or its parent, Wyndham Hotel Corporation, a
     --------------
Delaware corporation, or any other direct or indirect wholly-owned subsidiary of Wyndham Hotel Corporation.

     2.  (a)  Shelf Registration.  By October 31, 1997, the Company shall file a
              ------------------
Shelf Registration Statement providing for the sale by Wyndham Holders of Registrable Securities and shall thereafter file such additional Shelf Registration Statements, if any, as shall be necessary to cause all Registrable Securities held by Wyndham Holders from time to time to be covered by a Shelf Registration Statement. The Company shall use all reasonable efforts to cause such Shelf Registration Statement(s) to be declared effective by the SEC as soon as practicable. The Company agrees to use its reasonable efforts to keep the Shelf Registration Statement(s) continuously effective for a period expiring on the date on which all of the Registrable Securities have been sold pursuant to the Shelf Registration Statement(s) or pursuant to a Demand Registration or Piggyback Registration or until all of the Registrable Securities have become eligible for sale pursuant to Rule 144(k) promulgated under the Securities Act and, further agrees to supplement or amend the Shelf Registration Statement(s), if and as required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder for shelf registration.

          (b) Postponement or Suspension of Shelf Registration.
              ------------------------------------------------
Notwithstanding the foregoing, the Company shall not be required to file a Shelf Registration Statement or to keep a Shelf Registration

Statement effective if the negotiation or consummation of a transaction is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Registration Statement of material information which the Company, in its good faith business judgment, has a bona fide business purpose for keeping confidential and the non-disclosure of
  ---- ----
which in the Registration Statement could reasonably be expected to cause the Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that the Company may not delay, suspend or
              --------  -------
withdraw a Registration Statement for such reason for more than 60 days or more often than twice during any period of 12 consecutive months.

     3.  Demand Registration.  (a)  Request for Registration.  At any time after
         -------------------        ------------------------
the date that is six months following the date on which Shares are first acquired by a Wyndham Holder, Wyndham Holders of Registrable Securities will have the right, by written notice delivered to the Company (a "Demand Notice"), to require the Company to register (a "Demand Registration") Registrable Securities under and in accordance with the provisions of the Securities Act in connection with an underwritten offering of Registrable Securities proposed to be effected by one or more Wyndham Holders; provided, however, that the Company
                                            --------  -------
shall be required to effect only one such Demand Registration on behalf of Wyndham Holders. Subject to Section 3(b) hereof, the Company may include in a Demand Registration shares of Common Stock to be issued by it.

          (b) Priority on Demand Registrations.  The Wyndham Holders will cause
              --------------------------------
the managing underwriter or underwriters of a proposed underwritten offering pursuant to a Demand Registration on behalf of the Wyndham Holders to permit the Company to include therein shares of Common Stock to be issued by it on the same terms and conditions as Registrable Securities of the Wyndham Holders included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver an opinion to Wyndham and the Company to the effect that the total amount of securities which Wyndham Holders and the Company propose to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be included therein for the account of the Company will be reduced (to zero if necessary) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters.

          (c) Filing and Effectiveness.  The Company will file a Registration
              ------------------------
Statement relating to any Demand Registration within 60 calendar days of the date on which the Demand Notice is given and will use all reasonable efforts to cause the same to be declared effective by the SEC as soon as practicable. The Wyndham Holders of Registrable Securities will be permitted to withdraw in good faith all or part of the Registrable Securities from a Demand Registration at any time prior to the effective date of such Demand Registration, in which event the Company will promptly amend or, if applicable, withdraw the related Registration Statement.

          (d) Postponement of Demand Registration.  The Company will be entitled
              -----------------------------------
to postpone the filing period of any Demand Registration if the negotiation or consummation of a transaction is pending or an event has occurred, which negotiation, consummation or event would require additional disclosure by the Company in the Registration Statement of material information which the Company, in its good faith business judgment, has a bona fide business purpose for
                                           ---------
keeping confidential and the non-disclosure of which in the Registration Statement could cause the Registration Statement to fail to comply with applicable disclosure requirements; provided, however, that the Company may not
                                    -----------------
delay the filing of a Registration Statement for such reason for more than 60 days.

     4.   Piggyback Registration.  (a)  Right to Piggyback.  If at any time the
          ----------------------        ------------------
Company proposes to file a registration statement under the Securities Act with respect to a primary offering of any class of equity securities (or securities convertible into, exchangeable for or exercisable for a class of equity securities of the Company) by the Company (other than a registration statement
(i) on Form S-4, S-8 or any successor form thereto, (ii) filed in connection with an exchange offer or an offering of securities solely to the Company's existing stockholders or (iii) filed solely in connection with an offering made solely to employees of the Company), then the Company will give written notice of such proposed filing to Wyndham at least 30 calendar days before the anticipated filing date. Such notice will offer Wyndham Holders of Registrable Securities the opportunity to register such amount of Registrable Securities as each such holder may request (a

"Piggyback Registration"). Subject to Section 4(b) hereof, the Company will include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received a written request for inclusion therein. The Wyndham Holders of Registrable Securities will be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration.

          (b) Priority on Piggyback Registrations.  The Company will cause the
              -----------------------------------
managing underwriter or underwriters of a proposed underwritten offering on behalf of the Company to permit Wyndham Holders of the Registrable Securities requested to be included in the registration for such offering to include therein all such Registrable Securities requested to be so included on the same terms and conditions as any securities of the Company included therein. Notwithstanding the foregoing, if the managing underwriter or underwriters of such offering deliver an opinion to Wyndham and the Company to the effect that the total amount of securities which Wyndham Holders, the Company and any other persons having rights to participate in such registration propose to include in such offering is such as to materially and adversely affect the success of such offering, then the amount of securities to be included therein (i) for the account of Wyndham Holders on the one hand (allocated among such holders as determined by Wyndham), and (y) for the account of all such other persons (exclusive of the Company), on the other hand, will be reduced (to zero if necessary) pro rata in proportion to the respective amounts of securities requested to be included therein to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters. The managing underwriter or underwriters, applying the same standard, may also exclude entirely from such offering all Registrable Securities proposed to be included in such offering to the extent the Registrable Securities are not of the same class as securities of the Company included in such offering.

     5.   Registration Procedures.  In connection with the Company's
          -----------------------
registration obligations pursuant to Sections 2, 3 and 4 hereof, the Company will effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Company will as expeditiously as possible, in each case, to the extent applicable:

          (a) Prepare and file with the SEC a Registration Statement or Registration Statements on any appropriate form under the Securities Act available for the sale of the Registrable Securities by the Wyndham Holders thereof in accordance with the intended method or methods of distribution thereof, and cause each such Registration Statement to become effective and remain effective as provided herein; provided, however, that before filing a
                                     --------  -------
Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference) the Company will furnish to Wyndham, the Sellers' Counsel and the managing underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of Wyndham, the Sellers' Counsel and such underwriters.

          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective for the applicable period specified in Section 3; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the sellers thereof set forth in such Registration Statement as so amended or to such Prospectus as so supplemented.

          (c) Notify Wyndham, the Sellers' Counsel and the managing underwriters, if any, promptly, and (if requested by any such person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective,
(ii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time during the term of this Agreement the representations and warranties of the Company contained in any agreement contemplated by Section 5(n) hereof (including any underwriting agreement) cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the occurrence of any event which makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in a Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or that is necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of the Company's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

          (d) Use every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment.

          (e) If requested by the managing underwriters, if any, or Wyndham, (i) promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters, if any, and Wyndham agree should be included therein as may be required by applicable law and (ii) make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such Prospectus supplement or post-effective amendment; provided, however, that the Company will not be
                          --------  -------
required to take any actions under this Section 5(e) that are not, in the opinion of counsel for the Company, in compliance with applicable law.

          (f) Furnish to Wyndham, the Sellers' Counsel and each managing underwriter, if any, without charge, at least one conformed copy of the Registration Statement and any post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed incorporated therein by reference and all exhibits, unless requested in writing by such holder, counsel or underwriter).

          (g) Deliver to Wyndham, the Sellers' Counsel and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses relating to such Registrable Securities (including each preliminary prospectus) and any amendment or supplement thereto as such persons may request; and the Company hereby consents to the use of such Prospectus or each amendment or supplement thereto by each of the selling Wyndham Holders of Registrable Securities and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus or any amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Securities, to register or qualify or cooperate with the selling Wyndham Holders of Registrable Securities, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as any seller or underwriter reasonably requests in writing; use all reasonable efforts to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdiction of the Registrable Securities covered by the applicable Registration Statement; provided, however, that the
                                                  --------  -------
Company will not be required to (i) qualify generally to do business in any jurisdiction in which it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction in which it is not then so subject.

          (i) Cooperate with the selling Wyndham Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, shall request at least two business days prior to any sale of Registrable Securities to the underwriters.

          (j) Use all reasonable efforts to cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States except as may be required solely as a consequence of the nature of such selling holder's business, in which case the Company will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities.

          (k) Upon the occurrence of any event contemplated by Section 5(c)(vi) or 5(c)(vii) hereof, prepare a supplement or post-effective amendment to each Registration Statement or a supplement to the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

          (l) Use all reasonable efforts to cause all Registrable Securities covered by such Registration Statement to be (i) listed on each securities exchange, if any, on which similar securities issued by the Company are then listed or, if no similar securities issued by the Company are then so listed, on the New York Stock Exchange or another national securities exchange if the securities qualify to be so listed or (ii) authorized to be quoted on the

National Association of Securities Dealers Automated Quotation System ("NASDAQ") or the National Market System of NASDAQ if the securities qualify to be so quoted; in each case, if requested by Wyndham or the managing underwriters, if any.

          (m) To the extent not previously accomplished, (i) engage an appropriate transfer agent and provide the transfer agent with printed certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.

          (n) Enter into such agreements (including, in the event of an underwritten offering, an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions in connection therewith (including those requested by Wyndham or, in the event of an underwritten offering, those requested by the managing underwriters) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Wyndham Holders of such Registrable Securities and the underwriters, if any, with respect to the business of the Company and its subsidiaries, the Registration Statement, Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested; (ii) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, if any, and the Wyndham Holders of the Registrable Securities being sold) addressed to such selling Wyndham Holders and each of the underwriters, if any, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such holders and underwriters, including without limitation the matters referred to in Section 5(n)(i) hereof; (iii) use its best efforts to obtain "comfort" letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other certified public accountants of any subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data is, or is required to be, included in the Registration Statement), addressed to each selling Wyndham Holder of Registrable Securities and each of the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with underwritten offerings; and (iv) deliver such documents and certificates as may be requested by the Wyndham Holders of the Registrable Securities being sold, the Sellers' Counsel and the managing underwriters, if any, to evidence the continued validity of the representations and warranties of the Company and its subsidiaries made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or similar agreement entered into by the Company. The foregoing actions will be taken in connection with each closing under such underwriting or similar agreement as and to the extent required thereunder.

          (o) Make available for inspection by a representative of the selling Wyndham Holders, any underwriter participating in any disposition of Registrable Securities, and any attorney or accountant retained by such selling holders or underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its subsidiaries, and cause the officers, directors and employees of the Company and its subsidiaries to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such Registration Statement; provided,
                                                                       --------
however, that any records, information or documents that are designated by the
-------
Company in writing as confidential at the time of delivery of such records, information or documents will be kept confidential by such persons unless (i) such records, information or documents are in the public domain or otherwise publicly available, (ii) disclosure of such records, information or documents is required by court or administrative order or is necessary to respond to inquiries of regulatory authorities, or (iii) disclosure of such records, information or documents, in the opinion of counsel to such person, is otherwise required by law (including, without limitation, pursuant to the requirements of the Securities Act).

          (p) Comply with all applicable rules and regulations of the SEC and make generally available to its security holders earning statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 calendar days after the end of any 12-month period (or 90 calendar days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering, and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company, after the effective date of a Registration Statement, which statements shall cover said 12-month period.

          (q) In connection with any underwritten offering, cause appropriate members of its management to cooperate and participate on a reasonable basis in the underwriters' "road show" conferences related to such offering.

     The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish to the Company such information regarding the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any seller who unreasonably fails to furnish such information within a reasonable time after receiving such request.

     Each Wyndham Holder of Registrable Securities will be deemed to have agreed by virtue of its acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in Section 5(c)(ii), 5(c)(iii), 5(c)(v), 5(c)(vi) or 5(c)(vii) hereof, such holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus.

     6.   Registration Expenses.  (a)  All fees and expenses incident to the
          ---------------------
performance of or compliance with this Agreement by the Company will be borne by the Company whether or not any of the Registration Statements become effective. Such fees and expenses will include, without limitation, (i) all registration and filing fees (including without limitation fees and expenses (x) with respect to filings required to be made with the National Association of Securities Dealers, Inc. and (y) of compliance with securities or "blue sky" laws (including without limitation fees and disbursements of counsel for the underwriters or selling holders in connection with "blue sky" qualifications of the Registrable Securities and determination of the eligibility of the Registrable Securities for investment under the laws of such jurisdictions as the managing underwriters, if any, or holders of a majority of the Registrable Securities being sold may designate)), (ii) printing expenses (including without limitation expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company, (v) fees and disbursements of all independent certified public accountants referred to in
Section 5(n)(iii) hereof (including the expenses of any special audit and "comfort" letters required by or incident to such performance), (vi) any fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the National Association of Securities Dealers, Inc., (vii) Securities Act liability insurance if the Company desires such insurance, and
(viii) fees and expenses of all other persons retained by the Company. In addition, the Company will pay its internal expenses (including without limitation all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered and the fees and expenses of any person, including special experts, retained by the Company. In no event, however, will the Company be responsible for any underwriting discount or selling commission with respect to any sale of Registrable Securities pursuant to this Agreement or for the fees or disbursements of counsel to the Wyndham Holders ("Sellers' Counsel").

     7.   Indemnification.  (a)  Indemnification by the Company.  The Company
          ---------------        ------------------------------
will, without limitation as to time, indemnify and hold
harmless, to the fullest extent permitted by law, each Wyndham Holder of Registrable Securities registered pursuant to this Agreement, the officers, directors and agents and employees of each of them, each person who controls such holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of any such controlling person, from and against all losses, claims, damages, liabilities, costs (including without limitation the costs of investigation and attorneys' fees) and expenses (collectively, "Losses"), as incurred, arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or form of Prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are based solely upon information furnished in writing to the Company by such Wyndham Holder expressly for use therein; provided, however, that the Company will not be liable to any
                 --------  -------
Wyndham Holder of Registrable Securities to the extent that any such Losses arise out of or are based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any preliminary prospectus if either (A)
(i) such holder failed to send or deliver a copy of the Prospectus with or prior to the delivery of written confirmation of the sale by such Wyndham Holder of a Registrable Security to the person asserting the claim from which such Losses arise and (ii) the Prospectus would have completely corrected such untrue statement or alleged untrue statement or such omission or alleged omission; or
(B) such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus previously furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, and such Wyndham Holder thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting the claim from which such Losses arise.

          (b) Indemnification by Holders of Registrable Securities.  In
              ----------------------------------------------------
connection with any Registration Statement in which a Wyndham Holder of Registrable Securities is participating, such Wyndham Holder of Registrable Securities will furnish to the

Company in writing such information as the Company reasonably requests for use in connection with any Registration Statement or Prospectus and will indemnify, to the fullest extent permitted by law, the Company, its directors and officers, agents and employees, each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling persons, from and against all Losses arising out of or based upon any untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or arising out of or based upon any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, that such untrue statement or omission is contained in any information so furnished in writing by such Wyndham Holder to the Company expressly for use in such Registration Statement or Prospectus and was relied upon by the Company in the preparation of such Registration Statement, Prospectus or preliminary prospectus.

          (c) Conduct of Indemnification Proceedings.  If any person shall
              --------------------------------------
become entitled to indemnity hereunder (an "indemnified party"), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the "indemnifying party") of any claim or of the commencement of any action or proceeding with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however,
                                                             --------  -------
that the failure to so notify the indemnifying party will not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been prejudiced materially by such failure. All fees and expenses (including any fees and expenses incurred in connection with investigating or preparing to defend such action or proceeding) will be paid to the indemnified party, as incurred, within five calendar days of written notice thereof to the indemnifying party (regardless of whether it is ultimately determined that an indemnified party is not entitled to indemnification hereunder). The indemnifying party will not consent to entry of any judgment or enter into any settlement or otherwise seek to terminate any action or proceeding in which any indemnified party is or could be a party and as to which indemnification or contribution could be sought by such indemnified party under this Section 7, unless such judgment, settlement or other termination includes as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release, in form and substance satisfactory to the indemnified party, from all liability in respect of such claim or litigation for which such indemnified party would be entitled to indemnification hereunder.

          (d) Contribution.  If the indemnification provided for in this Section
              ------------
7 is unavailable to an indemnified party under Section 7(a) or 7(b) hereof in respect of any Losses or is insufficient to hold such indemnified party harmless, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, will, jointly and severally, contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statement or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party or indemnifying parties, on the one hand, and such indemnified party, on the other hand, will be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or related to information supplied by, such indemnifying party or indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses will be deemed to include any legal or other fees or expenses incurred by such party in connection with any action or proceeding.

     The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata
                                                              --- ----
allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provision of this Section 7(d), an indemnifying party that is a selling Wyndham Holder of Registrable Securities will not be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities sold by such indemnifying party and distributed to the public were offered to the public exceed the amount of any damages which such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     The indemnity, contribution and expense reimbursement obligations of the Company hereunder will be in addition to any liability the Company may otherwise have hereunder or otherwise. The provisions of this Section 7 will survive so long as Registrable Securities remain outstanding, notwithstanding any transfer of the Registrable Securities by any holder thereof or any termination of this Agreement.

     8.   Rule 144.  The Company will file the reports required to be filed by
          --------
it under the Securities Act and the Exchange Act, and will cooperate with any Wyndham Holder of Registrable Securities as such holder reasonably requests (including without limitation by making such representations as any such holder may reasonably request), all to the extent required from time to time to enable such Wyndham Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule
144. Upon the request of any Wyndham Holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such filing requirements.

     9.   Underwritten Registrations.  In connection with an underwritten
          --------------------------
offering to be effected pursuant to a Demand Registration, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by Wyndham; provided, that such investment banker or manager shall
                        --------
be reasonably satisfactory to the Company. If any Piggyback Registration is an underwritten offering, the Company will have the right to select the investment banker or investment bankers and managers to administer the offering.

     10.  Miscellaneous.  (a)  Remedies.  In the event of a breach by the
          -------------        --------
Company of its obligations under this Agreement, each Wyndham Holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it will waive the defense that a remedy at law would be adequate.

          (b) No Inconsistent Agreements.  The Company has not, as of the date
              --------------------------
hereof, and will not, on or after the date hereof, enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof.

          (c) Amendments and Waivers.  The provisions of this Agreement,
              ----------------------
including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Company has obtained the written consent of Wyndham.

          (d) Notices.  All notices and other communications provided for or
              -------
permitted hereunder shall be made in writing and will be deemed given (i) when made, if made by hand delivery, (ii) upon confirmation, if made by telecopier, or (iii) one business day after being deposited with a reputable next-day courier, to the parties as follows:

              (x)  if to the Company

                   American General Hospitality Corporation
                   3860 West Northwest Highway
                   Suite 300
                   Dallas, Texas  75220
                   Attention:  Steven D. Jorns

               (y)  if to Wyndham or any Wyndham Holder of Registrable
Securities:

                    WHC Franchise Corporation
                    Suite 2300

                    2001 Bryan Street
                    Dallas, Texas  75201
                    Attention:  General Counsel

               with a copy to:

                    Locke Purnell Rain Harrell
                    Suite 2200
                    2200 Ross Avenue
                    Dallas, Texas  75201
                    Attention:  M. Charles Jennings, Esq.

          (e) Successors and Assigns.  This Agreement will inure to the benefit
              ----------------------
of and be binding upon the successors and assigns of each of the parties (including any pledgee acquiring securities by foreclosure) and will inure to the benefit of each holder of any Registrable Securities. Notwithstanding the foregoing, no transferee will have any of the rights granted under this Agreement (i) until such transferee shall have acknowledged its rights and obligations hereunder by a signed written statement of such transferee's acceptance of such rights and obligations, (ii) if the transferor notifies the Company in writing on or prior to such transfer that the transferee shall not have such rights, or (iii) if such transferee was not a party to this Agreement on the date hereof (or an affiliate of a party hereto) and acquired Registrable Securities in open-market purchases or pursuant to an underwritten public offering.

          (f) Counterparts.  This Agreement may be executed in any number of
              ------------
counterparts and by the parties hereto in separate counterparts, each of which when so executed will be deemed to be an original and all of which taken together will constitute one and the same instrument.

          (g) Headings.  The headings in this Agreement are for convenience of
              --------
reference only and will not limit or otherwise affect the meaning hereof.

          (h) Governing Law.  THIS AGREEMENT WILL BE GOVERNED BY AND CONSTRUED
              -------------
IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF TEXAS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

          (i) Severability.  If any term, provision, covenant or restriction of
              ------------
this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein will remain in full force and effect and will in no way be affected, impaired or invalidated, and the parties hereto will use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such which may be hereafter declared invalid, void or unenforceable.

          (j) Entire Agreement.  This Agreement is intended by the parties as a
              ----------------
final expression of their agreement and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the registration rights granted by the Company with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings among the parties with respect to such registration rights.

          (k) Attorneys' Fees.  In any action or proceeding brought to enforce
              ---------------
any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, will be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                AMERICAN GENERAL HOSPITALITY
                                CORPORATION


                                By:______________________________________
                                   Name:_________________________________
                                   Title:________________________________

                                WHC FRANCHISE CORPORATION


                                By:______________________________________
                                   Name:_________________________________
                                   Title:________________________________